UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. ___)

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Proxy Statement

And Notice of Annual General Meeting of Shareholders

slb

100 Years of Driving Energy Innovation

For 100 years, SLB has been at the forefront of energy innovation; solving problems considered impossible. That heritage of breakthrough thinking remains our competitive edge today and continues to guide our future strategy.

A Message from the Board of Directors

February 26, 2026

Dear SLB Shareholder,

In 2025, SLB leveraged the resilience of its portfolio and the strength of its strategic execution to deliver strong operational results and significant capital returns, despite a challenging backdrop for the industry. At the same time, we continued to advance our strategy with a growing emphasis on production and recovery, AI-driven digital transformation, and the expansion of our Data Center Solutions business.

Strategic Evolution and Performance

A defining milestone of 2025 was the acquisition of ChampionX Corporation (ChampionX). This transaction further strengthens SLB’s production and recovery capabilities, enabling us to deliver even greater value to customers while also providing more stability against future industry cycles. Since closing in July 2025, the business has already contributed $1.5 billion in revenue with accretive margins, and we remain focused on capturing further synergies and extending ChampionX capabilities into additional international markets.

SLB’s 2025 performance was driven by:

•	Production Systems: Including ChampionX, revenue increased 12% year-over-year supported by increased demand for production chemicals and artificial lift, alongside the execution of the OneSubsea backlog, which recorded approximately $4 billion in new subsea bookings.
•	Digital: Annual recurring revenue surpassed $1 billion, supported by significant uptake in Digital Operations as well as steady growth in Platforms & Applications.
•	Data Center Solutions: Revenue grew 121% year on year as we continue to strengthen strategic partnerships with hyperscalers to deliver modular data center manufacturing solutions.

Creating Value for Shareholders

SLB has consistently proven that the unique strengths of our portfolio enable the company to generate significant cash flow across varied market conditions. In 2025, we generated $4.11 billion in free cash flow and returned $4.02 billion to shareholders through dividends and share repurchases, a 23% increase over the prior year. In January 2026, SLB announced a dividend raise for the fifth consecutive year, representing a 136% cumulative increase in its quarterly payout since early 2022. Aligned with our clear priority to create value for investors, we are committed to returning more than $4 billion to shareholders in 2026.

Celebrating 100 Years of SLB

2026 marks a key milestone in our history as we celebrate 100 years of SLB. As we have demonstrated throughout this history, it is the combination of exceptional people and pioneering technology that drives performance for the industry. We are confident that by working as one team with a sharp focus on innovation and operational performance, we will continue to deliver industry-leading results as we enter a new century for the company.

We thank you for your investment in SLB and for the opportunity to serve you and our Company as directors.

Sincerely,

Your Board of Directors

All references in this proxy statement to “SLB,” “the Company,” “we,” or “our” are to SLB Limited (SLB N.V.) and its subsidiaries.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, goal, target, ambition, will, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain, and actual results or outcomes could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations include, but are not limited to, changing global economic and geopolitical conditions; changes in exploration and production spending by SLB’s customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of SLB’s customers and suppliers; SLB’s inability to achieve its financial and performance targets and other forecasts and expectations; SLB’s inability to achieve net-zero carbon emissions goals or interim emissions reduction goals; general economic, geopolitical, and business conditions in key regions of the world; foreign currency risk; inflation; changes in monetary policy by governments; tariffs; pricing pressure; weather and seasonal factors; unfavorable effects of health pandemics; availability and cost of raw materials; operational modifications, delays, or cancellations; challenges in SLB’s supply chain; production declines; the extent of future charges; SLB’s inability to recognize efficiencies and other intended benefits from its business strategies and initiatives, such as digital or new energy, as well as its cost reduction strategies; changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, and climate-related initiatives; the inability of technology to meet new challenges in exploration; the competitiveness of alternative energy sources or product substitutes; and other risks and uncertainties detailed in SLB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (2025 Annual Report), and other filings that we make with the SEC.

If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in our forward-looking statements. Forward-looking and other statements in this proxy statement regarding our environmental, social, governance (ESG) and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking ESG and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

For definitions of adjusted EBITDA, adjusted EBITDA margin, free cash flow, and free cash flow margin, as well as reconciliations of these non-GAAP measures to their most comparable GAAP measures, see Appendix A.

Certain data as noted in this proxy statement do not reflect the impact of ChampionX, which was acquired in the third quarter of 2025.

Notice of 2026 Annual General Meeting of Shareholders

Items of Business

1.	Election of nine director nominees.
2.	Advisory “say-on-pay” approval of our executive compensation.
3.	Approval of annual financial statements for the year ended December 31, 2025.
4.	Ratification of the appointment of our independent auditor, PricewaterhouseCoopers LLP.
5.	Approval of an amendment and restatement of the 2017 SLB Omnibus Stock Incentive Plan.

Such other matters as may properly be brought before the meeting.

By order of the Board of Directors,

Dianne B. Ralston
Chief Legal Officer and Secretary
February 26, 2026

Wednesday, April 8, 2026

9:00 a.m. Curaçao time

Curaçao Marriott Beach Resort
John F Kennedy Boulevard, 3, Piscadera Bay
Willemstad, Curaçao

Record Date

February 11, 2026

How to Cast Your Vote

Please refer to the enclosed proxy materials or to the information forwarded by your bank, broker, or other nominee to determine which voting methods are available to you. Shareholders with shares registered in their names with SLB’s transfer agent may authorize a proxy:

By Internet www.proxypush.com/SLB	By Telephone (866) 240-5191

By Mail Sign, date, and mail your proxy card

If you are a beneficial holder of SLB common stock, you should follow any instructions provided by your bank, broker, or other nominee. See “Information About the Meeting” in this proxy statement.

Proxy Voting

Your vote is very important. Whether or not you plan to attend the annual general meeting in person, please sign, date, and promptly return your proxy card by mail, or alternatively please grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Voting instructions are provided on your proxy card or on the voting instruction form provided by your broker. Brokers are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.

Important Notice of Internet Availability of Proxy Materials
for the Annual General Meeting of Shareholders to be Held on April 8, 2026

This Notice, the Proxy Statement, the Notice of Internet Availability of Proxy Materials (Notice of Internet Availability), and our 2025 Annual Report are each available free of charge at https://investorcenter.slb.com and www.proxydocs.com/SLB.

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should carefully review this entire proxy statement and our 2025 Annual Report before voting.

Voting at the 2026 Annual General Meeting

The 2026 Annual General Meeting of Shareholders (the 2026 AGM) will be held at:

Meeting Date:	Wednesday, April 8, 2026
Place:	Curaçao Marriott Beach Resort John F Kennedy Boulevard, 3, Piscadera Bay Willemstad, Curaçao
Time:	9:00 a.m. Curaçao time
Record Date:	February 11, 2026

Each shareholder of record at the close of business on February 11, 2026 (the record date) is entitled to one vote for each share registered in that shareholder’s name. If your shares are registered in your name with SLB’s transfer agent, you may vote in person at the 2026 AGM, or you may authorize a proxy to vote your shares by one of the following methods:

By Internet www.proxypush.com/SLB	By Telephone (866) 240-5191	By Mail Sign, date, and mail your proxy card

If you are a “beneficial” owner of SLB common stock—which means you held your shares on the record date through a broker, bank, or other nominee—you should follow the voting instructions provided by your broker, bank, or nominee.

If you plan to attend the 2026 AGM in person, see “Information About the Meeting” beginning on page 72 for the requirements for admission to the meeting. Whether or not you plan to attend the 2026 AGM in person, please sign, date, and promptly return your proxy card by mail, or alternatively please grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting.

Voting Matters

Item		Our Board’s Recommendation	Vote Required for Election / Approval	Refer to Page
1	Election of nine director nominees to our Board of Directors (the Board).	FOR each nominee	Majority of votes cast for nominee	10
2	Advisory “say-on-pay” approval of our executive compensation.	FOR	Majority of votes cast	29
3	Approval of our consolidated balance sheet at December 31, 2025, our consolidated statement of income for the year ended December 31, 2025, and the declarations of dividends by our Board in 2025.	FOR	Majority of votes cast	61
4	Ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent auditor for 2026.	FOR	Majority of votes cast	62
5	Approval of an amendment and restatement of the SLB Omnibus Stock Incentive Plan.	FOR	Majority of votes cast	64

This proxy statement is first being made available to our shareholders on or about February 26, 2026.

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2025 Performance Highlights

In 2025, SLB leveraged its diversified portfolio to maintain financial resilience despite lower upstream spending while accelerating its long-term strategy.

2025 Financial Performance Highlights

$35.71 billion	$4.02 billion
revenue	returned to shareholders
$3.37 billion	$6.49 billion
net income attributable to SLB	cash flow from operations
$8.46 billion	$4.11 billion
adjusted EBITDA+	free cash flow+

For the full year, we delivered strong cash flow performance, generating $6.49 billion of cash flow from operations and $4.11 billion of free cash flow. This marked our third consecutive year of free cash flow at or above $4 billion, providing the liquidity to return $4.02 billion to shareholders, a 23% increase year-over-year.

Core: Our Core business was led by a 12% growth in our Production Systems Division, driven by the impact of ChampionX. Production and recovery activity is becoming a strategic priority for our customers to unlock incremental barrels at the lowest cost. This translated into higher demand particularly for intervention services, artificial lift, production chemicals and SLB OneSubsea.

Digital: Digital revenue grew 9% in 2025 driven by significant uptake in Digital Operations as well as steady growth in Platforms & Applications as customers continued to invest in AI and automated solutions to improve performance and efficiency. Digital annual recurring revenue exceeded $ 1  billion and increased 15% year on year.

New Horizons of Growth: Data Center Solutions grew 121% year on year. This business is expanding rapidly as we strengthen strategic partnerships with hyperscalers to deliver modular data center manufacturing solutions. We also continued to scale our strategic investments in New Energy and remain excited about the growth potential of both carbon capture and storage and geothermal.

Sustainability and Gender Balance: We continued to make strides on our emissions reduction journey, measurably reducing our Scope 1 and 2 emissions intensity* year on year. Additionally, gender balance continued to improve; at year-end, women represented 25.5%* of our global salaried workforce.

As we move into 2026, we believe that the headwinds we experienced in key regions in 2025 are behind us. In particular, we expect rig activity in the Middle East to increase compared to today’s level, and our footprint in the region puts us in a strong position to benefit from this recovery. We also expect the positive impacts of ChampionX to continue to accelerate in 2026 as we capture further synergies and extend its leading capabilities into additional international markets. The next century of SLB starts now.

+	See Appendix A for definitions of adjusted EBITDA and free cash flow, as well as reconciliations to their most comparable GAAP measures.
*	Excludes the ChampionX acquisition

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Our Director Nominees

Peter Coleman	Patrick de La Chevardière	Miguel Galuccio
Former CEO and Managing Director Woodside Petroleum	Former Chief Financial Officer TotalEnergies	Chairman and CEO Vista Energy

Jim Hackett	Olivier Le Peuch	Samuel Leupold
President Tessellation Services	Chief Executive Officer SLB	Chief Executive Officer Corio Generation

Maria Moræus Hanssen	Vanitha Narayanan	Jeff Sheets
Former Deputy CEO and COO Wintershall Dea	Former Chairman and Managing Director IBM India	Former EVP and CFO ConocoPhillips

Governance Highlights

Independent Board Chair

No staggered board; all directors are elected annually

Fully independent Audit, Compensation, and Nominating and Governance committees

Regular executive sessions of non-employee directors

Majority votes cast standard for uncontested director elections

Annual performance evaluations of Board, its committees, and individual directors

97% average Board attendance in 2025

Women chair 40% of Board committees

No director serves on more than two other listed company boards

Non-employee director tenure limits of 75 years of age or 10 years of service—whichever comes first

No hedging or pledging of our stock by SLB executives or directors

Robust stock ownership guidelines for SLB executives and directors

We do not lobby or offer financial support to politicians or campaigns

Proactive shareholder engagement

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2025 Executive Compensation Highlights

Our executive compensation programs garnered the support of approximately 94.5% of the votes cast at our 2025 AGM. Consequently, based on this overwhelming support, as well as direct shareholder feedback, our 2025 executive compensation program remained largely consistent with the 2024 design. Below is a summary of key elements of our 2025 program, as further detailed under “Compensation Discussion and Analysis” (the CD&A) beginning on page 30 of this proxy statement.

LTI Program Structure	STI Program Structure

For 2025, our named executive officers (NEOs) continued to receive a mix of long-term incentive (LTI) grants, with 75% of their target LTI opportunity awarded in the form of performance share units (PSUs), and 25% awarded in the form of three-year, time-based restricted stock units (RSUs). As in 2024, payout under the 2025 PSUs will be contingent on achieving rigorous absolute free cash flow margin (FCF margin), relative return on capital employed (ROCE), and relative total shareholder return (TSR) performance goals over a three-year period.

We continued to tie 70% of our NEOs’ target short-term cash incentive (STI) opportunity to Company financial goals—full-year adjusted EBITDA and free cash flow—to ensure that our executives remained focused on profitable, sustainable growth. In addition, we continued to include in our 2025 STI plan an additional 10% quantitative component (at target) focused on reducing SLB’s emissions intensity and improving gender balance in our global workforce.

Performance-Aligned LTI and STI Payouts

Our NEOs’ LTI award payouts for the 2023-2025 performance period were based on SLB’s strong multi-year FCF margin results and above target ROCE performance, offset by below-minimum performance relative TSR results. Our NEOs also earned performance-aligned 2025 STI payouts based on SLB’s near-target adjusted EBITDA and free cash flow results and substantially achieved strategic non-financial and personal objectives.

Long-Term Equity Incentive Results*	Short-Term Cash Incentive Results*

Total LTI Award Payout — 113% — Our NEOs earned total LTI payouts of 113% of target with respect to the three-year LTI awards (including RSUs vested at 100%) that were granted in 2023 and vested in January 2026.

Strong FCF Margin PSU Payout — Our NEOs earned 228% of the target shares of SLB stock under the three-year FCF margin PSUs, based on SLB’s three-year, cumulative FCF margin of 11.7%.

Above-Median ROCE Results — Our NEOs earned 126% of the target shares of SLB stock under the three-year ROCE PSUs, based on SLB’s above-median three-year relative ROCE performance as compared to the comparator group.

Zero TSR Payout — Our three-year relative TSR percentile rank was below the minimum performance target for the TSR PSUs granted in 2023. As a result, our CEO and other NEOs earned no payout under the TSR component of our PSUs granted in 2023.

Average STI Payout — 83% — Our current NEOs earned an average 2025 cash incentive payout of 83% of target.

Adjusted EBITDA — SLB’s 2025 adjusted EBITDA demonstrated consistent financial performance despite a difficult market environment and resulted in our current NEOs earning 76% of the target payout.

Free Cash Flow — SLB’s 2025 free cash flow highlighted the unique strengths of our portfolio to generate significant cash flow in varied market conditions and resulted in our current NEOs earning 82% of the target payout.

Non-Financial Achievements — We measurably reduced our Scope 1 and 2 emissions intensity year on year and by year-end 2025 women represented 25.5% of our salaried population, achieving our targets for both metrics. As a result, our NEOs earned 100% of the target payout for the quantitative non-financial component of our STI plan. Additionally, our NEOs earned an average payout of 91% from achieving their strategic personal objectives.

*	Incentive targets and results were determined without regard to ChampionX, which was acquired in the third quarter of 2025.

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ITEM 1. Election of Directors

All of SLB’s directors are elected annually at our AGM. The Board recommends that you vote FOR the election of each of our nine director nominees to serve until our 2027 AGM (or until their earlier death, resignation, or removal). Each of our director nominees is currently an SLB director and was previously elected by our shareholders at our 2025 AGM.

At the 2026 AGM, shares represented by properly executed proxies and not revoked will be voted in accordance with the instructions indicated on those proxy cards. If you have properly executed your proxy card and you have not given specific voting instructions, your shares will be voted in accordance with our Board’s recommendations.

Each of the director nominees has consented to stand for election and the Board knows of no reason why any nominee would be unable or unwilling to serve if elected. If any director nominee is unable or unwilling to serve, the Board may decrease the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, proxies may be voted for that substitute nominee.

The Board of Directors recommends a vote FOR each director nominee.

Qualifications of Director Nominees

Our Board believes our nine director nominees provide a well-rounded set of expertise to assist in effective and independent oversight of SLB management, as reflected in the summary chart on page 11. Moreover, the Nominating and Governance Committee believes all SLB director nominees should have the following personal characteristics and general qualifications:

Integrity and honesty
Ability to exercise sound, mature, and independent business judgment
Recognized leaders in business or professional activity
Background and experience that will complement the experience and talents of the other Board members
Willingness and availability to actively participate in Board and committee meetings and related activities
Ability to work professionally and effectively with other Board members and SLB management
Availability to remain on the Board and its committees long enough to make an effective contribution
No material relationship with competitors or other third parties that could present realistic possibilities of conflicts of interest or legal issues

In addition, a key component to the Board’s effective governance is its commitment to provide oversight and perspectives reflecting a diversity of independent views. Our director nominees represent seven nationalities spanning four continents, and two of whom are women who also chair two of our Board’s five committees. Our directors have an average age of 64 and have served on our Board for an average of six years.

In the judgment of the Board, all director nominees are able to execute their duties as members of the Board and to devote the necessary time and attention to SLB, as required by our Corporate Governance Guidelines. In addition, there are no family relationships among any SLB executive officers and directors.

For additional information, see “Corporate Governance—Board Composition and Process for Selecting New Directors” beginning on page 20.

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Summary of Director Nominee Skills, Experience, and Characteristics

The following chart summarizes key qualifications of our director nominees—including knowledge, skills, experiences and other attributes that the Board believes are relevant to their Board and committee service. Each director nominee possesses numerous other skills and experience not identified in the following chart, as further detailed in their biographies below.

Substantial Knowledge, Skills and Experience
Current or former chief executive officer
Energy industry and operations
Finance and accounting
Science, technology and engineering
Energy transition and sustainability
Digital innovation
Digital transformation
Information security
Strategy development & implementation
International business
Risk management
Economic modeling
Health, safety and environmental
Mergers and acquisitions
Academic relations
Government, regulatory & public policy
Demographics
Nationality
Argentina
Australia
France
Norway
Switzerland
United Kingdom
United States
Racial and Ethnicity Characteristics for U.S. Directors(1)
East Asian or South Asian
White or Caucasian
Declined to Respond
Non-U.S. Directors Electing to Self-Identify Racial or Ethnicity Characteristics(1)
White or Caucasian
Other Demographic Information
Gender	M	M	M	M	M	M	F	F	M
Age	65	68	57	72	62	55	61	66	68
Other Attributes
Independent
SLB board chair or committee chair
Number of other listed company boards	1	1	1	2	0	0	2	2	2
Tenure (years)	5	7	9	3	7	5	6	5	7

(1)	Given SLB’s multinational footprint and culture, we endeavor to have a global perspective on diversity and inclusion. This perspective includes respecting local legal requirements regarding the tracking and use of personal data pertaining to under-represented populations. Certain countries have data privacy laws prohibiting the collection or disclosure of race and ethnicity classification data, reflecting historical concerns that such data could be used to foster, rather than eliminate, discrimination. In addition, local definitions of race and ethnicity and related classifications, as well as the definition of under-represented groups, vary from country to country. As a result, U.S.-centric racial and ethnic classifications as used for EEO-1 data collection purposes are applicable only to our three director nominees who are U.S. citizens. For our U.S. director nominees, the above race and ethnicity disclosures are based on classifications commonly used in the United States. For all other director nominees, we asked if they wished to voluntarily disclose their ethnic or racial background and, if so, how they self-identify based on the classifications most relevant to their home countries. We provide self-identifications for non-U.S. director nominees in the chart above. In keeping with international data privacy laws, we have not included racial or ethnic information for director nominees who did not authorize disclosure.

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Our Director Nominees

The nominees for election to the Board, together with information regarding each nominee’s qualifications, are set forth below.

Peter Coleman,
Independent Director

Former CEO and Managing Director, Woodside Petroleum

Director since 2021

Other Current Public Boards

•  PYC Therapeutics Ltd

Former Public Director Roles
During the Past Five Years

•  Woodside Petroleum

•  Allkem Limited

•  Arcadium Lithium plc

SLB Board Committees

•  Compensation

•  Nominating and Governance

•  Energy Innovation and Technology

Other Experience and Education

•  MBA, Deakin University

•  Bachelor of Engineering, Monash University

•  Former Chair of the Australia-Korea Foundation

PETER COLEMAN is the former Chief Executive Officer, Executive Director and Managing Director of Woodside Petroleum, Australia’s largest independent gas producer, having served in that role from 2011 until his retirement in June 2021. Prior to joining Woodside, Mr. Coleman spent 27 years with the ExxonMobil group in a variety of roles, including Vice President Asia Pacific from 2010 to 2011 and Vice President Americas from 2008 to 2010. Since 2012, he has been an adjunct professor of corporate strategy at the University of Western Australia Business School. He has served as chair and member of the audit committee of PYC Therapeutics Ltd, a clinical-stage biotech company focusing on rare genetic diseases, since November 2025. Previously, Mr. Coleman served as chair of Arcadium Lithium plc, a leading global lithium chemicals producer, from January 2024 until its acquisition by Rio Tinto in March 2025. Mr. Coleman also served as a director of Allkem Limited from October 2022 and as chair from November 2022 until its merger with Livent Corp. in January 2024. He has served as chair of H2EX, an Australian hydrogen exploration start-up, since April 2022, as chair of DIRECT Infrastructure, an Australian-based offshore wind developer, since June 2022, and serves as chair of Bia Energy Solutions, an unlisted renewable energy hydrogen company.

Reason for Nomination

Mr. Coleman brings to the Board decades of experience in the energy industry, including as the former CEO and Managing Director of Australia’s largest independent gas producer. The Board benefits from his expertise in strategic planning, as well as his extensive business experience in Australia and Asia regions that are strategically important to SLB’s operations.

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Patrick de La Chevardière,
Independent Director

Former Chief Financial Officer, TotalEnergies

Director since 2019

Other Current Public Boards

•  Michelin (Compagnie Générale des Établissements Michelin SCA)

Former Public Director Roles
During the Past Five Years

•  None

SLB Board Committees

•  Audit, Chair

•  Finance

Other Experience and Education

•  Experienced director of several French-based public companies

•  Diplôme d’Ingénieur, an engineering degree, École Centrale de Paris

PATRICK DE LA CHEVARDIÈRE is the former Chief Financial Officer of TotalEnergies, a French multinational integrated oil and gas company. He served as TotalEnergies’ CFO and as a member of its executive committee from 2008 until his retirement in 2019. Prior to that, he served in a variety of finance and operational roles with TotalEnergies over his 37-year career, including as Deputy Chief Financial Officer from 2003 to 2008, Vice President, Asia for Refining & Marketing from 2000 to 2003, and Vice President, Operations and Subsidiaries from 1995 to 2000. Since June 2020, Mr. de La Chevardière has also served as a member and chairman of the audit committee of the supervisory board of Michelin, a French multinational tire manufacturer. He also previously served on the boards of directors of two other French-based public companies, Sanofi-Aventis and Compagnie Générale de Géophysique.

Reason for Nomination

Mr. de La Chevardière brings to the Board financial and industry experience as a former CFO of a large multinational energy company. The Board benefits from his customer-focused perspective on the oilfield services industry, and from his experience across the entire energy value chain, from exploration, operations, production, trading, and marketing to refining and new energies.

Miguel Galuccio,
Non-Executive Director

Chairman and Chief Executive Officer, Vista Energy Director since 2017 Other Current Public Boards • Vista Energy Former Public Director Roles During the Past Five Years • None

SLB Board Committees

•  Finance, Chair

Other Experience and Education

•  Bachelor of Science in Petroleum Engineering, Instituto Tecnológico de Buenos Aires

•  SLB training and expertise

•  Latin America energy policy expertise

MIGUEL GALUCCIO founded and is the Chairman and Chief Executive Officer of Vista Energy, S.A.B. de C.V. (Vista Energy), the first listed independent energy company to operate and produce in the Vaca Muerta formation in Argentina, having held that position since 2017. In 2016, he co-founded GRIDX, a science-based incubation fund that creates and invests in biotech startups in Latin America, where he currently acts as chairman. Prior to that, from 2012 to 2016, he served as Chairman and Chief Executive Officer of YPF, Argentina’s largest energy company. From 1999 to 2012, he was an employee of SLB and held several international positions, his last being President, Schlumberger Production Management. Prior to his employment at SLB, he served in various executive positions at YPF and its subsidiaries from 1994 to 1999, including YPF International. Mr. Galuccio is also a director of Nilus, a start-up company that develops technologies to lower the cost of living for low-income individuals.

Reason for Nomination

Mr. Galuccio brings to the Board leadership and operational expertise from his experience as former chairman and chief executive officer of Argentina’s largest energy company, which under his leadership became the world’s largest producer of shale oil outside of North America. He has valuable insight into the domestic and international energy policies of Argentina, Mexico, Venezuela, and Ecuador, and he brings a unique perspective of customer and company operations. He also remains active in the oil and gas exploration and production industry as a chief executive officer of an energy company.

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Jim Hackett,
Independent Chair of the SLB Board of Directors

President,
Tessellation Services

Director since 2023

Other Current Public Boards

•  Enterprise Products Holdings

•  Fluor Corporation

Former Public Director Roles
During the Past Five Years

•  Alta Mesa Resources

•  NOV

•  NuScale Power Corporation

SLB Board Committees

•  None

Other Experience and Education

•  MBA, Harvard University Business School

•  Master of Theological Studies, Harvard Divinity School

•  Former Chairman of Board of the Federal Reserve Bank of Dallas

•  Former Chairman of National Petroleum Council (US)

•  Board service for multiple public companies in the energy services industry, including NOV, Halliburton, and Cameron International

JIM HACKETT has been the president of Tessellation Services, a privately held consulting services firm, since 2013. He was previously the executive chairman of Alta Mesa Resources, an onshore exploration and production company, from 2018 to March 2020, and was a partner and senior advisor at Riverstone Holdings, a private energy investment firm, from 2013 to March 2020. Prior to that, Mr. Hackett served as executive chairman and CEO of Anadarko Petroleum Corporation from 2003 to 2013. Since 2014, he has been a director of Enterprise Products Holdings, where he serves as chair of the governance committee and as a member of the capital projects committee. He has served as lead independent director of Fluor Corporation since January 2025, where he has been a member of the board since 2016, with prior service from 2001 to 2015, and where he serves as chair of the organization and compensation committee and as a member of the executive and commercial strategies and operational risk committees. From December 2021 through January 2025, he served as non-executive chair of NuScale Power Corporation, and from 2016 through April 2023, he served as a director of NOV Inc. He has also been a faculty member at Rice University and The University of Texas at Austin since 2017, and he serves on the board of trustees at Baylor College of Medicine.

Reason for Nomination

Mr. Hackett brings to the board extensive knowledge of the global energy industry, as the former Chairman and CEO of a global energy production and midstream company, as well as board chair and director service at numerous public companies serving the energy industry, and financial acumen as the former Chairman of the Board of the Federal Reserve Bank of Dallas. The Board benefits from his operational and financial leadership on business strategy as well as his insights into international energy markets.

Olivier Le Peuch,
SLB Chief Executive Officer

Chief Executive Officer, SLB Director since 2019 Other Current Public Boards • None Former Public Director Roles During the Past Five Years • None	SLB Board Committees • None Other Experience and Education • Master’s Degree in Microelectronics, Bordeaux University of Science • SLB training and expertise

OLIVIER LE PEUCH has been SLB’s Chief Executive Officer and a member of the Board since 2019. Prior to that, he served in a variety of global management positions, including as Chief Operating Officer in 2019, Executive Vice President, Reservoir and Infrastructure from 2018 to 2019, President of the Cameron Group from 2017 to 2018, President of SLB Completions from 2014 to 2017, and Vice President of Engineering, Manufacturing, and Sustaining from 2010 to 2014. Earlier in his career, Mr. Le Peuch was GeoMarket Manager for the North Sea and President of Schlumberger Information Solutions. He has been with SLB since 1987 and began his career as an electrical engineer.

Reason for Nomination

Mr. Le Peuch brings to the Board unparalleled knowledge of SLB’s operational activities worldwide and its technology differentiation as a result of his service in various global leadership positions at SLB. The Board believes that Mr. Le Peuch’s service as our CEO is an important link between management and the Board, enabling the Board to perform its oversight function with the benefit of his perspectives on SLB’s business and operations.

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Samuel Leupold,
Independent Director

Chief Executive Officer, Corio Generation Director since 2021 Other Current Public Boards • None Former Public Director Roles During the Past Five Years • Enel SpA

SLB Board Committees

•  Audit

•  Finance

•  Energy Innovation and Technology

Other Experience and Education

•  Master’s Degree in Mechanical Engineering, Swiss Federal Institute of Technology (Zurich)

•  MBA, INSEAD (Fontainebleau)

•  Energy transition and sustainability expertise

SAMUEL LEUPOLD is the chief executive officer of Corio Generation, a specialist offshore wind business and portfolio company of Macquarie Asset Management, having held that position since January 2025. Mr. Leupold previously served as Corio’s chair from the company’s launch in April 2022 to January 2025. Prior to joining Corio, Mr. Leupold served as CEO of Ørsted Wind Power A/S, the principal subsidiary of Ørsted AS, a Danish renewable energy company, from 2013 to 2018. Since 2019, Mr. Leupold has served as an independent senior advisor supporting international clients in the energy and infrastructure sectors through his consultancy firm, Leupold Advisory. Since January 2024, he has served as a non-executive director of Axpo Holding AG, a Switzerland-based utility, power generator and energy commodity trader, where he serves as chair of the strategy committee. Mr. Leupold previously served as a director of Enel SpA.

Reason for Nomination

Mr. Leupold brings to the Board operational experience as the current and former CEO of renewable energy companies, as well as significant energy transition experience focused on the relationship between new energy generation and infrastructure capabilities. The Board benefits from his expertise on these issues as SLB seeks to implement our net-zero ambition and our strategy to deploy sustainable technologies to provide access to energy for the benefit of all.

Maria Moræus Hanssen,
Independent Director

Former Deputy CEO and COO, Wintershall Dea Director since 2020 Other Current Public Boards • Kosmos Energy • Scatec Former Public Director Roles During the Past Five Years • Alfa Laval

SLB Board Committees

•  Energy Innovation and Technology, Chair

•  Finance

•  Nominating and Governance

Other Experience and Education

•  Former CEO of multiple E&P companies

•  Master’s Degrees in Petroleum Engineering, Norwegian University of Science and Technology, and Petroleum Economics and Management, IFP School

•  Corporate director certificate from Harvard Business School (2021)

MARIA MORÆUS HANSSEN is the former Deputy CEO and Chief Operating Officer of Wintershall Dea, a German-based energy producer, having served in that role in 2019 following the merger between DEA Deutsche Erdoel (DEA) and Wintershall Holding. Prior to that, she served as CEO of DEA and chair of its management board from 2018 to 2019. Before joining DEA, she served as CEO of ENGIE E&P International and head of the E&P business unit for the ENGIE Group in Paris from 2015 to 2017. Ms. Moræus Hanssen served in various management and operations roles at Aker from 2008 to 2013, Statoil (now Equinor) from 2007 to 2008, and Norsk Hydro from 1992 to 2007. She has served as non-executive chair of Å Energi since June 2023, as a director of Scatec since April 2020, where she serves on the audit committee, and as a director of Kosmos Energy since May 2023, where she serves on the audit and HSE and sustainability committees. She previously served as deputy chair of Yara International and as a director of Alfa Laval.

Reason for Nomination

Ms. Moræus Hanssen brings to the Board leadership and operational expertise as the former CEO of several European energy companies. The Board values her insight into the domestic and international energy policies of Norway, Germany, France, and other countries that are strategically important to SLB, as well as her experience addressing risks related to the energy transition.

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Vanitha Narayanan,
Independent Director

Former Chairman and Managing Director, IBM India Director since 2021 Other Current Public Boards • HCL Technologies • ReNew Energy Global Former Public Director Roles During the Past Five Years • None

SLB Board Committees

•  Nominating and Governance, Chair

•  Compensation

•  Energy Innovation and Technology

Other Experience and Education

•  MBA, University of Houston

•  First woman chairperson of American Chamber of Commerce in India (AMCHAM India)

VANITHA NARAYANAN is the former Chairman and Managing Director of IBM India, a subsidiary of IBM, a multinational information technology corporation. Over her career spanning three decades at IBM, she held senior executive positions with responsibility for digital businesses in the United States, Asia-Pacific, and India regions, including as Chairman of IBM India from 2017 to 2018 and Managing Director from 2013 to 2016. During her tenure, IBM India was one of IBM’s fastest-growing markets. Most recently, Ms. Narayanan led a strategic 5G partnership as Managing Director for one of IBM’s telecommunications clients from 2018 until her retirement in 2020. Since August 2020, she has served as a director of ReNew Energy Global, one of the largest renewable power companies in India, where she chairs the remuneration committee and serves as a member of the audit and finance committees. She has also been a director of HCL Technologies since July 2021, where she chairs the nomination and remuneration committee.

Reason for Nomination

Ms. Narayanan brings to the Board a wealth of global leadership and technology experience, particularly in India and other Asian markets. The Board values Ms. Narayanan’s digital expertise leading global technology businesses as SLB continues to implement its digital and AI strategies.

Jeff Sheets,
Independent Director

Former EVP and Chief Financial Officer, ConocoPhillips

Director since 2019

Other Current Public Boards

•  Chord Energy

•  Westlake Corporation

Former Public Director Roles
During the Past Five Years

•  Enerplus Corporation

SLB Board Committees

•  Compensation, Chair

•  Audit

Other Experience and Education

•  MBA, University of Houston

•  Bachelor of Science in Chemical Engineering, Missouri University of Science and Technology

JEFF SHEETS is the former EVP and Chief Financial Officer of ConocoPhillips Company, a public international energy company, having served in that role from 2010 until his retirement in 2016. Prior to that, Mr. Sheets served at ConocoPhillips and its predecessor companies for more than 36 years in a variety of finance, engineering, and strategic planning roles. Since May 2024, Mr. Sheets has served on the board of directors of Chord Energy, a U.S. oil producer, where he chairs the audit and reserves committee and is a member of the nominating and governance committee. Mr. Sheets previously served on the board of directors of Enerplus Corporation from 2017 until its merger with Chord Energy in 2024. He also has served since 2018 as a director of Westlake Corporation, an international manufacturer and supplier of petrochemicals and related products, where he chairs the nominating and governance committee and is a member of the audit, compensation, and corporate risk committees. Mr. Sheets is a member of the Board of Trustees at the Missouri University of Science and Technology.

Reason for Nomination

Mr. Sheets brings to the Board financial and operational expertise as a former chief financial officer of a major energy company. The Board benefits from Mr. Sheets’ expertise in developing and implementing corporate strategy in the energy industry, as well as his significant finance, capital management and allocation, and mergers and acquisitions experience.

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Corporate Governance

At SLB, we believe strong corporate governance is critical to achieving our performance goals and to retaining the trust of our stakeholders. This section describes SLB’s corporate governance policies and practices that foster the Board’s effective oversight of our business strategies and operations, in order to promote our shareholders’ and other stakeholders’ interests in SLB’s long-term resilience, financial strength, and overall success.

Energy Innovation and Technology Committee Refocus

In 2025, the New Energy and Innovation Committee became the Energy Innovation and Technology Committee with a renewed focus on the Company’s execution of strategies and initiatives to develop and implement new technology to support growth and ensure the Company maintains its technological advantage. This committee regularly reviews the Company’s innovation initiatives supporting the Company’s business lines. The committee also assists the Board with new technological advances, including digital and artificial intelligence, in the Company’s sector and adjacent industries.

Effective Board Oversight of Risk Management

The Board and its committees are actively involved in overseeing SLB’s risk management by the CEO and our senior management team. We believe that our Board composition provides SLB with robust and well-rounded experience to assist in effective oversight of SLB management, as reflected on the chart on page 11 of this proxy statement.

The full Board oversees the assessment of major risks facing SLB, including determinations of the extent to which such risks are applicable, the potential impact of a risk, and the organization’s maturity in mitigating or managing the risk. For example, the full Board oversees risk management by the CEO and our senior management team, by reviewing major financial objectives, critical strategies, and long-term plans, including allocation of capital, significant proposed business acquisitions and divestitures, operating performance, and shareholder returns. In addition, the Board delegates to its committees responsibility for overseeing certain types of risk, as reflected in the chart below, and the committees in turn report regularly to the Board on activities in their respective areas of oversight.

Board of Directors

Routinely assesses SLB’s major risks and mitigation measures, such as financial, geopolitical, strategic, regulatory, technological, competitive, governance, reputational, climate-related, and operational risks.

Audit Committee • Financial reporting and internal controls • Major financial risk exposures • Cybersecurity risks • Finance-related compliance allegations • Independent audit and internal audit	Compensation Committee • Compensation philosophy and policy, including addressing: • Pay-for-performance linkage and alignment to shareholder interests • Retention risk • Management succession

Nominating and
Governance
Committee

•  Board refreshment and Board and CEO succession

•  Ethics and compliance risks, including trade compliance and anti-bribery, and significant allegations

•  Related person transactions

•  Effectiveness of sustainability program, including short- and long-term climate risks and progress toward our net zero ambition

•  Effectiveness of human rights program

Finance
Committee

•  Appropriate leverage and related commitments

•  Currency management, including non-U.S. currency fluctuation

•  Financial risks related to M&A and strategic transactions

•  Pension assets

Energy Innovation
and Technology
Committee

•  Strategies and initiatives to develop and implement new technology, including digital and artificial intelligence

•  Sustainability impact of growth initiatives

SLB Senior Management
Day-to-day responsibility for:
• Identifying, assessing, monitoring, and managing the major risks to SLB through our risk management process		• Implementing effective risk mitigation measures, response plans, and controls	• Integrating risk analysis into business decisions and performance objectives

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Enterprise Risk Management Process

Our senior management team has developed a comprehensive strategic planning and enterprise risk management process for identifying, assessing, and managing risk.

This process begins with risk identification by our business lines and GeoUnits through an operational risk management exercise. Risks with impacts at this initial level are addressed with risk management or mitigation plans. Risks that have a wider potential impact are elevated for consideration at our Basin and Division levels, where the risks are either addressed or elevated for consideration at our executive leadership team level.

In addition, SLB has a team of functional experts and leaders that review inputs from the bottoms-up operational risk management exercise, while also considering key trends and developments in their fields, to ensure that the broadest set of potential risks are identified and assessed for potential impacts to the Company. The analysis of the impact of a potential risk includes assessing the potential financial or reputational impact, the potential impact to SLB’s ability to implement its strategy, the velocity of the risk (how quickly a risk could manifest), and the level of SLB’s existing response preparedness.

Our executive leadership team has established the Enterprise Risk Management and Disclosure Committee to oversee this risk identification process and to monitor the implementation of mitigation or management processes. This process also includes third-party assessments, external risk surveys, and facilitated workshops with SLB executives to provide opportunities for the Company to adjust with the evolving risk landscape.

Based on these comprehensive risk identification and assessment processes, SLB’s executive leadership team recommends to the Board those enterprise-level risks that should be overseen by the Board. Based on the experience of the Board members, the Board itself may identify additional risks to be included among the Company’s enterprise-level risks. The Board then reviews management’s risk response or mitigation plans. For certain risks, the Board or its committees will have primary risk response or mitigation responsibility. Our executive leadership team updates the Board on the enterprise risk management process at least annually, as risks that could impact the implementation of the Company’s strategy are identified or evolve.

Environmental and Sustainability Oversight

Today, the world faces the challenge of providing secure and affordable energy to meet growing demand, while decarbonizing for a more sustainable future. With a century of market and technology leadership, SLB is well positioned and committed to being a leader in providing solutions to address this trilemma. As part of this commitment, the Board and its committees oversee the performance and management of various sustainability issues, including our workforce health and safety, ethics and compliance programs, climate change impact, emissions reduction targets, global workforce diversity, sustainability reporting, human rights, water resource management, and energy transition strategy.

The Board oversees SLB’s long- and short-term strategy, including our roadmap to achieve our 2050 net-zero commitment, and delegates to its Nominating and Governance Committee oversight of our sustainability programs, initiatives, and activities. The Board’s other committees oversee sustainability-related topics within their respective areas of responsibility, such as the incorporation of non-financial metrics into our incentive compensation programs (Compensation); the growth potential, maturity, and viability of our current and new technologies (Energy Innovation and Technology); the conduct of sustainability-related reviews by our internal audit team (Audit); operational risks such as cybersecurity (Audit); and the disclosure of sustainability-related risks (Audit and Nominating and Governance, jointly). For details about our sustainability programs and initiatives, see our most recent Sustainability Report, available on SLB’s website at https://www.slb.com/sustainability/.

Oversight of Global Operations Risks

SLB has a global footprint in more than 100 countries, including regions with elevated geopolitical tensions. The Board and its committees oversee the Company’s assessment of geopolitical, financial, reputational, regulatory, human rights, and other risks associated with operating in these regions, along with mitigation actions.

An example of this oversight is the risk assessment related to SLB’s continued operations in Russia. When Russia invaded Ukraine in early 2022, SLB assessed that – because of our size and the number of employees in the region – an accelerated exit would have exposed our people, our technology, and our business to significant risk. However, SLB immediately took voluntary measures to curtail our Russian activity beginning with a ban on new investments in the country, segregation of our Russian operations to comply with management support sanctions, and, in July of 2023, a halting of all shipments of SLB or any third-party products and technology into Russia from any SLB facilities worldwide, including from countries not participating in multi-lateral sanctions. SLB has consistently used international sanctions as well as feedback from our shareholders and other stakeholders to guide our actions. SLB has also carefully monitored Russian countersanctions and the impact that prior exits have had on activity in Russia to evaluate its response to this complex geopolitical landscape. SLB management and Board strongly condemn the Russian invasion of Ukraine and will continue to monitor the situation, including evolving sanctions, reputational impacts, and other risks, to determine whether or when to modify its voluntary actions to constrain its Russian business.

Cybersecurity Oversight

The Audit Committee oversees SLB’s cybersecurity risk exposures and the steps taken by management to monitor and mitigate cybersecurity risks. The cybersecurity team briefs the Audit Committee on the effectiveness of SLB’s cyber risk management program, typically on a quarterly basis. In addition, cybersecurity risks are reviewed by the Board as part of the Company’s enterprise risk management process. For additional information about our cybersecurity program, see Item 1C. Cybersecurity in our 2025 Annual Report.

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Oversight of AI

The Board and the Energy Innovation and Technology Committee are responsible for overseeing SLB management’s AI governance strategy. SLB’s cross-functional data and AI governance steering committee produces AI-related guidelines and standards in alignment with our core principles and works to maintain compliance with applicable regulations. Our senior management team validates the strategic development, testing, and deployment of AI solutions as well as the use of AI in our internal operations and regularly updates the Board and the Energy Innovation and Technology Committee for review of the implementation of SLB’s AI platforms and associated risks, including provenance and traceability of insights.

Leadership Structure

One of the Board’s key responsibilities is to evaluate and determine an appropriate board leadership structure to provide independent oversight of SLB management. The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies, and that the right structure may even vary for a single company as circumstances change. As a result, our independent directors, upon the recommendation of the Nominating and Governance Committee, consider the Board’s leadership structure at least annually. The Board welcomes and takes into consideration any input received from our shareholders regarding the Board’s leadership structure. The Board informs shareholders of any change in the Board’s leadership structure in our current Corporate Governance Guidelines that we publish on our website and describe in our annual proxy statements.

Since 2019, our Board has separated the roles of CEO and Board Chair, to allow our CEO to focus on leading SLB’s complex international business operations, while the Chair provides the Board with experienced and independent leadership. Mr. Hackett currently serves as independent Board Chair, and in that role, sets the agenda for and leads all Board meetings and all executive sessions of the non-executive directors.

In considering its leadership structure, the Board considered that SLB’s current governance practices provide for strong independent leadership, active participation by our independent directors, and independent evaluation of, and communication with, many members of senior management. The Board believes that its risk oversight programs would be effective under a variety of board leadership frameworks and therefore do not materially affect the Board’s choice of leadership structure.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that our Board believes are consistent with our values, and that promote the effective functioning of our Board, its committees, and the Company. At least annually, our Board reviews and, if appropriate, revises our Corporate Governance Guidelines to reflect the Board’s corporate governance objectives and commitments. Our Corporate Governance Guidelines are available on SLB’s website at https://www.slb.com/about/leadership-and-governance/corporate-governance/guidelines.

Code of Conduct

We have adopted a code of conduct titled “Together with Integrity — Our Code of Conduct,” aligned to the Company’s cultural framework and organized according to SLB’s values and behaviors. The Code of Conduct sets out SLB’s core expectations for our officers, directors, employees, and suppliers to act with integrity in an evolving world. The Code of Conduct is available on SLB’s website at https://www.slb.com/about/who-we-are/our-code-of-conduct.

Proactive Shareholder Engagement

Our relationship and on-going dialogue with our shareholders are important parts of our Board’s corporate governance commitment. Our investor relations, sustainability, legal, and human resources teams engage with shareholders throughout the year to seek their views on key matters and then inform our Board and management about the issues and emerging governance trends that our shareholders tell us matter most to them. The chairs of our Compensation and Nominating and Governance committees have also participated in our engagement efforts when requested. These engagements routinely cover executive compensation, corporate governance, company strategy and performance, sustainability, human rights, and other current and emerging issues.

We typically reach out to our largest institutional shareholders at least annually. We then report the feedback we receive to our Board and its relevant committees, allowing the Board to better understand our shareholders’ priorities and perspectives. In addition, we may engage with our large institutional shareholders at other times in the year when we believe that there are appropriate topics to discuss. For details about our recent shareholder outreach, see “Compensation Discussion and Analysis—Framework for Setting 2025 Executive Compensation— Consistent, Strong Shareholder Support” beginning on page 33 of this proxy statement.

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Board Composition and Process for Selecting New Directors

The Nominating and Governance Committee recommends the number and names of persons to be proposed by the Board for election as directors at our AGMs.

In 2026, following the Committee’s review of peer company governance data, as well as the Board’s annual self-evaluation feedback, the Committee recommended, and the Board determined, that it operates most effectively with ten members. As a result, the Committee is currently undergoing a search process to identify and select one additional candidate to join the Board in 2026—a process that is expected to conclude after the 2026 AGM.

The Board has the ambition to reach 30% female representation among its members but is committed to ultimately nominating the most qualified candidate as discussed in this section.

The Committee assists the Board in identifying qualified individuals to join as new Board members in compliance with applicable laws. In evaluating potential nominees, the Committee takes into consideration, among other factors:

•	the Board’s current composition, including the skills, experience, and backgrounds of our incumbent directors,
•	SLB’s existing and anticipated business needs aligned to our strategic goals and initiatives—for example, a potential nominee with technical skills may further support the Board’s oversight responsibilities in areas like digital strategy, cybersecurity and AI,
•	a potential nominee’s ability to contribute to the Board’s diversity of independent views, with a goal of reflecting the unique backgrounds, perspectives, and experiences of our global workforce, and
•	the personal characteristics and general qualifications that the Committee believes all nominees should possess, as discussed above under “Election of Directors—Qualifications of Director Nominees”.

The general methodology for identifying candidates for nomination to the Board is outlined in the diagram below.

First, the Nominating and Governance Committee reviews the Board’s current composition, identifying key skills, experience, and backgrounds of potential candidates that would complement those of our other Board members.

Next, the Committee initiates a candidate search, making its own inquiries while also collecting suggestions from other directors and SLB management. From time to time, the Committee retains executive search and board advisory consulting firms to assist in identifying and evaluating potential nominees. Upon retaining these firms, we request that they include women and nationally, racially, and ethnically diverse candidates in the proposals they present to us, in recognition of the importance of assessing the most qualified and best available talent.

The Nominating and Governance Committee then conducts a thorough evaluation of proposed new Board candidates, typically involving a series of internal discussions, interviews with selected candidates, and reviews of information about the candidates. Following this evaluation, the Committee summarizes its findings and provides the full Board with its recommendations for nomination to the Board. The Board, upon the recommendation of the Nominating and Governance Committee, selects the director nominees to be elected at our next AGM.

Board Refreshment and Tenure Limits

The Board is committed to thoughtful board refreshment and ongoing board succession planning, with meaningful change to the Board composition this decade. Half of SLB’s non-executive directors joined the Board since 2021, and all but one of our directors joined within the last seven years, bringing diverse and evolving experience and leadership skills in areas that are strategically important to SLB. Our directors have an average age of 64 and have served on our Board for an average of six years. Our non-executive directors are eligible to serve on the Board until age 75 or for a maximum ten-year term—whichever occurs first—under our Corporate Governance Guidelines. All our non-executive directors are currently in compliance with this requirement.

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Nominees Recommended by Shareholders

The Nominating and Governance Committee will also consider nominees recommended by shareholders who meet the eligibility requirements for submitting shareholder proposals for inclusion in SLB’s next proxy statement and who submit their recommendations in writing to:

Nominating and Governance Committee Chair

c/o SLB Chief Legal Officer and Secretary

5599 San Felipe

Houston, Texas 77056

All recommendations must be submitted by the deadline for shareholder proposals referred to under “Information About the Meeting—Shareholder Proposals at 2027 AGM” on page 74 of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending security holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a member of our Board, if elected.

Overboarding Policy

Under our Corporate Governance Guidelines, SLB directors are limited to serving on the boards of no more than three other listed companies (in addition to the SLB Board). SLB directors currently serving as the chief executive officer of any public company (including our CEO) are further limited to serving on the board of only one other listed company. Additionally, members of our Audit Committee may not serve on the audit committees of more than two other listed companies. Our Nominating and Governance Committee also considers the other time commitments of directors and director candidates to ensure they can dedicate appropriate time to our Board and its respective committees.

Our Nominating and Governance Committee annually reviews SLB’s overboarding policy as part of its review of our Corporate Governance Guidelines. The Committee also annually reviews each of our directors’ outside board commitments, as well as their availability for informal discussions and attendance at scheduled Board and committee meetings. For 2026, the Committee has determined that the outside commitments of our director nominees are consistent with our Corporate Governance Guidelines and would not detract from their ability to devote the necessary time and attention to SLB. None of our director nominees serves on more than two other listed company boards.

Comprehensive Director Orientation and Education

Our director orientation and continuing education programs are designed to support our directors in fulfilling their responsibilities as members of the Board. First, all new directors participate in SLB’s director orientation program, to familiarize themselves with our business and operations, financial and performance strategies, controls and compliance systems, sustainability, and health, safety, and environmental (HSE) commitments, industry dynamics, and corporate governance standards. New directors also attend trainings with members of senior management focused on financial, industry- and committee-specific topics, as well as facility and well-site visits.

For both new and incumbent directors, regular continuing education programs help our Board stay current on industry, corporate governance, risk management, geopolitics, cybersecurity, and other developments relevant to their work as directors. These programs may include presentations from SLB management or in-depth trainings developed by outside experts, as appropriate. SLB also encourages directors to attend external trainings related to their Board responsibilities and provides resources for director education opportunities across a wide range of topics. For example, during 2025, members of the Board met with sector specialists and participated in both external and SLB-hosted trainings relating to emerging cybersecurity and AI risks.

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Rigorous Evaluation Processes

Each year, the Board and its committees conduct rigorous evaluations in order to assess the overall functioning, performance, and effectiveness of the Board, its committees, and the individual directors. The Nominating and Governance Committee oversees this annual evaluation process. From time to time, these evaluations may be conducted using a third-party facilitator. The methodology for conducting Board and Committee evaluations is outlined in the chart below.

Initiate Evaluation Process	Collect Evaluation Data	Discuss Findings	Implement Feedback

Upon the instruction of the Nominating and Governance Committee, written self-assessment questionnaires are distributed to each member of the Board.

These questionnaires seek anonymous, candid feedback from our directors on a variety of topics, including board composition and culture, committee effectiveness, strategic planning, risk management, peer evaluation, and succession planning.

Directors’ responses to the questionnaires are then aggregated into summary reports for the Board, each of its committees, and the chair of the Nominating and Governance Committee.

In 2025, all questionnaires were distributed and responses collected through a third-party platform. Periodically, the Nominating and Governance Committee has also used a third-party facilitator to conduct one-on-one interviews with Board members as part of this annual evaluation process.

Each October, findings from the evaluation process are reviewed and discussed in executive session at each committee meeting and the full Board meeting. Based on these discussions, the directors may recommend improvements to the Board’s structure, processes, policies, or composition, or other changes.

The Board Chair also conducts one-on-one interviews with each director to seek additional insights and provide feedback.

The chair of the Nominating and Governance Committee reviews the Board Chair’s peer evaluation and provides feedback if appropriate.

Finally, the Board, its committees, and (where appropriate) management work to implement the feedback from this evaluation process to improve Board performance and effectiveness.

Following this process, the Nominating and Governance Committee annually reviews—and makes recommendations to the Board regarding—its process for evaluating the effectiveness of the Board, its committees, and individual directors.

Board Committees

The Board has five standing committees: Audit, Compensation, Nominating and Governance, Finance, and Energy Innovation and Technology. Each member of the Audit, Compensation, and Nominating and Governance committees meets the independence and other requirements of the New York Stock Exchange (NYSE) listing standards and SEC rules (including the heightened requirements that apply to audit or compensation committee members, as applicable).

In addition, each member of the Audit Committee is financially literate, and each of Mr. de La Chevardière and Mr. Sheets qualifies as an “audit committee financial expert” under applicable SEC rules.

The Nominating and Governance Committee nominates directors to serve on and chair the Board’s committees, for final approval by the full Board. The following table reflects the current membership of the Board’s standing committees.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Energy Innovation and Technology Committee
Peter Coleman
Patrick de La Chevardière	Chair
Miguel Galuccio				Chair
Jim Hackett(1)
Samuel Leupold
Maria Moræus Hanssen					Chair
Vanitha Narayanan			Chair
Jeff Sheets		Chair
(1)	Independent Board Chair

Each standing committee operates under a written charter that sets forth the purposes, responsibilities, and membership requirements of that committee. Each committee reviews the adequacy of its charter at least annually and recommends changes to the Board for approval.

All committees also report regularly to the Board with respect to their activities. Committee charters are available on SLB’s website at https://www.slb.com/about/leadership-and-governance/corporate-governance.

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Meeting Attendance

In 2025, our directors attended an average of 97% of the meetings of the Board and its committees on which they served, and no incumbent director attended fewer than 75% of the total number of meetings of the Board and its committees on which they served. Meetings of the Board and its committees were held in 2025 as follows:

	# of Meetings	(1)
Board of Directors	6
Audit Committee	5
Compensation Committee	5
Finance Committee	5
Energy Innovation and Technology Committee	2
Nominating and Governance Committee	4

(1)	Includes two special meetings of the Board of Directors.

At each 2025 Board meeting, the Board’s independent Chair led one or more executive sessions of our non-employee directors. In addition, SLB officers regularly attend Board meetings to present information on our business and strategy, and directors have worldwide access to our employees outside of Board meetings. From time to time between meetings, Board and committee members confer with each other, with management, and with independent consultants, and representatives of management may meet with these consultants on behalf of the relevant committee.

No director attended our 2025 AGM, in line with our Articles of Incorporation and with the Board’s policy that directors are welcome, but not required, to attend our AGMs.

Director Independence

Our Corporate Governance Guidelines provide that at least a majority of the Board must consist of independent directors, in accordance with the NYSE listing standards. In addition, our Board has adopted director independence standards that meet or exceed the independence requirements in the NYSE listing standards, and which can be found in our Corporate Governance Guidelines.

Based on the review and recommendation by the Nominating and Governance Committee, the Board has determined that each director nominee listed above under “Election of Directors—Our Director Nominees” is “independent” under NYSE listing standards and our director independence standards, except for our CEO and Mr. Galuccio. In addition, the Board determined that each member of the Audit, Compensation, and Nominating and Governance committees meets the independence and other requirements of the NYSE listing standards and SEC rules (including the heightened requirements that apply to audit or compensation committee members, as applicable). Lastly, former directors Dr. Tatiana Mitrova, Dr. Ulrich Spiesshofer, and Ms. Mamatha Chamarthi were independent throughout their tenures on the Board in 2025.

Our Board’s confirmation of the independence of our independent directors includes a review of transactions that occurred since the beginning of 2023 with entities associated with our directors or members of their immediate family.

In making its independence determinations, the Board considered that our independent directors serve as directors, trustees, outside consultants, or advisory board members at companies and universities that have had commercial business relationships with SLB. These relationships all involved commercial transactions in the ordinary course with SLB, which were less than the greater of $1 million or 1% of the other entity’s annual revenues during 2025, 2024, and 2023; except for transactions with Kosmos Energy (Kosmos), where Ms. Moræus Hanssen serves as a director, which involved commercial transactions in the ordinary course with SLB that were less than 5% of Kosmos’ 2025, 2024 and 2023 revenues.

As part of SLB’s ongoing support of STEM research and educational initiatives, for many years SLB has provided charitable contributions to, and has funded research collaborations with, universities and other non-profit organizations around the world. Our Board has voluntarily adopted an additional independence factor assessing charitable relationships in SLB’s Corporate Governance Guidelines. As a result, the Board reviews SLB’s charitable contributions to academic and other non-profit institutions with which our directors are affiliated. Since the beginning of 2023, these contributions involved less than $120,000 per year, except for contributions to two universities where Mr. Hackett teaches or lectures—the University of Texas at Austin (contributions were less than $700,000 per year) and Rice University (contributions were less than $200,000 per year). Mr. Hackett had no involvement in any contributions made to these universities. No director received any personal benefit from any SLB charitable contributions.

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Certain Relationships and Related Person Transactions

The Board has a written policy governing the review, approval, and ratification of “related person transactions.” Under SEC rules, as applied by the Board, “related persons” include any director, executive officer, director nominee, or greater than 5% shareholder of SLB since the beginning of the previous fiscal year, and their immediate family members. The policy applies to any transaction in which SLB is a participant and any related person has a direct or indirect material interest, where the amount involved exceeds $120,000, unless excluded under Item 404(a) of SEC Regulation S-K.

The Nominating and Governance Committee is responsible for reviewing and, where appropriate, approving or ratifying, any related person transaction involving SLB and any related persons. The Nominating and Governance Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of SLB and its shareholders.

SLB has an ongoing commercial relationship with Vista Energy, where Mr. Galuccio serves as chairman of the board and chief executive officer. In 2025, SLB contracted in an arms’ length manner with Vista Energy to deliver oilfield services and products in the ordinary course, for which Vista Energy paid SLB approximately $380 million. These transactions between SLB and Vista Energy render Mr. Galuccio non-independent under the NYSE listing rules and our Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

Mr. Sheets (Chair), Ms. Moræus Hanssen, Ms. Narayanan, Mr. Coleman, and Dr. Spiesshofer each served on the Compensation Committee during 2025. None of the members of the Compensation Committee who served during 2025 is or has been an SLB officer or employee or had any relationship that is required to be disclosed as a transaction with a related person. In addition, during 2025, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that has one or more executive officers serving as members of our Board or our Compensation Committee.

Securities Transaction Policy

We have a securities transactions policy governing the purchase, sale and other dispositions of our securities by directors, officers, and employees. We believe that our securities transactions policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of this policy is filed as Exhibit 19 to our 2025 Annual Report.

How to Communicate with Our Board

We maintain a process for shareholders and others to direct communications to the Board, our independent Board Chair, or any Board member or committee by writing to our Chief Legal Officer and Secretary. This process assists the Board in reviewing and responding to communications by shareholders and other interested parties. The Board has instructed our Chief Legal Officer and Secretary to review correspondence directed to the Board (including to the Chair and any Board committee) and, at the Secretary’s discretion, to forward those items that she deems appropriate for the Board’s consideration. Communications can be sent to the following address:

SLB Board of Directors

c/o SLB Chief Legal Officer and Secretary

5599 San Felipe

Houston, Texas 77056

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Director Compensation

Our director compensation philosophy is to appropriately compensate our non-employee directors for the time, expertise, and effort required to serve as a director of a large and complex global company, and to align the interests of our directors with those of our shareholders. Directors who are SLB employees do not receive compensation for serving on the Board.

Director Pay Components

Cash Compensation

Non-employee directors received the following cash compensation paid in quarterly installments:

•	for the first eight months of 2025, a pro-rated annual cash retainer of $115,000, or $215,000 for our independent Board Chair, and for the last four months of 2025, a pro-rated annual cash retainer of $120,000, or $240,000 for our independent Board Chair;
•	an annual fee of $10,000 for each committee membership; and
•	if the director is the chair of a committee, for the first eight months of 2025, a pro-rated annual fee of $20,000 in lieu of the fee for committee membership, and for the last four months of 2025, a pro-rated annual fee of $25,000 in lieu of the fee for committee membership.

Equity Compensation

In 2025, we granted shares of SLB common stock valued at approximately $190,000 for each non-employee director, or $290,000 for our independent Board Chair.

For 2025, our non-employee directors received the following grants of SLB common stock on May 1, 2025:

•	8,721 shares to Mr. Hackett, our independent Board Chair, and
•	5,714 shares to each other non-employee director.

The following table provides information on the compensation paid to our non-employee directors in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)	Total ($)
Peter Coleman	145,000	192,791		337,791
Patrick de La Chevardière	150,000	192,791		342,791
Miguel Galuccio	140,000	192,791		332,791
Jim Hackett	227,500	294,247		521,747
Samuel Leupold	147,500	192,791		340,291
Tatiana Mitrova(2)	13,003	—		13,003
Maria Moræus Hanssen	160,000	192,791		352,791
Vanitha Narayanan	157,500	192,791		350,291
Jeff Sheets	150,000	192,791		342,791
Ulrich Spiesshofer(2)	13,003	—		13,003
(1)	Amounts reported reflect the aggregate grant date fair value of the stock awards computed in accordance with applicable accounting standards, based on the closing stock price on May 1, 2025, the grant date.
(2)	Did not stand for re-election at our 2025 AGM.

Non-employee directors who begin their Board, Board Chair, committee, or committee chair service after the AGM receive a prorated amount of annual compensation. SLB also reimburses non-employee directors for travel, external board education opportunities, and other business expenses incurred in the performance of their services for us.

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Annual Director Pay Review

Our Compensation Committee annually reviews our non-employee director compensation, and periodically recommends that the Board approve updates to director pay. In 2025, the Committee’s director pay review took into account multiple factors including our director compensation philosophy, changes in market practices, the continued expansion of director and committee chair responsibilities, consultations with the Committee’s independent compensation consultant, Pay Governance, and feedback received during our shareholder engagements. Based on that review, the Committee re-evaluated non-employee director compensation and approved certain increases for the first time since 2017.

Beginning on September 1, 2025, non-employee directors received the following compensation increases, pro-rated for the last four months of 2025:

•	an increase of the annual cash retainer for non-employee directors from $115,000 to $120,000;
•	an increase of the annual cash retainer for our independent Board Chair from $215,000 to $240,000; and
•	an increase of the annual fee for committee chairs in lieu of the fee for committee membership from $20,000 to $25,000.

Additionally, beginning on May 1, 2026, non-employee directors will receive the following compensation increases:

•	an increase of the annual stock grant for non-employee directors from $190,000 to $195,000; and
•	an increase of the annual stock grant for our independent Board Chair from $290,000 to $310,000.

While our Compensation Committee is aware that other jurisdictions may have differing director compensation practices, the Committee believes it is in the best interests of SLB and our shareholders as a whole to align to market practice among NYSE-listed companies and companies like SLB with a large U.S. shareholder base. The Committee also believes that the interests of our non-employee directors are most aligned with the interests of our shareholders when a significant portion of director compensation is paid through stock grants.

Director Stock Ownership Guidelines

The Board believes that ownership of SLB stock by our directors aligns their interests with the interests of our shareholders. Accordingly, the Board has established a guideline that each non-employee director must, within five years of joining the Board, own a minimum dollar value of shares of SLB common stock equal to five times (5x) that director’s annual cash retainer. Each of our non-employee directors who has been a Board member for at least five years is in compliance with these stock ownership guidelines.

Director Deferral Plan

Non-employee directors may elect to defer all or a portion of their annual stock or cash awards through the SLB 2004 Stock and Deferral Plan for Non-Employee Directors (the Directors Stock Plan). When directors elect to defer their stock award, their deferred compensation account is credited with a number of “stock units.” Each stock unit is equal in value to a share of our common stock, but because it is not an actual share of our common stock it does not have any voting rights. When directors elect to defer their cash award, they may choose to invest such deferred cash compensation into SLB common stock, or money market equivalents, or an S&P 500 equivalent. Deferrals into a stock account are credited with dividend equivalents in the form of cash to be paid at the time of vesting and deferrals into the cash account are credited with gains or losses based on the monthly performance of the various investment options described above. Following retirement from our Board and depending on the director’s election, a non-employee director may receive the deferred compensation on the date of the director’s retirement or a date that is one year following the date of the director’s retirement.

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Stock Ownership Information

Security Ownership by Management and Our Board

The following table sets forth information as of January 31, 2026, regarding the beneficial ownership of SLB common stock by each director and director nominee, each named executive officer, and all SLB directors and executive officers as a group.

	Beneficial Ownership of SLB Common Stock
Name	Number of Shares	(1)	Percentage of Class	(2)
Khaled Al Mogharbel (NEO)	183,037		<1%
Stephane Biguet (NEO)	155,548		<1%
Peter Coleman	18,671		<1%
Patrick de La Chevardière	19,525		<1%
Miguel Galuccio	48,225		<1%
Jim Hackett	20,966		<1%
Olivier Le Peuch (NEO)	1,504,044	(3)	<1%
Samuel Leupold	25,708		<1%
Abdellah Merad (NEO)	160,602	(4)	<1%
Maria Moræus Hanssen	31,558		<1%
Vanitha Narayanan	17,260		<1%
Demosthenis Pafitis (NEO)	178,810	(5)	<1%
Dianne Ralston (NEO)	224,097		<1%
Jeff Sheets	39,025		<1%
All directors and Executive Officers, as a group (15 persons)	2,340,083	(6)	<1%
(1)

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the below footnotes and subject to applicable community property laws, to our knowledge the persons named in this table have sole voting and investment power with respect to the securities listed. None of the shares are subject to any pledge.

The number of shares beneficially owned includes shares of SLB common stock that the individual or group has the right to acquire within 60 days of January 31, 2026, including exercisable options to purchase SLB common stock, as well as RSUs and PSUs that will vest within 60 days. This column does not reflect (x) shares of SLB common stock deferred under the Directors Stock Plan, or (y) the number of shares earned but not yet issued under our 2023 ROCE PSUs, because SLB will finally determine the number of shares earned after the applicable comparator companies disclose their full-year audited 2025 results, as described under “Compensation Discussion and Analysis—Elements of 2025 Total Compensation—Long-Term Equity Incentive Awards—Payouts Under Prior LTI Awards—PSUs and RSUs Vesting in 2026” on page 43 of this proxy statement.

(2)	Percentage ownership is calculated based on the 1,502,561,554 shares of our common stock outstanding on January 31, 2026.
(3)	Includes options to purchase 45,000 SLB shares.
(4)	Includes options to purchase 20,000 SLB shares.
(5)	Includes options to purchase 72,510 SLB shares and 710 shares held by Mr. Pafitis’ spouse.
(6)	Includes options to purchase 182,780 SLB shares, all of which are held by our Executive Officers. Unless otherwise indicated, the address of each person listed on the table above is c/o SLB, 5599 San Felipe, Houston, Texas 77056.

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Security Ownership by Certain Beneficial Owners

The following table sets forth information for the persons known by us to be the beneficial owners of more than 5% of our common stock, based solely on the information reported by such persons in their most recent Schedule 13D and 13G filings with the SEC.

For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 1,502,561,554 shares of our common stock outstanding on January 31, 2026.

	Beneficial Ownership of SLB Common Stock
Name and Address	Number of Shares	Percentage of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	185,363,911	12.3%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	108,344,912	7.2%
State Street Corporation(3) State Street Financial Center One Lincoln Street Boston, MA 02111	84,804,647	5.6%
(1)	Based solely on a Statement on Schedule 13G/A filed on October 30, 2025. This filing indicates that The Vanguard Group has shared voting power with respect to 8,901,490 shares, sole investment power with respect to 170,904,290 shares and shared investment power with respect to 14,459,621 shares.
(2)	Based solely on a Statement on Schedule 13G/A filed on February 6, 2024. This filing indicates that BlackRock, Inc. has sole voting power with respect to 98,480,988 shares and sole investment power with respect to 108,344,912 shares.
(3)	Based solely on a Statement on Schedule 13G/A filed on January 30, 2024. This filing indicates that State Street Corporation has shared voting power with respect to 60,557,091 shares and shared investment power with respect to 84,755,731 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers and directors to file an initial report of ownership of SLB common stock on Form 3, and to file reports of changes in ownership on Form 4 or Form 5. Based solely on a review of the Forms 3, 4 and 5 filed electronically with the SEC during 2025 with respect to SLB, and on written representations from our executive officers and directors, we believe that one transaction required to be reported under Section 16(a) was not timely reported during 2025. One Form 4 required to be filed by Mr. Coleman relating to shares sold on November 26, 2025, was not timely filed, but a Form 4 reporting these sales was subsequently filed on December 2, 2025.

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ITEM 2. Advisory Approval of Our Executive Compensation

Our Board is asking you to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement. This item, which is provided pursuant to Section 14A of the Exchange Act, is commonly referred to as a “say-on-pay” resolution.

The Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to attract, motivate, and retain talented Executive and Corporate Officers as identified under “Information About Our Executive Officers” in our 2025 Annual Report,
•	to drive the achievement of companywide financial objectives, as well as other strategic objectives, while balancing rewards for short-term and long-term performance, and
•	to align the interests of our Executive and Corporate Officers with those of our shareholders,

each as described in the “Compensation Discussion and Analysis” section of this proxy statement.

Our Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals, and that the compensation of our NEOs, as reported in this proxy statement, has contributed to SLB’s short-term and long-term success. Therefore, we are asking our shareholders to approve the compensation of our NEOs by voting “FOR” the following resolution on an advisory basis:

RESOLVED, that the compensation paid to SLB Limited’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.

This vote is non-binding, but our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

At our 2023 AGM, our shareholders supported, on an advisory basis, the Board’s proposal that the say-on-pay advisory vote occur on an annual basis. Although annual say-on-pay advisory votes are not required by our bylaws, the Board currently believes that having our shareholders provide annual feedback on our compensation practices supports effective governance. As a result, our proxy statement for our 2027 AGM will include a say-on-pay advisory proposal.

The Board of Directors recommends a vote FOR this Item 2.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with SLB’s management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the SLB Board of Directors

Jeff Sheets, Chair	Peter Coleman	Vanitha Narayanan

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our compensation policies and practices as they relate to our six named executive officers (NEOs) identified below. The purpose of the CD&A is to explain the elements of our NEOs’ 2025 compensation, the criteria for selecting these elements, the decisions our Compensation Committee made with respect to the 2025 compensation of our NEOs, and the reasons for those decisions.

Olivier Le Peuch	Stephane Biguet	Abdellah Merad	Dianne Ralston	Demosthenis Pafitis	Khaled Al Mogharbel
Chief Executive Officer	EVP and Chief Financial Officer	EVP, Core Services and Equipment	Chief Legal Officer and Secretary	Chief Technology Officer	Advisor to the CEO; former EVP, Geographies

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2025 Compensation Decisions and Results

In making decisions for 2025 executive compensation, our Compensation Committee continued to focus on pay-for-performance alignment, motivating and incentivizing outperformance, maintaining stability and retaining our top talent through business cycles, and appropriately compensating our executives for effectively deploying capital, generating strong cash flow, and creating long-term shareholder value.

In addition, the Committee considered that our executive compensation program received the support of approximately 94.5% of the votes cast at our 2025 AGM. Based on this overwhelming support, as well as direct shareholder feedback, the Committee maintained our executives’ long- and short-term incentive compensation programs largely consistent with 2024.

Diversified LTI Program Structure with Rigorous PSU Performance Targets	Strategy-Focused STI Program with Emissions Intensity Reduction Goals for All NEOs

Our NEOs continued to receive a mix of LTI grants in 2025, with 75% of their target LTI opportunity awarded in the form of PSUs, and 25% awarded in the form of three-year, time-based RSUs. As in 2024, payout under the 2025 PSUs will be contingent on achieving rigorous absolute FCF margin, relative ROCE, and relative TSR performance goals over a three-year period.

We continued to tie 70% of our NEOs’ target short-term cash incentive opportunity to Company financial goals—full-year adjusted EBITDA and free cash flow—to ensure that our executives remained focused on profitable, sustainable growth. In addition, we continued to include in our 2025 STI plan an additional 10% quantitative component (at target) focused on reducing SLB’s emissions intensity and improving gender balance in our global workforce.

Performance-Aligned LTI and STI Payouts

Our NEOs’ LTI award payouts for the 2023-2025 performance period were based on SLB’s strong multi-year FCF margin results and above target ROCE performance, offset by below-minimum performance relative TSR results. Our NEOs also earned performance-aligned 2025 STI payouts based on SLB’s near-target adjusted EBITDA and free cash flow results and substantially achieved strategic non-financial and personal objectives.

Long-Term Equity Incentive Results*	Short-Term Cash Incentive Results*

Total LTI Award Payout — 113% — Our NEOs earned total LTI payouts of 113% of target with respect to the three-year LTI awards (including RSUs vested at 100%) that were granted in 2023 and vested in January 2026.

Strong FCF Margin PSU Payout — Our NEOs earned 228% of the target shares of SLB stock under the three- year FCF margin PSUs, based on SLB’s three-year, cumulative FCF margin of 11.7%.

Above-Median ROCE Results — Our NEOs earned 126% of the target shares of SLB stock under the three-year ROCE PSUs, based on SLB’s above-median three-year relative ROCE performance as compared to the comparator group.

Zero TSR Payout — Our three-year relative TSR percentile rank was below the minimum performance target for the TSR PSUs granted in 2023. As a result, our CEO and other NEOs earned no payout under the TSR component of our PSUs granted in 2023.

Average STI Payout — 83% — Our current NEOs earned an average 2025 cash incentive payout of 83% of target.

Adjusted EBITDA — SLB’s 2025 adjusted EBITDA demonstrated consistent financial performance despite a difficult market environment and resulted in our current NEOs earning 76% of the target payout.

Free Cash Flow — SLB’s 2025 free cash flow highlighted the unique strengths of our portfolio to generate significant cash flow in varied market conditions and resulted in our current NEOs earning 82% of the target payout.

Non-Financial Achievements — We measurably reduced our Scope 1 and 2 emissions intensity year on year and by year-end 2025 women represented 25.5% of our salaried population, achieving our targets for both metrics. As a result, our NEOs earned 100% of the target payout for the quantitative non-financial component of our STI plan. Additionally, our NEOs earned an average payout of 91% from achieving their strategic personal objectives.

*	Incentive targets and results were determined without regard to ChampionX, which was acquired in the third quarter of 2025.

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Framework for Setting 2025 Executive Compensation

Program Design and Pay-for-Performance Philosophy

Our 2025 executive compensation program consisted of three primary elements comprising our executives’ total compensation: LTI equity incentive awards (PSUs and RSUs), STI (annual) cash incentive awards, and base salary. Within these elements, 75% of our executives’ 2025 target LTI equity awards and 100% of their STI awards were performance-based. These elements have allowed us to remain competitive and attract, retain, and motivate top executive talent whose interests are aligned with those of our shareholders.

The table below sets out the primary elements of our NEOs’ 2025 total compensation, certain key features of each element, and how each of these compensation elements supports our strategy.

Type	Element	Key Features	How Elements Support Our Strategy	Performance- Based?	At Risk?
	25% Free Cash Flow Margin PSUs	Absolute performance metric, based on our FCF margin over a 3-year period	• Aligns with our financial ambition of achieving double-digit FCF margin • Encourages our NEOs to generate high-quality revenue, which translates into strong free cash flow
	25% Return on Capital Employed PSUs	Relative performance metric, comparing our average annual ROCE over a 3-year period to that of our direct competitors

•

Measures the efficiency of our capital employed relative to direct competitors, consistent with our strategic priorities

•

Motivates and rewards our executives for relative outperformance on a key financial metric

	25% Total Shareholder Return PSUs	Relative performance metric, comparing our cumulative TSR over a 3-year period to TSR of our direct competitors and S&P Global 1200 Energy Index

•

Directly aligns executive LTI payouts with shareholder value creation

•

Uses a clear and objective metric to evaluate our performance against our direct competitors and against the broader global energy sector

	25% Time-Based RSUs	Cliff vesting after 3 years, if still employed by SLB	• Promotes stability and retention of our executive team through business cycles
	70% Quantitative Company Financial Goals	Evenly split between achieving adjusted EBITDA targets and free cash flow targets	• Adjusted EBITDA reflects the quality of SLB’s earnings • Strong free cash flow allows us to sustainably return value to shareholders through dividends and stock repurchases
	10% Quantitative ESG Goals	Targets to reduce emissions intensity and increase gender balance	• Aligns our executives’ annual pay to SLB’s strategic non-financial goals
	20% Individual Goals	Strategic personal objectives	• Aligns to our strategic focus areas, as detailed on page 38
	Base Salary	Only fixed compensation element	• Provides a base level of competitive cash compensation, while all other pay elements are variable or contingent on performance

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In setting our executives’ compensation, our Compensation Committee believes that:

•	the pay of our NEOs and other executives should be strongly linked to performance that is evaluated against financial and strategic objectives, and should balance incentivizing outperformance, ensuring retention, and maximizing shareholder value,
•	our performance-based LTI and STI awards should utilize clear, quantitative financial metrics that are closely aligned with our corporate strategy and stated external objectives and should be effective through all industry cycles,
•	LTI awards should encourage the creation of long-term shareholder value, align our executives’ compensation with our shareholder returns, and incentivize our executives to achieve difficult but attainable strategic and financial goals that support our long-term performance and our leadership position in our industry,
•	our executive compensation structure should enable us to recruit, develop, motivate, and retain top global talent, both in the short term and long term, and
•	stock ownership guidelines, which require our executives to hold stock acquired through LTI awards, further align the interests of our executives with those of our other shareholders.

At-Risk Pay Mix

Our executive compensation program is designed so that the higher an executive’s position in the Company, the greater the percentage of compensation is “at risk”. At-risk compensation refers to an executive’s LTI awards, which include both RSU and PSU grants, and STI awards, also referred to as an annual cash bonus. For LTI awards, RSU awards require continued employment throughout the vesting period, while PSU grants require the attainment of pre-determined Company performance objectives and continued employment throughout the vesting period. For STI awards, cash payments require the attainment of pre-determined individual and Company performance objectives as well as continued employment throughout the performance period. We believe that having a significant portion of our executives’ compensation at risk supports our retention objective and more closely aligns their interests with Company interests and with the interests of our shareholders.

Approximately 90% of our CEO’s 2025 target total compensation was at risk, and approximately 83% of our other NEOs’ 2025 target total compensation was at risk, as illustrated below.

CEO 2025 Target Pay Mix	Other NEO 2025 Average Target Pay Mix(1)

(1)	Does not include pay mix for Mr. Al Mogharbel, who stepped down from his role as EVP, Geographies, effective May 1, 2025, and was appointed Advisor to the CEO, a non-executive officer position.

Based on market data provided by Pay Governance, our Compensation Committee’s independent compensation consultant, the pay mix of our NEOs is well-aligned with that of the companies in our two main executive compensation peer groups, as described in “—Other Aspects of Our Executive Compensation Program—Our Peer Group Companies” on page 45.

In January 2025, the Committee reviewed the mix of base salary, target STI, and target LTI, as described under the captions “—Elements of 2025 Total Compensation—Base Salary” and “—Long-Term Equity Incentive Awards.” The Committee concluded that the 2025 pay mix for each of our NEOs was appropriate, based on the proportion of compensation elements at companies in our main executive compensation peer groups, as well as internal factors.

Consistent, Strong Shareholder Support

Our executive compensation program received the support of approximately 94.5% of the votes cast at our 2025 AGM our shareholders, marking the fifth consecutive year of strong shareholder support of well over 90% of votes cast. As a result and based on past shareholder feedback, our Compensation Committee believes that our overall compensation program design is well-supported by our shareholders.

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Best Practices in Executive Compensation Governance

Below is a summary of some of our executive compensation best practices and policies. For additional details, see “Executive Compensation Governance” beginning on page 47 of this proxy statement.

What We Do	What We Don’t Do
At Risk Pay — A significant portion of our executives’ compensation is at risk, based on a mix of absolute and relative financial metrics. Both cash incentive and performance-based equity compensation are subject to our clawback policy and in 2025, the Board added an additional clawback for executive misconduct.

Performance-Based STI Awards — At least 70% of our executives’ target 2025 STI opportunity is based on achieving rigorous quantitative Company financial goals.

Robust Stock Holding Requirements — Our CEO is required to own an amount of SLB shares valued at six times (6x) his annual base salary; our EVPs must own at least three times (3x) their annual base salaries; and all other Executive and Corporate Officers must own at least two times (2x) their annual base salaries.

Mandatory Retention of Shares — Executives must retain 50% of the net shares they acquire upon the exercise of stock options and the vesting of PSUs and RSUs, until they achieve the required ownership level under our stock ownership guidelines.

Annual Peer Compensation Review — We annually review all officer compensation opportunities against our peer groups.

No gross-ups on excise taxes.

No repricing or exchanging options without shareholder approval.*

No hedging or pledging of SLB stock by Executive or Corporate Officers or directors.

No LTI or STI payouts if we fail to achieve pre-established minimum performance criteria.

No excessive perquisites to our Executive or Corporate Officers.

No executive pension or insurance plans exclusively for executives.

No change-in-control agreements, and no automatic acceleration of equity awards upon a change in control.

PSUs and RSUs do not accrue or pay dividends or dividend equivalents or have voting rights prior to vesting.

We do not dilute our shareholders with excessive employee equity grants. Our 2025 “burn rate,” or stock awards granted as a percentage of common shares outstanding, was only 0.52%.

*

No stock options have been issued since 2017, as further described below in the section titled “—Payouts Under Prior LTI Awards —Stock Options”

Elements of 2025 Total Compensation

Base Salary

Base salary is the only fixed portion of an executive’s annual compensation, providing some stability of income since the other compensation elements are at risk. Our Compensation Committee annually reviews and approves the base salary levels for our Executive and Corporate Officers (other than the CEO) after considering comparable salaries for executives with similar responsibilities in our main executive compensation peer groups, comparisons to internal peer positions, recent Company performance, individual performance, business experience and potential, economic trends, and the CEO’s recommendations. The Committee annually reviews the base salary of our CEO in executive session and recommends his base salary amount to the independent members of the Board for approval, based on the criteria described above.

In January 2025, our Compensation Committee reviewed the base salaries of each of our NEOs in line with the factors described above. Based on comparative market data and the above described factors, the Committee determined to maintain the base salaries of Mr. Le Peuch, Mr. Biguet, Mr. Al Mogharbel, Mr. Merad, and Ms. Ralston at their then-current levels for 2025, and approved an increase to Mr. Pafitis’s 2025 base salary from $650,000 to $750,000, in light of performance and internal pay equity considerations. Mr. Al Mogharbel’s annual base salary was further adjusted in connection with his decision to step down from his role as SLB’s EVP, Geographies and his appointment as Advisor to our CEO, as further described below in the section entitled “—Other Benefits—Agreement with Advisor to the CEO.”

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Short-Term Cash Incentive Awards

We pay performance-based short-term (annual) cash incentives to our executives to foster a results-driven, pay-for-performance culture, and to align executives’ interests with those of our shareholders. STI awards are earned according to the achievement of quantitative Company financial and non-financial objectives, as well as strategic individual and shared objectives. Our Compensation Committee selects performance measures that it believes support our strategy and strike a balance between motivating our executives to increase near-term financial and operating results and driving profitable long-term Company growth and value for shareholders.

For 2025, 70% of our NEOs’ target STI opportunity was based on achieving quantitative Company financial objectives, 10% was based on achieving quantitative Company non-financial objectives, and 20% was based on strategic personal objectives. The financial portion of the target plan was evenly split between adjusted EBITDA and free cash flow performance goals. The total maximum STI payout for 2025 was 200% of target—consistent with 2024—and the weighted payout range for each metric as a percentage of target is reflected by the outer bars in the 2025 STI Opportunity Mix chart.

2025 STI Opportunity Mix

In January 2025, our Compensation Committee determined to leave the target STI opportunity for all NEOs unchanged from 2024, following a review of market data indicating that our NEOs’ target STI opportunity (as a percentage of base salary) was competitively positioned. As a result, the 2025 target STI opportunity was 150% of base salary for our CEO, 100% of base salary for Mr. Biguet, Mr. Merad, Ms. Ralston, and Mr. Al Mogharbel, and 75% of base salary for Mr. Pafitis.

The following table reflects our NEOs’ full-year 2025 STI results, together with relevant weightings of the different components and payouts under each component.

		SLB Financial Objectives				SLB Non-Financial Objectives		Strategic Personal Objectives
		Adjusted EBITDA		Free Cash Flow
Name	STI Opportunity as % of Base Salary	Weight (%)	Payout Result (%)	Weight (%)	Payout Result (%)	Weight (%)	Payout Result (%)	Weight (%)	Payout Result (%)	Total 2025 STI Paid as % of Target(1)
O. Le Peuch	150%	35	76	35	82	10	100	20	95	84%
S. Biguet	100%	35	76	35	82	10	100	20	95	85%
A. Merad	100%	35	76	35	82	10	100	20	100	85%
D. Ralston	100%	35	76	35	82	10	100	20	80	81%
D. Pafitis	75%	35	76	35	82	10	100	20	85	82%
K. Al Mogharbel(2)	100%	35	100	35	100	10	100	20	100	100%

(1)	Equals the sum of the financial, non-financial, and personal portions of the STI achieved, shown as a percentage of base salary.
(2)	Prorated for the four-month period that Mr. Al Mogharbel served as EVP, Geographies. Mr. Mogharbel received a prorated short-term cash incentive payment at target as part of his agreement to serve as Advisor to the CEO. For additional information regarding Mr. Mogharbel’s agreement, see “—Other Benefits—Agreement with Advisor to the CEO” beginning on page 43 of this proxy statement.

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Quantitative Company Financial Objectives

In setting quantitative Company financial targets and performance goals, our Compensation Committee believes it is important to establish criteria that are realistically attainable, yet still challenging in an uncertain global economy and for a cyclical industry. In selecting the financial performance measures and setting targets for our 2025 STI plan, the Committee considered the factors in the table below.

	Adjusted EBITDA	Free Cash Flow
Why did the Committee select this metric?

•

The Committee considers adjusted EBITDA to be a good indicator of the quality of our earnings.

•

Investors and market analysts often value SLB by reference to an EBITDA multiple, so this metric aligns our NEOs’ compensation to a key market valuation method.

•

A portion of our line management’s 2025 cash incentive opportunity was based on adjusted EBITDA performance goals, so this metric aligns executive pay with line management’s.

•

Free cash flow is a critical element of a strong balance sheet, and it allows us to sustainably return value to shareholders through dividends and stock repurchases, while making focused investments in future growth opportunities in areas of strategic importance.

•

The Committee also considers free cash flow to be a good indicator of the efficiency of capital management.

What is the Committee’s process for setting performance goals?

The Committee begins with a review of management’s plans and projections following bottom-up planning from the field. Adjusted EBITDA and free cash flow targets may increase or decrease year-on-year, taking into account, among other things, industry cycles, anticipated customer spending, activity growth potential, pricing, the introduction of new technology, strategic M&A activity, and commodity prices.

In addition, the Committee has discretion at the completion of the year to make adjustments to payouts based on conditions not anticipated in management’s plans.

Adjusted EBITDA Targets and Results

In May 2025, our Compensation Committee set full year adjusted EBITDA performance goals reflecting early 2025 economic and macro developments to our full year forecast. These performance goals do not reflect the impact of ChampionX, which was subsequently acquired in the third quarter of 2025. The Committee set the target performance goal slightly below SLB’s 2024 adjusted EBITDA result and provided a wider range of performance outcomes due to the challenging business outlook for the year, including potential impacts of changes to U.S. tariff policy. The Committee also provided an additional multiplier to maintain focus on margin performance while navigating the changing global economic landscape if an EBITDA margin of 25.0% or more was achieved.

The following table reflects our NEOs’ full-year adjusted EBITDA targets and corresponding potential payouts for 2025.

Performance Targets(1)		Potential Payout as a % of Target Opportunity(1)
< $7.70 billion		0%
$7.70 billion	Minimum	50%
$8.50 billion	Target	100%
$9.00 billion	Maximum	243%

(1)	For adjusted EBITDA results between any two performance targets, payout is prorated. However, achievement of any adjusted EBITDA performance goal and an adjusted EBITDA margin of 25.0% of more, results in an additional multiplier increasing the payout. The performance targets shown here do not reflect the impact of ChampionX.

Our Compensation Committee approved a payout of 76% of target for the adjusted EBITDA component of our 2025 STI plan after applying the payout matrix above to the actual results, excluding ChampionX. Additionally, our 2025 adjusted EBITDA margin, excluding ChampionX, was below 25.0%, so the additional multiplier did not apply. Our 2025 adjusted EBITDA demonstrated consistent financial performance despite a difficult market environment.

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Free Cash Flow Targets and Results

In May 2025, our Compensation Committee set full year free cash flow performance goals reflecting early 2025 economic and macro developments to our full year forecast. These performance goals do not reflect the impact of ChampionX. The Committee set the target performance goal slightly above SLB’s 2024 free cash flow result—and 6% higher than the 2024 target—based on management’s 2025 forecast, which called for free cash flow growth despite challenges in the current business environment. “Free cash flow” represents cash flow from operations less capital expenditures, APS investments, and exploration data costs capitalized.

The following table reflects our NEOs’ full-year free cash flow targets and corresponding potential payouts for 2025.

Performance Targets(1)		Potential Payout as a % of Target Opportunity(1)
< $3.70 billion		0%
$3.70 billion	Minimum	50%
$4.30 billion	Target	100%
$4.90 billion	Maximum	243%

(1)	For free cash flow results between any two performance targets, payout is prorated. The performance targets shown here do not reflect the impact of ChampionX.

Our Compensation Committee approved a payout of 82% of target for the free cash flow component of our 2025 STI plan after applying the payout matrix above to the actual results, excluding ChampionX. Our 2025 free cash flow results demonstrated the unique strengths of our portfolio and generated significant cash flow in challenging market conditions. This enabled us to return $4.02 billion to our shareholders through dividends and share repurchases—a 23% increase as compared to 2024.

Quantitative Company Non-Financial Objectives

In 2025, our Compensation Committee continued to tie 10% of our NEOs’ target 2025 STI opportunity to quantitative Company goals focused on reducing SLB’s emissions intensity and improving gender balance in our workforce, to align our executives’ annual compensation with SLB’s non-financial strategic objectives.

Reducing Scope 1 and 2 Emissions Intensity

SLB’s emissions reduction strategy is at the center of our identity and vision, and our commitment to a sustainable future is underscored by bold greenhouse gas (GHG) emissions reduction targets. In 2021, SLB became the first company in the energy services industry to commit to a 2050 net-zero GHG emissions target including all three emission scopes. Our 2050 goal is supported by interim milestones.

For 2025, our Compensation Committee selected a Scope 1 and 2 emissions intensity metrics for our NEOs’ STI plan, in support of our 2050 net-zero commitment and interim milestones. The Committee approved a goal for SLB to achieve a 7.0% year-on-year reduction in Scope 1 and 2 emissions intensity, because the Committee believes reducing emissions intensity is key to keeping the Company on the path to achieving its interim emissions reduction targets while continuing to grow its operations. These performance goals do not reflect the impact of ChampionX.

The following table reflects our NEOs’ emissions intensity reduction targets and corresponding potential payouts for 2025.

Scope 1 & 2 Emissions Intensity Reduction Performance Targets(1)		Potential Payout as a % of Target Opportunity(1)
Less than 3% emissions intensity reduction vs. 2024		0%
3% emissions intensity reduction vs. 2024	Minimum	50%
7% emissions intensity reduction vs. 2024	Maximum	100%

(1)	For results between any two performance targets, payout is prorated. The performance targets shown here do not reflect the impact of ChampionX.

In 2025, excluding the impact of ChampionX, we achieved a year-on-year reduction in Scope 1 and 2 emissions intensity that exceeded our performance target. As a result, and applying the matrix above, our Compensation Committee approved a payout of 100% of target under this component of our 2025 STI plan.

Improving Gender Balance

SLB recognizes the importance of accessing the best available talent and sees gender diversity as a source of creativity, innovation, and competitive advantage. In this regard, a number of years ago we set a goal to have women represent 30% of our salaried workforce globally by 2030. Our commitment to gender representation complements but does not supersede our merit-based recruiting and advancement practices.

For 2025, our Compensation Committee set the following global performance goals for our NEOs under this component of our NEOs’ STI plan. These performance goals do not reflect the impact of ChampionX.

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Global Gender Balance Performance Targets(1)(2)		Potential Payout as a % of Target Opportunity(1)
Below 25.0% women in salaried population		0%
25.0% women in salaried population	Minimum	50%
25.5% women in salaried population	Maximum	100%

(1)	For year-end results between any two performance targets, payout is prorated. The performance targets shown here do not reflect the impact of ChampionX.
(2)	Our salaried workforce, salaried population, or salaried roles, including executive roles, generally refer to all positions except those that are hourly based.

Women represented 25.5% of our salaried workforce globally at year-end 2025, excluding ChampionX, achieving our performance target. As a result, and applying the matrix above, the Committee approved a payout of 100% of target under this component of our 2025 STI plan.

SLB is an equal employment opportunity employer. SLB does not make employment decisions, including decisions regarding hiring, promotion, and compensation, on the basis of any legally protected characteristic, including gender; instead, SLB is focused on making opportunities to excel accessible to all. We implement this goal by our efforts and initiatives to adhere to employment laws in each of the jurisdictions in which we operate.

Strategic Personal Objectives

As discussed above, 20% of our NEOs’ target 2025 STI opportunity was tied to achieving strategic performance goals specific to their roles within SLB. These may relate to financial goals, such as profitability, revenue growth, capital management, or cost reduction; performance achievements, such as contract awards, operational reliability, or HSE goals; or other non-financial goals that are important to SLB’s strategy and reputation, such as accelerating customer adoption of energy transition services and digital technologies, or ethics and compliance goals.

Early each year, our Compensation Committee reviews and, subject to approval by the Board’s independent directors, approves our CEO’s strategic personal objectives for that year. The Committee also annually assesses our CEO’s performance against his strategic personal objectives established for the prior year, to determine the appropriate payout for the 20% of STI tied to his personal objectives. The CEO reviews and approves the strategic personal objectives of the other NEOs and assesses their performance against their pre-approved objectives in a similar way. The Committee annually approves the aggregate STI payouts for all Executive and Corporate Officers.

The following table reflects our NEOs’ 2025 strategic personal objectives and their achievements against those performance goals.

Performance Goal						Achievement
Cost Leadership
Increase SLB’s margin above a pre-established target year on year, resulting from an improvement in organizational optimization.						Achieved
Close ChampionX acquisition, and achieve synergies relating to the acquisition above a pre-established target.						Achieved
Strategic Growth
Approve a corporate growth strategy.						Mostly Achieved
Grow SLB’s integration development and production business above a pre-established target.						Achieved
Grow revenue from digital operations above a pre-established target.						Partially Achieved
Performance Execution
Achieve Lumi customer adoption above a pre-established target and demonstrate generative AI applications.						Achieved
Implement external reporting priorities, including separate reporting for Digital.						Achieved
Achieve certain safety metrics above a pre-established target.						Achieved
% of 2025 payout opportunity earned under strategic personal objectives	95%	95%	100%	80%	85%

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Long-Term Equity Incentive Awards

LTI awards are designed to give NEOs and other key employees a long-term stake in SLB, incentivize the creation of sustained shareholder value, and act as long-term retention and motivation tools—aligning employee and shareholder interests over the long term.

Since 2021, our Compensation Committee has awarded to our NEOs and other executives a diversified mix of LTI grants, with 75% of their target LTI opportunity awarded in the form of PSUs—with payout contingent on achieving absolute and relative performance goals over three-year periods—and 25% awarded in the form of three-year, time-based RSUs. The Committee believes that our current LTI program appropriately balances the following Committee objectives:

•	closely aligning PSU performance metrics with our long-term strategy, publicly disclosed Company financial objectives, and total shareholder return,
•	aligning pay with performance and incentivizing executives to create shareholder value,
•	maintaining a mix of absolute and relative PSU metrics, in light of the cyclicality of our industry,
•	motivating and incentivizing outperformance relative to our direct competitors and the broader global energy sector, and
•	promoting the stability and retention of our executive team through business cycles with awards of time-based RSUs.

As in 2024, the LTI program approved for 2025 consisted of four types of grants, equally weighted at target performance:

The maximum overall payout opportunity under the 2025 LTI program was 200% of target—consistent with 2024 and in line with market practice. The maximum payout opportunity for each type of LTI award is reflected by the outer bars in the chart above, with overall payout more heavily weighted in favor of Company financial performance metrics.

How We Determined the Target Value of 2025 LTI Equity Awards

The target value of an executive’s LTI grant increases with their level of responsibility at SLB. For our CEO and the other NEOs, it is the largest element of their compensation. In determining the value of LTI awards granted to our NEOs, our Compensation Committee (in recommending that the Board approve the CEO’s awards) and the CEO (in recommending awards for the other NEOs) first consider market data regarding the LTI value for the most comparable positions in our main executive compensation peer groups, as well as several other factors, such as:

•	SLB’s financial and operating performance,
•	the size and mix of the executive’s total compensation,
•	internal pay equity,
•	retention,
•	the executive’s contribution to SLB’s success, and
•	the level of competition for executives with comparable skills and experience.

Based on its review of comparator peer group data and internal equity factors, our Compensation Committee determined in January 2025 to maintain the 2025 grant date target LTI values at the same level awarded in 2024 for all of our NEOs.

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2025 Absolute FCF Margin PSUs — Performance Measures and Goals

In January 2025, our Compensation Committee set goals for the 2025 FCF Margin PSUs based on our absolute FCF margin over a three-year performance period (January 1, 2025 to December 31, 2027). At the end of the performance period, the Committee will certify our three-year cumulative absolute FCF margin and then determine the percentage of shares earned based on the graph below.

2025 FCF Margin PSU Payout Matrix

Payout (%)
300%
250%
200%
150%
100%
50%
0%
12%
Max
10%
Target
9%
Min
Zero payout
below 9%
8.0%
9.0%
10.0%
11.0%
12.0%
13.0%
FCF Margin (%)

The number of 2025 FCF Margin PSUs that will vest and convert to shares as of the vesting date can range from 0% to 250% of target, depending on our absolute FCF margin performance over the three-year period. In setting FCF margin performance goals in January 2025, the Committee determined to keep the minimum, target and maximum goals consistent with 2024. As illustrated in the graph above, no SLB shares will be earned if our FCF margin over the three-year performance period is less than the minimum performance goal of 9.0%.

FCF margin is calculated as free cash flow divided by revenue. FCF margin measures how efficiently we convert revenue into free cash flow, and is an indicator of capital efficiency and the quality of revenue. In selecting absolute FCF margin as the performance metric for 25% of our NEOs’ 2025 target LTI grant date fair value, the Committee considered that this metric was aligned with our capital allocation strategy and publicly disclosed financial objective of achieving double-digit FCF margin. The Committee also believes that tying a portion of our NEOs’ LTI payout to FCF margin encourages our executives to:

•	maintain capital discipline,
•	generate high quality revenue to allow for increased returns to shareholders and net debt reduction,
•	make key investments and capital expenditures in line with our stated growth strategy, including our energy transition strategy, and
•	increase SLB’s liquidity.

The Committee also selected absolute FCF margin as the performance metric for a portion of our NEOs’ 2025 LTI awards because the Committee sought to maintain a mix of absolute (FCF margin) and relative (ROCE and TSR) metrics in the LTI plan, to effectively manage industry cycles.

Free cash flow represents cash flow from operations less capital expenditures, Asset Performance Solutions investments and exploration data costs capitalized. The contribution of ChampionX to SLB’s FCF margin results will be included for 2026 and 2027 only since the acquisition of ChampionX was not completed until the third quarter of 2025.

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2025 Relative ROCE PSUs — Performance Measures and Goals

In January 2025, our Compensation Committee set goals for the 2025 ROCE PSUs based on our average annual ROCE over a three-year performance period (January 1, 2025 to December 31, 2027), as compared to the average annual ROCE of the direct competitors identified below, taken together over the same period (together the ROCE comparator group). The ROCE comparator group was the same as the group used for ROCE PSU grants made to our NEOs in 2025. At the end of the performance period, the Committee will certify our average ROCE and that of the ROCE comparator group as a whole, and then determine the percentage of shares earned based on the graph below.

2025 Relative ROCE PSU Payout Matrix

The number of 2025 ROCE PSUs that will vest and convert to shares on the vesting date can range from 0% to 250% of target, depending on our relative ROCE performance over the three-year period. As illustrated in the graph above:

•	If our average annual ROCE over the three-year performance period is four percentage points or more below the average of the ROCE comparator group, then no 2025 ROCE PSUs will vest and no shares will be earned. This is because our Compensation Committee believes our executives should not receive PSU payouts for significantly low relative ROCE performance.
•	If our average annual ROCE over the three-year performance period is equal to that of the average of the ROCE comparator group as a whole, then the 2025 ROCE PSUs will vest at 100% of target. If our average annual ROCE over that period is higher than that of the average of the ROCE comparator group as a whole, then the 2025 ROCE PSUs will vest up to 250% of target, as shown by the solid line in the graph above.
•	In addition, if both (x) our absolute, single-year ROCE is greater than 15% in 2027, and (y) our average annual ROCE over the three-year performance period exceeds that of the average of the ROCE comparator group as a whole, then the 2025 ROCE PSUs will vest at an increased rate (up to a maximum of 250%), as shown by the dotted line in the graph above.

ROCE is a measure of the efficiency of our capital employed. ROCE is a comprehensive indicator of long-term Company and management performance, measured in a way that is tracked and understood by many of our investors. Our Compensation Committee has based a portion of our NEOs’ LTI awards on a relative ROCE metric since 2016 because this metric allows us to directly compare how efficiently we deploy our capital against our direct competitors. The Committee also believes that tying a portion of our executives’ LTI payout to achieving our capital efficiency goals and comparing these results to our competitors will motivate our executives to focus on outperformance and will result in increased revenue and improved margins. In selecting ROCE as the performance metric for 25% of our NEOs’ 2025 target LTI grant date fair value, the Committee also considered that ROCE performance goals align executives’ potential ROCE PSU payouts with SLB’s goal of achieving ROCE above its weighted average cost of capital.

We calculate ROCE as a ratio, the numerator of which is (a) net income excluding charges and credits, plus (b) after tax net interest expense, and the denominator of which is (x) stockholders’ equity, including non-controlling interests (average of beginning and end of each quarter in the year), plus (y) net debt (average of beginning and end of each quarter in the year). The contribution of ChampionX to SLB’s ROCE results will be included for 2026 and 2027 only since the acquisition of ChampionX was not completed until the third quarter of 2025. Our Compensation Committee has discretion to cap payouts on the 2025 ROCE PSUs at 100% of target in the event of material asset impairments.

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2025 Relative TSR PSUs — Performance Measures and Goals

In January 2025, our Compensation Committee set goals for the 2025 TSR PSUs based on our relative TSR percentile rank, as compared to the cumulative TSR results achieved by the four direct competitors used for the 2025 ROCE PSUs, plus the S&P Global 1200 Energy Index as a fifth comparator (each, a TSR comparator), over a three-year performance period (January 16, 2025 to December 31, 2027). At the end of the performance period, the Committee will certify the three-year, cumulative TSR results for us and for each TSR comparator, based on the average of the 20 trading days prior to the start and end of the performance period. The Committee will then determine our percentile rank relative to the five TSR comparators, as well as the percentage of shares earned based on the graph below.

2025 Relative TSR PSU Payout Matrix

As in 2024, the number of 2025 TSR PSUs that will vest and convert to shares as of the vesting date can range from 0% to 200% of target, depending on our relative TSR performance over the three-year period. In maintaining the maximum payout opportunity for the 2025 TSR PSUs at 200%, which is below the maximum payout for the 2025 FCF Margin PSUs and 2025 ROCE PSUs, the Committee considered that management’s efforts would more directly affect FCF margin and ROCE, whereas management had less control over SLB’s TSR relative to that of the TSR comparator companies, due to external market and economic influences.

As illustrated by the graph above, our Compensation Committee set the target performance goal above median at the 60th percentile, consistent with 2024. No SLB shares will be earned if our three-year, cumulative TSR is in the bottom 25th percentile rank as compared to that of the individual TSR comparator companies. The Committee determined in 2025 to maintain the same TSR comparators as it had selected in 2024, to continue motivating our NEOs to outperform both our direct competitors and the broader global energy market.

Payouts Under Prior LTI Awards

PSUs and RSUs Vesting in 2025

In January 2025, our Compensation Committee approved payout results for the PSUs issued in 2022 to our NEOs based on the Committee’s previously approved performance criteria. Our NEOs earned:

•	85% of target under the FCF margin PSUs issued in 2022, based on the cumulative FCF margin of 9.7% for the three-year performance period applicable to those PSUs, slightly below the 10.0% target performance goal.
•	235% of target under the relative ROCE PSUs issued in 2022, based on our average annual ROCE for the three-year performance period being finally determined as 360 bps above the average of the ROCE comparator group, together with our double-digit absolute ROCE in 2024.
•	42% of target under the relative TSR PSUs issued in 2022, based on our TSR percentile rank of 33% as compared to the applicable TSR comparator group.

Additionally, the RSUs granted in January 2022 vested in January 2025.

In total, our NEOs received an average payout of 115.5% of their 2022 target LTI opportunity. For additional details, see the Option Exercises and Stock Vested in 2025 table on page 52 of this proxy statement.

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PSUs and RSUs Vesting in 2026

In January 2023, our Compensation Committee approved PSU awards to our NEOs as an element of their 2023 LTI opportunity as follows:

•	25% based on achievement of an absolute FCF margin achieved over the three-year performance period (the 2023 FCF Margin PSUs).
•	25% based on our average annual ROCE achieved over the three-year performance period as compared to the average annual ROCE of the ROCE comparator group (the 2023 ROCE PSUs).
•	25% based on our relative TSR percentile rank compared to the cumulative TSR results achieved by the five TSR comparators over a three-year performance period (the 2023 TSR PSUs). The comparator companies were Halliburton, Baker Hughes, TechnipFMC, and NOV, plus the S&P Global 1200 Energy Index as the fifth comparator.

Additionally, 25% of our NEOs’ target LTI opportunity is awarded in the form of three-year, time-based RSUs.

In January 2026, the Committee approved the results for the 2023 FCF Margin PSUs, 2023 ROCE PSUs, and 2023 TSR PSUs using the Committee’s previously approved performance criteria and previously approved payment matrices, excluding the impact of ChampionX:

•	228% of target under the 2023 FCF Margin PSUs based on SLB’s three-year, cumulative FCF margin of 11.7%, exceeding the 10.0% target performance goal for our 2023 FCF Margin PSUs.
•	126% of target under the 2023 ROCE PSUs based on SLB’s average annual ROCE of 103 bps above the average of the ROCE comparator group for the performance period through the third quarter of 2025, which was the then-most recent fiscal period end reported by all the companies in the ROCE comparator group and SLB’s absolute 2025 ROCE which was less than 15. Because not all these companies had reported their 2025 audited results as of January 2026, the Committee approved a preliminary issuance of 80% of the shares earned under the 2023 ROCE PSUs. Any additional shares finally determined to have been earned by our NEOs will be issued after all the companies in the ROCE comparator group report their full-year 2025 audited results.
•	Zero payout under the 2023 TSR PSUs based on SLB’s relative TSR percentile rank for the 2023 TSR PSUs of 14.1%.

Additionally, the RSUs granted in January 2023 vested in January 2026.

In total, our NEOs received an average payout of 113% of their 2023 target LTI opportunity.

Stock Options

SLB ended its practice of granting stock options to Executive and Corporate Officers in 2017. As of December 31, 2025, all of our NEOs’ outstanding stock options were “underwater.” SLB does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments.

Other Benefits

Officer Departure Guidelines

Our Compensation Committee has approved guidelines covering, among other things, LTI vesting, salary, benefits, and other compensation matters for officers departing SLB, either because they are eligible for retirement, early retirement, or special retirement, or because they are involuntarily terminated (if not eligible for retirement). These guidelines are a non-binding framework referenced by management in its executive succession planning, with flexibility as required by specific situations.

Under the guidelines, we may, at our discretion, enter into agreements with outgoing officers whereby they would remain employed by SLB during the agreement term and receive annual cash payments that would generally be less than their pre-termination annual base salary. In addition, outgoing officers would receive a prorated STI award payment with respect to the year of their departure. They would also receive benefits such as medical coverage and life and disability insurance during the agreement term and would continue to vest in previously granted LTI awards—but would not receive any new STI or LTI awards—during the agreement term. In exchange, the outgoing officers must agree to non-competition, non-solicitation, and non-disparagement covenants, and generally would agree to be available to SLB for a portion of their business time during the term.

Agreement with Advisor to the CEO

As previously disclosed, SLB entered into an agreement with Mr. Al Mogharbel in connection with his decision to step down from his role as SLB’s EVP, Geographies, effective as of May 1, 2025, and his appointment as Advisor to our CEO through May 1, 2028. Mr. Al Mogharbel has also agreed to certain restrictive covenants under the agreement, including three-year non-competition and non-solicitation undertakings, as well as confidentiality and non-disparagement undertakings and a waiver and release of claims.

In consideration for his services as Advisor to the CEO, the restrictive covenants, and the waiver and release, Mr. Al Mogharbel will receive, for a three-year period: (1) an annual base salary equal to 75% of his May 1, 2025 base salary; (2) continued participation in our health, welfare and insurance plans for which he is eligible as an employee; (3) continued accrual of benefits under SLB’s pension and savings plans; and (4) a prorated 2025 STI award (through May 1, 2025) paid at target. In addition, the outstanding LTI awards previously granted to Mr. Al Mogharbel will continue to vest in accordance with the terms applicable to those grants. Mr. Al Mogharbel will not receive any further STI or LTI awards or additional benefits beyond those available to other employees during his service as Advisor the CEO.

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Our Compensation Committee determined that it was important to retain Mr. Al Mogharbel, given his long tenure leading the Geography organization, his extensive knowledge of our operations, and the many important client relationships he maintains, particularly in light of our focus on customer centricity. In addition, the agreement secures his covenant not to compete with us and prohibits him from soliciting key employees for a period of three years. If the undertakings in the agreement are breached, we may immediately stop payment of all cash amounts that would otherwise be due to Mr. Al Mogharbel, all outstanding equity awards will be subject to cancellation, and we may require repayment of consideration previously paid or vested under the agreement.

Broadly Available Benefit Plans

We seek to provide benefit plans, such as medical coverage and life and disability insurance, on a country-by-country basis in line with market conditions. Where the local practice is considered to be less than the SLB minimum standard, we generally enhance the local plans to meet the SLB standard plan. Our NEOs are eligible for the same benefit plans provided to other employees, including medical coverage and life and disability insurance, as well as supplemental plans chosen and paid for by employees who wish to obtain additional coverage. There are no special insurance plans for our NEOs.

In line with our aim to encourage long-term careers with SLB and to promote retention, retirement plans are provided, where possible and according to local market practice, for all employees, including NEOs. For details regarding our pension plans and nonqualified deferred compensation plans, see “Executive Compensation Tables—Pension Benefits,” “—Nonqualified Deferred Compensation,” “—Potential Payments Upon Termination or Change in Control—Retirement Plans,” and “—Retiree Medical” and the accompanying narratives beginning on page 52 of this proxy statement.

Limited Perquisites

We provide only limited perquisites to our NEOs, which are identified in the footnotes to the 2025 Summary Compensation Table.

Other Aspects of Our Executive Compensation Program

Competition for Our Executive Talent

A primary consideration of our Compensation Committee in overseeing our executive compensation program is the need to motivate and retain what it believes is the best executive talent in our industry. We are a global technology company, driving energy innovation for a balanced planet, and the Committee believes that delivering financial and operational outperformance and long-term shareholder returns depends on our ability to attract, develop, and retain the best talent globally. A highly competitive compensation package is critical to this objective.

As a result, the Committee generally seeks to target total compensation for our NEOs between the 50th and 75th percentiles of our two main executive compensation peer groups. The Committee may also position the compensation of an NEO who is new to a position at or below the 50th percentile for a period of time. The Committee may also position the compensation of an NEO above the 75th percentile for retention, tenure or other reasons. An NEO’s target total compensation depends on a variety of factors, including tenure in a particular position, individual and Company performance, and internal pay equity.

Competition for executive talent in our industry is exceptionally fierce. The Committee believes that the 50th to 75th percentile range is appropriate for us to target in light of SLB’s leading position in our industry, and because our executives are very highly sought after, both by our direct competitors and by other leading oil and gas, advanced extractive, technology-driven manufacturing, and engineering-focused companies, including companies focused on the new energy economy.

In approving this target range and when setting compensation for 2025, the Committee considered that many current and former senior executives of leading companies in various industries have previously served in senior management at SLB. Former members of senior SLB management have either been, or are, senior executives at the competitors, customers, and other listed technology- and engineering-focused companies listed in the table below.

Engie (current CEO)	BAE Systems* (current CEO, CFO & CHRO)	Weatherford (past acting CEO and CFO)	TechnipFMC* (current CEO and CTO)
Baker Hughes* (current CHRO and senior executive, and past CLO)	Patterson-UTI Energy (current CEO)	Bureau Veritas (current CEO and CHRO)	Amazon Web Services (current senior executive)
Nabors (current CFO)	NESR (current CEO and CFO)	TotalEnergies (past CHRO)	Air Liquide (current CHRO)
Expro (current CEO)	Flowserve (current CEO)	ADM (current CLO)	YPF (past CEO)
Borr Drilling (past CEO and CFO)	Heidelberg Materials (current senior executive)	Archer (current CEO)	Stem (current CEO and CLO)
Groupe SEB (current CHRO)	Holcim (past senior executive)
CEO = Chief Executive Officer CFO = Chief Financial Officer CTO = Chief Technology Officer	CLO = Chief Legal Officer / General Counsel CHRO = Chief Human Resources Officer	* Included in our main executive compensation peer groups

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Our Peer Group Companies

Our Compensation Committee considers formal executive compensation survey data prepared by Pay Governance when it reviews and determines executive compensation, and when considering changes to our executive compensation program. The Committee considers data for the companies comprising our two main executive compensation peer groups—our core industry peer group and our general industry peer group—and for Mr. Pafitis, our Chief Technology Officer, the Committee considers data from a peer group of companies with engineering-intensive products or services in related industries (the R&D peer group).

The Committee believes our main two peer groups together provide the robust market data necessary to assess the current and future talent markets available to our Executive and Corporate Officers, both in the oil and gas sector and in other advanced technology-driven manufacturing and industrial engineering-focused sectors. General industry peer group comparisons are particularly relevant for non-operations positions, where skills and experience may be easily transferable to other industries. In addition, the evolving energy industry environment creates challenges in maintaining a robust peer group comprising solely oilfield services and upstream companies following consolidations and bankruptcies, as well as diversification into new energy investments.

The R&D peer group consists of S&P 500 and SLB’s oil and general industry peer companies with research and development expenses similar to SLB’s research and development spending. The R&D peer group focuses on companies with engineering intensive products or services in related industries including industrials, materials, energy, and high-tech components and systems.

The Committee annually reviews the specific selection criteria for our main executive compensation peer groups, such as competition for business or executive talent, revenue, market capitalization, and scope of international operations. Pay Governance annually recommends for the Committee’s review the addition or removal of companies from these peer groups, based on the Committee’s selection criteria. As a general matter, the Committee selects suitable comparator companies such that the median companies in the peer groups approximate SLB’s estimated revenue and SLB’s estimated research and development budget in the then-current year and its then-current market capitalization. The Committee modifies its peer group criteria as appropriate while seeking a satisfactory degree of stability, to provide a consistent basis for comparison.

In July 2024, our Compensation Committee reviewed and approved the companies listed below to comprise our two main executive compensation peer groups, effective for 2025 executive compensation decisions.

Core Industry Peer Group

This peer group comprises ten companies in the energy sector, primarily in the oilfield services and equipment and upstream oil and gas industries, with 2024 estimated revenues (as of July 2024) between $8.8 billion and $60.6 billion. SLB was positioned above the 75th percentile of this peer group in terms of estimated 2024 revenue as of July 2024, and between the 50th and 75th percentile of this peer group in terms of market capitalization as of June 2024.

Our Compensation Committee made no changes to this peer group for 2025 compensation decisions, as compared to 2024. The Committee identified the companies in this peer group as being broadly comparable to SLB in terms of revenue and market value, and also competing with us for business and executive talent. Several members of this peer group frequently seek to recruit SLB executives for their senior executive roles. See “—Competition for Our Executive Talent” on page 44.

Baker Hughes BHP Group ConocoPhillips Enbridge EOG Resources Halliburton NOV Occidental Petroleum Suncor Energy TechnipFMC

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General Industry Peer Group

This peer group comprises 24 mature, advanced extractive, technology-driven manufacturing, and industrial engineering- focused companies, including companies focused on the new energy economy, that have annual revenues, market valuations, and global scopes that are similar to SLB’s. The companies in this peer group had 2024 estimated revenues (as of July 2024) between $12.3 billion and $66.3 billion and average non-U.S. revenue of 57%. This peer group focuses on SLB’s current and future executive talent markets beyond the oil and gas sector, and ensures that competitors for technology and digital talent are represented for executive peer benchmarking purposes.

In July 2024, applying the selection criteria above, our Compensation Committee added IBM to this peer group and removed Corning Incorporated and DuPont de Nemours from this peer group. As a result, SLB was positioned between the 50th and 75th percentile of this peer group in terms of estimated 2024 revenue as of July 2024, and between the 25th and 50th percentile of this peer group in terms of market capitalization as of June 2024.

3M ABB Air Products and Chemicals Anglo American BAE Systems Carrier Global Caterpillar Compagnie de Saint-Gobain Deere Dow Eaton Emerson Electric	Freeport-McMoRan General Dynamics Honeywell IBM Johnson Controls Linde LyondellBasell Industries Oracle Rio Tinto Schneider Electric Siemens Energy Trane Technologies

In July 2024, our Compensation Committee reviewed and approved the companies listed below to comprise our R&D peer group, effective for 2025 executive compensation decisions. Companies also in our core or general industry peer groups are denoted with an asterisk.

R&D Peer Group

This peer group comprises 47 public companies with engineering-intensive products or services in related industries and research and development expenses that range from 0.3x to 3x SLB’s research and development spending. The companies in this peer group had 2023 research and development spending between $239 million and $2.2 billion.

In July 2024, applying the selection criteria above, our Compensation Committee added GE Vernova and Northrup Grumman to this peer group. As a result, SLB was between the 50th and 75th percentile in terms of SLB’s estimated 2024 research and development expenses as of July 2024 compared to the 2023 research and development expense of the peer group members.

3M* ABB* AMETEK Amphenol ANSYS Autodesk Baker Hughes* BorgWarner Carrier Global* Caterpillar* Chevron Compagnie de Saint-Gobain* Corning Deere* Dow*

DuPont de Nemours

Eastman Chemical

Eaton*

Emerson Electric*

Exxon Mobil

Fortive

Garmin

GE Vernova

General Dynamics*

Halliburton*

Honeywell*

HP

Illinois Tool Works

Johnson Controls*

Juniper Networks

Keysight Technologies

L3Harris Technologies

Lockheed Martin

Motorola Solutions

Northrup Grumman

PACCAR

Parker-Hannifin

PPG Industries

Rockwell Automation

Schneider Electric*

Siemens Energy*

Stanley Black & Decker

TE Connectivity

Teledyne Technologies

Textron

Trane Technologies*

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Executive Compensation Governance

No NEO Employment Agreements

Our NEOs do not have employment, severance or change-in-control agreements with SLB, and they serve at the will of the Board. This enables SLB to terminate their employment using judgment as to the necessity or terms of any severance arrangement and based on specific circumstances at the time they cease being Executive or Corporate Officers.

Stock Ownership and Holding Requirements

Our Board and Compensation Committee strongly believe in linking executive long-term rewards to shareholder value. Our executive stock ownership guidelines require our Executive and Corporate Officers as well as certain other senior leaders (collectively, our Senior Officers) to hold a minimum dollar value of SLB shares based on the table below.

Title	Stock Ownership Multiple
Chief Executive Officer	6x base salary
Executive Vice Presidents	3x base salary
Executive and Corporate Officers (non-EVP)	2x base salary
Presidents and other recipients of SLB PSUs	1x base salary

Our executive stock ownership guidelines require these Senior Officers to retain 50% of the net shares they acquire upon the exercise of stock options and after the vesting of PSUs and RSUs, after payment of applicable taxes, until they achieve the required ownership level.

Under the guidelines, our Senior Officers have five years to satisfy the ownership requirements. After the five-year period, Senior Officers who have not met their minimum stock ownership requirement must retain 100% of the net shares they acquire upon stock option exercises and any vesting of PSUs and RSUs until they achieve their required ownership level. Stock ownership for the purpose of these guidelines does not include shares underlying vested or unvested stock options, unvested RSUs, or unvested PSUs.

As of January 31, 2026, all of our NEOs were in compliance with our stock ownership guidelines.

Anti-Hedging and Anti-Pledging

Our Executive and Corporate Officers and directors are prohibited from engaging in speculative trading, such as short sales or hedging transactions, utilizing margin accounts for shares of SLB, or pledging SLB securities as collateral for a loan.

Clawback Policy

In 2025, our Board updated SLB’s clawback policy to include the ability to recover performance-based equity and cash incentive compensation from our Senior Officers for misconduct, which applies in addition to the existing ability to recover such compensation in the event of a financial restatement. A copy of this policy is filed as Exhibit 97 to our 2025 Annual Report.

Process for Setting Executive Compensation

Compensation Committee Review

Our Compensation Committee reviews the elements of our NEOs’ total compensation throughout the year to evaluate whether each element remains competitive with the companies in our two main executive compensation peer groups. In making compensation decisions, the Committee relies on its own judgment after reviewing external market data, including analyses prepared by Pay Governance, and also considers the following factors:

•	each executive’s scope of responsibilities, as well as leadership, management and technical expertise, growth potential, and position in our reporting structure,
•	overall Company and individual performance,
•	retention needs and risks,
•	the recommendations of our CEO (except with respect to his own compensation), and
•	internal pay equity.

Each January, the Committee evaluates all elements of Executive and Corporate Officer compensation, after reviewing the prior year’s results and the achievement of Company financial objectives and each officer’s strategic personal objectives. The purpose of this annual evaluation is to determine whether any changes in an officer’s compensation may be appropriate. The CEO does not participate in the Committee’s deliberations regarding his own compensation. At the Committee’s request, the CEO reviews with the Committee the performance of the other Executive and Corporate Officers, but no other NEO has any input in executive compensation decisions. Our Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other Executive and Corporate Officers’ performance and contributions to SLB. Our Chief People Officer assists the CEO in developing the other executives’ performance reviews and reviewing external market data to determine the CEO’s executive compensation recommendations. Our Chief People Officer also meets with the Compensation Committee on a quarterly basis.

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The table below summarizes the approximate timing of significant annual executive compensation events.

Event	Timing
Establish Company financial objectives and CEO strategic personal objectives	Early each year with respect to the current year
Review and approve the peer group companies used for compensation benchmarking	July of each year for compensation in the following year
Pay Governance provides market data and analysis that our Compensation Committee uses to evaluate year-to-date compensation decisions in light of year-to-date comparative data, and to prepare for the annual Executive and Corporate Officer compensation review in January	October of each year for compensation in the following year
Evaluate Company and executive performance (achievement of objectives established in previous year) and recommend STI payout based on those results	Results approved in January of each year for STI award with respect to the prior year. The STI award earned for the prior year is paid in February of the current year
Review and recommend Executive Officer base salaries and determine equity-based grants	January of each year for base salaries for that year and for equity-based grants

Equity Grant Practices

Our Compensation Committee is responsible for granting long-term equity-based compensation under our omnibus stock incentive plans. The Committee approves a preliminary budget for equity-based grants for the following year at each October meeting. Awards for the CEO are granted by the Committee following approval by the independent members of the Board. Awards for Executive and Corporate Officers other than the CEO are granted by the Committee and discussed with the Board. Management determines the allocation of equity-based grants for other groups within the Company and individual recommendations are made by the heads of the groups and approved by the CEO. In addition to considering the value of each equity-based award, management and the Committee also consider, as an additional factor in approving long-term equity awards, the overall potential shareholder dilution impact and burn rate, which is the rate at which awards are granted as a percentage of SLB shares outstanding.

The regular Board and Compensation Committee meeting schedule is set at least a year in advance, with meetings held quarterly in mid-January, mid-April, mid-July, and mid-October. Annual grants of equity-based awards to our NEOs and other executives, as well as to other eligible employees, are made at the Committee’s January meeting. Additionally, specific grants may be made at other Committee meetings to recognize an employee’s promotion, change in responsibility or specific achievement, or to achieve other key compensation objectives, such as retention. Generally, the Committee sets the grant date for equity awards as the Committee meeting date, which is usually two days in advance of the Company’s announcement of earnings. The Company does not time the release of material non-public information for the purpose of affecting the values of equity grants. At the time equity grant decisions are made, our Compensation Committee is aware of the earnings results, but it does not adjust the size or the mix of grants to reflect possible market reaction.

In addition, PSUs and RSUs do not accrue or pay dividends or dividend equivalents prior to vesting.

Independent Compensation Consultant

Our Compensation Committee has retained Pay Governance as its independent consultant with respect to executive compensation matters, as well as non-employee director compensation matters. Pay Governance works with SLB’s Total Rewards team to compile annual compensation data for each Executive and Corporate Officer, and to compare the compensation opportunities of our Executive and Corporate Officers with those at comparable roles at companies in our main executive compensation peer groups. Pay Governance also annually prepares an analysis of competitive non-employee director compensation levels and market trends using the same two main peer groups as are used for the annual Executive and Corporate Officer compensation review.

Pay Governance reports only to, and acts solely at the direction of, our Compensation Committee. The Committee has assessed the independence of Pay Governance pursuant to SEC rules and has concluded that its work did not raise any conflict of interest that would prevent Pay Governance from independently representing our Compensation Committee.

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Executive Compensation Tables

2025 Summary Compensation Table

The following table sets forth information regarding the total compensation paid to our NEOs for fiscal years 2025, 2024, and 2023.

Name	Year	Salary ($)	Stock Awards ($)	(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	(3)	All Other Compensation ($)	(4)	Total ($)
Olivier Le Peuch Chief Executive Officer	2025	1,650,000	12,374,953		2,083,950	914,130		324,258		17,347,291
	2024	1,650,000	12,374,997		2,042,370	819,155		424,342		17,310,864
	2023	1,550,000	12,000,045		3,502,150	1,022,545		174,845		18,249,585
Stephane Biguet EVP and Chief Financial Officer	2025	900,000	3,700,031		757,800	462,721		180,039		6,000,591
	2024	900,000	3,699,933		758,880	594,624		216,509		6,169,946
	2023	850,000	3,500,022		1,283,100	620,773		116,672		6,370,567
Abdellah Merad EVP, Core Services and Equipment	2025	900,000	3,700,031		766,800	69,693		230,994		5,667,518
	2024	900,000	3,699,933		736,380	—		256,208		5,592,521
	2023	800,000	3,500,022		1,213,600	80,154		235,407		5,829,183
Dianne Ralston Chief Legal Officer and Secretary	2025	825,000	3,200,019		669,900	366,459		137,602		5,198,980
	2024	825,000	3,199,958		695,640	356,098		167,739		5,244,435
	2023	750,022	3,199,909		1,137,750	270,729		78,435		5,436,845
Demosthenis Pafitis Chief Technology Officer	2025	750,000	2,499,993		462,750	904,475		12,000		4,629,218
Khaled Al Mogharbel(1) Advisor to the CEO, former EVP, Geographies	2025	750,000	3,700,031		300,000	104,545		222,248		5,076,824
	2024	900,000	3,699,933		758,880	—		237,565		5,596,378
	2023	900,000	3,500,022		1,357,650	116,813		118,275		5,992,760
(1)	Mr. Al Mogharbel stepped down as our EVP, Geographies effective May 1, 2025, and was appointed Advisor to the CEO. Mr. Morgharbel received his base salary prorated through May 1, 2025, and 75% of his base salary prorated for the remainder of the year.
(2)	Includes the value of PSU and RSU awards. For 2025, each amount reflected in the “Stock Awards” column is the aggregate grant date fair value of (x) the 2025 FCF Margin PSUs, 2025 ROCE PSUs and 2025 TSR PSUs at target level performance, and (y) the 2025 RSUs that were granted to our NEOs. Each amount reflects an accounting expense and does not correspond to actual value that may be realized by a NEO in the future. The number of equity awards granted in 2025 to each NEO is provided in the Grants of Plan-Based Awards in 2025 table on page 50. PSUs and RSUs do not pay dividends or dividend equivalents or have voting rights prior to vesting. Accordingly, the fair value of the 2025 FCF Margin PSUs, 2025 ROCE PSUs and 2025 RSUs was the quoted market price of our common stock on the grant date less the present value of the expected dividends not received prior to vesting. The fair value of the 2025 TSR PSUs was determined based on a Monte Carlo simulation. Amounts may not add to the values shown in Grants of Plan-Based Awards in 2025 table due to rounding. Additional assumptions that we use in calculating these amounts are incorporated herein by reference to Note 17, “Stock-based Compensation Plans” to the Consolidated Financial Statements contained in our 2025 Annual Report.
The value of each NEO’s 2025 LTI grants at the grant date, assuming achievement of the maximum performance level for all PSUs, would be: Mr. Le Peuch — $24,749,906; Mr. Biguet — $7,400,063; Mr. Merad — $7,400,063; Ms. Ralston — $6,400,037; Mr. Pafitis — $4,999,985; and Mr. Al Mogharbel — $7,400,063. The NEOs may never realize any value from these LTI grants and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.
(3)	The changes in pension value reported in this column represent the increase in the actuarial present value of a NEO’s accumulated benefit under all benefit and actuarial pension plans in which the NEO participates. This change in present value is not a current cash payment. It represents the change in the value of the NEO’s pensions, which are only paid after retirement. There are no nonqualified deferred compensation earnings reflected in this column because no NEO received above-market or preferential earnings on such compensation during 2025, 2024, or 2023.
(4)	Relocation assistance is provided to all employees on a company-wide basis. The amount disclosed for Mr. Le Peuch consists of unfunded credits to the Restoration Savings Plan ($233,966), employer contributions to the SLB 401(k) Plan ($24,375), financial planning services ($13,800), and housing allowance ($52,117). The amount disclosed for Mr. Biguet consists of unfunded credits to the Restoration Savings Plan ($91,622), employer contributions to the SLB 401(k) Plan ($22,500), financial planning services ($13,800), and housing allowance ($52,117). The amount disclosed for Mr. Merad consists of unfunded credits to the Restoration Savings Plan ($115,774), employer contributions to the SLB 401(k) Plan ($29,250), financial planning services ($13,800), and children’s education ($72,170). The amount disclosed for Ms. Ralston consists of unfunded credits to the Restoration Savings Plan ($81,945), employer contributions to the SLB 401(k) Plan ($33,000), financial planning services ($13,800), and club membership ($8,857). The amount disclosed for Mr. Pafitis consists of a statutory Dutch holiday allowance ($12,000). The amount disclosed for Mr. Al Mogharbel consists of unfunded credits to the Restoration Savings Plan ($146,176), employer contributions to the SLB 401(k) Plan ($33,000), financial planning services ($13,800) and a vacation payout ($29,272).

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Grants of Plan-Based Awards in 2025

The following table provides additional information regarding cash incentive and PSU and RSU awards granted to our NEOs in 2025.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards (#)		Grant Date Fair Value of Stock Awards ($)
Name	Award Type	(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		(4)		(5)
O. Le Peuch				871,200	2,227,500	4,952,475
	FCFM PSU		1/15/25				41,516	83,031	207,578			3,093,735
	ROCE PSU		1/15/25				1	83,031	207,578			3,093,735
	TSR PSU		1/15/25				18,948	75,790	151,580			3,093,748
	3-year RSU		1/15/25							83,031		3,093,735
S. Biguet				315,000	810,000	1,800,900
	FCFM PSU		1/15/25				12,413	24,826	62,065			925,017
	ROCE PSU		1/15/25				1	24,826	62,065			925,017
	TSR PSU		1/15/25				5,665	22,660	45,320			924,981
	3-year RSU		1/15/25							24,826		925,017
A. Merad				315,000	810,000	1,800,900
	FCFM PSU		1/15/25				12,413	24,826	62,065			925,017
	ROCE PSU		1/15/25				1	24,826	62,065			925,017
	TSR PSU		1/15/25				5,665	22,660	45,320			924,981
	3-year RSU		1/15/25							24,826		925,017
D. Ralston				288,750	742,500	1,650,825
	FCFM PSU		1/15/25				10,736	21,471	53,678			800,010
	ROCE PSU		1/15/25				1	21,471	53,678			800,010
	TSR PSU		1/15/25				4,900	19,598	39,196			799,990
	3-year RSU		1/15/25							21,471		800,010
D. Pafitis				196,875	506,250	1,125,563
	FCFM PSU		1/15/25				8,387	16,774	41,935			624,999
	ROCE PSU		1/15/25				1	16,774	41,935			624,999
	TSR PSU		1/15/25				3,828	15,311	30,622			624,996
	3-year RSU		1/15/25							16,774		624,999
K. Al Mogharbel				262,500	675,000	1,500,750
	FCFM PSU		1/15/25				12,413	24,826	62,065			925,017
	ROCE PSU		1/15/25				1	24,826	62,065			925,017
	TSR PSU		1/15/25				5,665	22,660	45,320			924,981
	3-year RSU		1/15/25							24,826		925,017
(1)	All equity grants were awarded under the 2017 SLB Omnibus Stock Incentive Plan.
(2)	These columns show the possible cash incentive payouts for each NEO for fiscal year 2025 based on performance goals set for the year. Threshold, target, and maximum possible payouts are based on the STI range established for each NEO, which is expressed as a percentage of base salary for the year. Actual cash incentive amounts earned for 2025 are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table. For information about the 2025 STI awards paid to our NEOs, see “Compensation Discussion and Analysis—Elements of 2025 Total Compensation—Short-Term Cash Incentive Awards” beginning on page 35.
(3)	Relates to PSUs, all of which are subject to a three-year performance period. See “Compensation Discussion and Analysis—Elements of 2025 Total Compensation—Long-Term Equity Incentive Awards” beginning on page 39 for a detailed description of our PSUs, including the criteria to be applied in determining vesting of PSUs. “Threshold” represents the number of shares deliverable on achievement of the applicable threshold performance goal under each PSU grant. The PSU award agreements provide that no PSUs will vest unless a specified threshold level of performance is achieved. “Target” represents the number of shares deliverable on achievement of target performance under each PSU grant, and “Maximum” reflects the highest possible payout (250% of target for the 2025 FCF Margin PSUs and 2025 ROCE PSUs, and 200% of target for the 2025 TSR PSUs). PSUs do not accrue or pay dividends or dividend equivalents prior to vesting. Vested PSUs are paid in shares of our common stock.
(4)	Relates to RSUs, all of which will vest on the third anniversary of the grant date, subject to continued employment with SLB. RSUs do not accrue or pay dividends or dividend equivalents prior to vesting. Vested RSUs are paid in shares of our common stock.
(5)	With respect to PSU awards, this column reflects the grant date fair value for such PSUs at target. We calculated the grant date fair value of each PSU award by multiplying the number of PSUs at target by the applicable grant date fair values for the PSUs: (i) $37.26 for the 2025 FCF Margin PSUs and 2025 ROCE PSUs; and (ii) $40.82 for the 2025 TSR PSUs. With respect to RSU awards, we calculated the grant date fair value by multiplying the number of RSUs by the grant date fair value of $37.26.

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Outstanding Equity Awards at Year-End 2025

The following table provides additional information regarding outstanding and unexercised stock options and outstanding PSU and RSU awards for each of our NEOs as of December 31, 2025.

	Option Awards					Stock Awards
Name	Option/ PSU/RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)	(1)
O. Le Peuch	4/20/2016	30,000	—	80.525	4/20/2026
	1/19/2017	15,000	—	87.380	1/19/2027
	1/18/2023									156,260	(2)	5,997,259
	1/18/2023					54,103	(3)	2,076,473
	1/17/2024									200,880	(4)	7,709,774
	1/17/2024					69,057	(5)	2,650,408
	1/15/2025									241,852	(6)	9,282,280
	1/15/2025					83,031	(7)	3,186,730
S. Biguet	1/21/2016	28,000	—	61.920	1/21/2026
	1/18/2023									45,576	(2)	1,749,207
	1/18/2023					15,780	(3)	605,636
	1/17/2024									60,060	(4)	2,305,103
	1/17/2024					20,647	(5)	792,432
	1/15/2025									72,312	(6)	2,775,335
	1/15/2025					24,826	(7)	952,822
A. Merad	4/20/2016	20,000	—	80.525	4/20/2026
	1/18/2023									45,576	(2)	1,749,207
	1/18/2023					15,780	(3)	605,636
	1/17/2024									60,060	(4)	2,305,103
	1/17/2024					20,647	(5)	792,432
	1/15/2025									72,312	(6)	2,775,335
	1/15/2025					24,826	(7)	952,822
D. Ralston	1/18/2023									41,668	(2)	1,599,218
	1/18/2023					14,427	(3)	553,708
	1/17/2024									51,944	(4)	1,993,611
	1/17/2024					17,857	(5)	685,352
	1/15/2025									62,540	(6)	2,400,285
	1/15/2025					21,471	(7)	824,057
D. Pafitis	4/20/2016	25,000	—	80.525	4/20/2026
	1/19/2017	12,500	—	87.38	1/19/2027
	1/17/2018	9,200	—	77.10	1/17/2028
	1/16/2019	25,810	—	41.47	1/16/2029
	1/18/2023									32,553	(2)	1,249,384
	1/18/2023					11,271	(3)	432,581
	1/17/2024									40,582	(4)	1,557,537
	1/17/2024					13,951	(5)	535,439
	1/15/2025									48,859	(6)	1,875,208
	1/15/2025					16,774	(7)	643,786
K. Al Mogharbel	1/21/2016	114,000	—	61.920	1/21/2026
	1/18/2023									45,576	(2)	1,749,207
	1/18/2023					15,780	(3)	605,636
	1/17/2024									60,060	(4)	2,305,103
	1/17/2024					20,647	(5)	792,432
	1/15/2025									72,312	(6)	2,775,335
	1/15/2025					24,826	(7)	952,822

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(1)	Market value is based on $38.38, the December 31, 2025 closing price of shares of our common stock, multiplied by the number of unvested PSUs or RSUs reflected in the previous column.
(2)	Reflects the target number of FCF Margin PSUs, ROCE PSUs, and TSR PSUs that were issued in January 2023, and that were scheduled to vest in January 2026, subject to the achievement of performance conditions. The combined number of FCF Margin PSUs, ROCE PSUs, and TSR PSUs that actually vested in January 2026 for each NEO was as follows: Mr. Le Peuch — 177,891; Mr. Biguet — 51,885; Mr. Merad — 51,885; Ms. Ralston — 47,437; Mr. Pafitis — 37,060; and Mr. Al Mogharbel — 51,885.
(3)	Reflects the number of three-year RSUs that were issued in January 2023 and that vested on January 18, 2026.
(4)	Reflects the target number of FCF Margin PSUs, ROCE PSUs, and TSR PSUs that were issued in January 2024 and that will vest, if at all, in January 2027, subject to the achievement of performance conditions.
(5)	Reflects the number of three-year RSUs that were issued in January 2024 and that will vest on January 17, 2027, subject to continued employment with SLB through that date.
(6)	Reflects the target number of FCF Margin PSUs, ROCE PSUs, and TSR PSUs that were issued in January 2025 and that will vest, if at all, in January 2028, subject to the achievement of performance conditions.
(7)	Reflects the number of three-year RSUs that were issued in January 2025 and that will vest on January 15, 2028, subject to continued employment with SLB through that date.

Option Exercises and Stock Vested in 2025

The following table provides additional information regarding stock options that were exercised and PSU and RSU awards that vested during 2025 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
O. Le Peuch	—	—	382,974	16,393,967
S. Biguet	—	—	111,701	4,781,585
A. Merad	—	—	110,506	4,715,634
D. Ralston	—	—	102,125	4,371,664
D. Pafitis	—	—	77,797	3,305,597
K. Al Mogharbel	—	—	111,701	4,781,585

Pension Benefits

We maintain the following pension plans for our NEOs and other employees who began employment with SLB at times when new hires were eligible to participate. These plans provide for lifetime pensions upon retirement, based on years of service:

•	Schlumberger Technology Corporation Pension Plan (STC Pension Plan),
•	Schlumberger Technology Corporation Supplementary Benefit Plan (STC Supplementary Plan),
•	Schlumberger Limited Supplementary Benefit Plan (SLB Supplementary Plan), and
•	Schlumberger International Staff Pension Plan (International Staff Pension Plan).

The following table and the discussion below provide information regarding pension benefits payable to our NEOs.

Name	Plan Name	Number of Years of Credited Service (#)	(1)	Present Value of Accumulated Benefits ($)	(2)	Payments During Last Fiscal Year
O. Le Peuch	STC Pension Plan	15.75		1,003,963		—
	STC Supplementary Plan	7.25		1,016,046		—
	SLB Supplementary Plan	7.00		6,117,319		—
	International Staff Pension Plan	6.50		1,945,170		—
S. Biguet	STC Pension Plan	11.41		820,088		—
	SLB Supplementary Plan	9.00		3,057,614		—
	International Staff Pension Plan	3.70		186,871		—
A. Merad	International Staff Pension Plan	14.90		938,211		—
D. Ralston	SLB Supplementary Plan	10.50		1,488,698		—
D. Pafitis	STC Pension Plan	9.67		198,607		—
	International Staff Pension Plan	13.00		5,786,861		—
K. Al Mogharbel	International Staff Pension Plan	16.20		1,487,437		—

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(1)	The “Number of Years of Credited Service” column reflects each NEO’s actual years of service as a participant in each plan.
(2)	The present value of accumulated benefits is calculated using the Pri-2012 healthy retiree amount-weighted table for participants and the contingent survivor amount-weighted table for spouses, both with generational projection using SSA-2025, and a discount rate of 5.55% at December 31, 2025. Retirement in each case is assumed to be the earlier of normal retirement age or December 31, 2025 if the NEO is employed after normal retirement age, or, as to our U.S. plans, the date that the sum of the NEO’s age plus years of service has reached, or is expected to reach, 85, but not before the NEO reaches age 55. Additional assumptions that we use in calculating the present value of accumulated benefits are incorporated herein by reference to Note 17, “Pension and Other Postretirement Benefit Plans” to the Consolidated Financial Statements contained in our 2025 Annual Report.

Tax-Qualified Pension Plan

The STC Pension Plan is a U.S. tax-qualified pension plan, funded through cash contributions made by SLB based on actuarial valuations and regulatory requirements. Benefits under the STC Pension Plan are based on an employee’s admissible compensation (generally base salary and cash incentive) for each year in which an employee participates in the plan, and the employee’s length of service with SLB.

Since 1989, the benefit earned under the STC Pension Plan has been 1.5% of admissible compensation for service prior to the employee’s completion of 15 years of active service and 2.0% of admissible compensation for service after completion of 15 years of active service. Normal retirement under the plan is at age 65—however, early retirement with a reduced benefit is possible at age 55 or as early as age 50 with 20 years of service. Additionally, under the “rule of 85”, an employee or executive officer who terminates employment after age 55 and whose combined age and service is 85 or more, is eligible for retirement with an unreduced pension. Mr. Le Peuch, Mr. Biguet and Mr. Pafitis are eligible for retirement with an unreduced pension under the rule of 85. The benefits are usually paid as a lifetime annuity.

In 2004, we amended the STC Pension Plan to generally provide that employees hired on or after October 1, 2004, would not be eligible to participate in the STC Pension Plan, and would instead receive an enhanced match in the SLB 401(k) Plan equal to 100% of up to 6% of admissible compensation. Participants actively accruing a benefit in the STC Pension Plan, including the pension-eligible NEOs, were able to participate in the SLB 401(k) Plan at a reduced match equal to 50% of up to 6% of admissible compensation. In 2023, the SLB 401(k) Plan was amended to provide to all participants, regardless of pension eligibility, with: (1) an additional enhanced match equal to 50% of deferrals between 6% and 10% of admissible compensation, and (2) a non-elective Company contribution of 2% of admissible compensation. The match is made each payroll period and the non-elective Company contribution is made on an annual basis.

Supplementary Benefit Plans

The SLB Supplementary Plan and STC Supplementary Plan (collectively, the Supplementary Plans) provide non-tax-qualified pension benefits. These plans, which have substantially identical terms, provide an eligible employee with benefits equal to the benefits that the employee is unable to receive under a qualified pension plan due to the Internal Revenue Code limits on (1) annual compensation that can be taken into account under qualified plans and (2) annual benefits that can be provided under qualified plans.

The retirement eligibility rules under SLB’s nonqualified pension plans are the same as those under the STC Pension Plan. These benefits are subject to forfeiture if the employee leaves SLB before the age of 50 with five years of service, engages in certain dishonest acts, or has violated a confidentiality arrangement with us. Reduced benefits are paid to an employee upon separation from service, provided the employee has attained the age of 55, or if earlier, age 50 with 20 years of service. Mr. Le Peuch and Mr. Biguet are eligible for retirement with an unreduced pension under the rule of 85, described above. Ms. Ralston is eligible for early retirement with a reduced pension. These nonqualified plan benefits are payable in cash from SLB’s general assets and are intended to qualify as “excess benefit plans” exempt from certain requirements of Title I of the Employee Retirement Income Security Act of 1974.

International Staff Pension Plan

We maintain the International Staff Pension Plan for certain employees who work in many different countries over the course of their careers, and who otherwise would be unable to accumulate any meaningful pension. Most of the NEOs have either been in the International Staff Pension Plan at some time during their career prior to becoming an executive officer or are in the plan because of their current assignment. This plan provides for a lifetime annuity upon retirement based on a specified number of years of service. The plan is funded through cash contributions made by SLB together with mandatory contributions by employees.

Prior to 2010, benefits under this plan were based on a participant’s admissible compensation (base salary, geographical or rotational coefficient, as applicable, and cash incentive) for each year in which the employee participated in the plan and the employee’s length of service. The benefit earned up to year-end 2009 is 2.4% of admissible compensation prior to completion of 15 years of service, and 3.2% of admissible compensation for each year of service after 15 years. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement with a reduction, at or after age 50 with 20 years of service.

With respect to pension rights accrued prior to 2010, Mr. Le Peuch and Mr. Biguet are eligible for normal retirement with no reduction, and Mr. Al Mogharbel and Mr. Merad are eligible for early retirement with a reduced pension. Since 2010, the benefit earned has been equal to 3.5% of admissible compensation regardless of an employee’s years of service. Benefits earned on or after this date are payable upon normal retirement age, at or after age 60, or upon early retirement at or after age 55 with a reduced pension. With respect to pension rights accrued in 2010 or later, Mr. Le Peuch and Mr. Biguet are eligible for normal retirement with no reduction; Mr. Al Mogharbel, Mr. Merad and Mr. Pafitis will become eligible for normal retirement upon reaching age 60; Mr. Al Mogharbel and Mr. Pafitis are eligible for early retirement; and Mr. Merad will become eligible for early retirement upon reaching age 55.

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Nonqualified Deferred Compensation

The following table and the discussion below provide information regarding nonqualified deferred compensation payable to our NEOs.

Name	Plan Name	Executive Contributions in Last FY ($)	(1)	Company Contributions in Last FY ($)	(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)	(3)
O. Le Peuch	SLB Supplementary Plan	—		—		18,113	—	141,388
	International Staff Profit Sharing Plan	—		—		269,765	—	2,132,063
	Restoration Savings Plan	1,002,711		233,966		1,794,641	—	12,637,304
S. Biguet	SLB Supplementary Plan	—		—		1,089	—	20,959
	International Staff Profit Sharing Plan	—		—		90,156	—	637,854
	Restoration Savings Plan	130,888		91,622		619,061	—	3,638,653
A. Merad	SLB Supplementary Plan	—		—		628	—	4,479
	International Staff Profit Sharing Plan	—		—		99,929	—	789,776
	Restoration Savings Plan	102,910		115,774		320,206	—	1,667,277
D. Ralston	Restoration Savings Plan	269,247		81,945		284,567	—	1,514,097
D. Pafitis	International Staff Profit Sharing Plan	—		—		37,878	—	299,363
K. Al Mogharbel	SLB Supplementary Plan	—		—		34,569	—	245,237
	International Staff Profit Sharing Plan	—		—		135,288	—	1,069,237
	Restoration Savings Plan	146,176		146,176		782,347	—	5,075,557
(1)	Represents a NEO’s elective contributions to the Restoration Savings Plan of a portion of base salary and non-equity incentive plan compensation.
(2)	Represents SLB’s contributions to each NEO’s SLB Supplementary Plan, International Staff Profit Sharing Plan, and Restoration Savings Plan accounts, as applicable, which amounts are also reported as 2025 “All Other Compensation” in the 2025 Summary Compensation Table.
(3)	Represents each NEO’s account balances for the SLB Supplementary Plan, International Staff Profit Sharing Plan, and Restoration Savings Plan, as applicable.

Supplementary Benefit Plans

The Supplementary Plans provide eligible employees, including our NEOs, with certain non-tax-qualified defined contribution benefits that are not permissible under a tax-qualified plan due to Internal Revenue Code limits on (1) annual compensation that can be taken into account under the qualified plan and (2) annual benefits that can be provided under the qualified plan. These nonqualified plan benefits are credited with earnings and losses based on employee investment elections. An employee forfeits rights under the nonqualified plans if the employee terminates employment before completing four years of service, engages in certain dishonest acts, or has violated a confidentiality arrangement with us. These nonqualified plan benefits are paid in a lump-sum payment following the end of the year in which the employee terminates active service, or the employee can elect to receive payment in installments of five or ten years following the termination of service.

International Staff Profit Sharing Plan

SLB maintains the International Staff Profit Sharing Plan which, through year-end 2023, provided for an annual employer contribution based on admissible compensation (base salary, geographical or rotational coefficient, as applicable, and cash incentive). Amounts allocated to the participants’ accounts share in investment gains and/or losses of the trust fund and are generally distributed in a lump sum upon the satisfaction of certain conditions on termination of employment or, upon the employee’s election, may be converted to additional pension rights under the International Staff Pension Plan. Effective January 1, 2024, SLB ceased to provide employer contributions to the International Staff Profit Sharing Plan. Benefits earned under the International Staff Profit Sharing Plan will be forfeited upon a determination by the International Staff Profit Sharing Plan’s administrator that the employee’s separation from service was due to circumstances of fraud or misconduct detrimental to us or any customer.

Restoration Savings Plans

The Restoration Savings Plan, a nonqualified deferred compensation plan, provides certain defined contribution benefits for our NEOs and other eligible employees. The Restoration Savings Plan allows an eligible employee to defer compensation (and receive an associated employer match) that the employee cannot otherwise defer under a tax-qualified plan because of Internal Revenue Code limits on the amount of compensation that can be taken into account. STC maintains the STC Restoration Savings Plan with substantially identical terms as the Restoration Savings Plan.

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An eligible employee may elect in advance to defer a percentage (from 1% to 50%) of admissible compensation (generally base salary and cash incentive) over the Internal Revenue Code annual compensation limits. We make matching contributions with respect to each employee’s deferrals. For employees who participate in any SLB tax-qualified pension plan, the amount of the matching contribution equaled 50% of the first 6% deferred by the employee in 2025. For employees who do not participate in any SLB tax-qualified pension plan, the matching contribution was 100% of the first 6% deferred by the employee in 2025. Effective January 1, 2024, SLB added for all Restoration Savings Plan participants: (1) an additional matching contribution equal to 50% of deferrals exceeding 6% up to 10%, and (2) a non-elective Company contribution of 2% of admissible compensation over the IRS limit. The match is made each payroll period and the non-elective Company contribution is made on an annual basis. Neither the match nor the non-elective Company contribution is contingent on SLB’s profitability. Employees’ accounts are credited with earnings based on their investment elections. All NEOs are 100% vested in their Restoration Savings Plan matching contributions and related earnings.

An employee’s vested account balance is paid in a single lump sum (subject to tax withholding) following the participant’s death, qualifying disability, retirement, or other qualifying termination of employment or, subject to certain limitations, the employee can elect to receive payment in installments of five or ten years following the termination of employment. However, employees forfeit all benefits under the plan if a determination is made that they have engaged in certain dishonest acts or violated a confidentiality arrangement with us. Payment to key employees is delayed six months following separation from service.

Potential Payments Upon Termination or Change in Control

Our NEOs generally receive the same benefits as our other employees. As is the case with our other compensation arrangements, any differences are generally due to local (country-specific) requirements. In line with this practice, our NEOs do not have employment agreements, severance agreements, “golden parachutes,” or change in control agreements. Our NEOs serve at the will of the Board, which enables SLB to terminate their employment using judgment as to the necessity or terms of any severance arrangement and based on specific circumstances at the time they cease being executive officers.

All employees who receive equity awards, including our NEOs, are subject to the same terms and conditions in the event of a termination or change in control, except for certain stock options that were assumed in connection with our acquisition of ChampionX, none of which are held by our NEOs.

Termination of Employment

PSUs and RSUs

If a NEO’s employment with SLB terminates prior to an applicable vesting date, the NEO’s PSUs and RSUs will be treated as follows:

Reason for Termination of Employment	Vesting
Death or Disability	Full, immediate vesting of target number of PSUs and all unvested RSUs
Retirement or, with Compensation Committee approval, Early Retirement	Continued vesting of PSUs and RSUs on the regularly scheduled vesting dates, with the number of PSUs determined as if the holder’s employment had not been terminated
With Compensation Committee approval, Special Retirement	Continued vesting of PSUs on the regularly scheduled vesting dates, with the number of PSUs determined as if the holder’s employment had not been terminated; and no additional vesting of RSUs
Any other reason	No additional vesting; all outstanding PSUs and RSUs forfeited

For these purposes, “retirement,” “early retirement,” “special retirement,” and “disability” have the meanings assigned to those terms in the applicable PSU and RSU award agreements. The applicable date of “retirement,” “early retirement,” or “special retirement” takes into consideration the completion of any active employment period, including employment pursuant to our officer departure guidelines described beginning on page 43.

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Stock Options

If a NEO’s employment with SLB terminates, that NEO’s outstanding options—all of which are vested—will be treated as follows:

Reason for Termination of Employment	Post-Employment Exercise Period
Voluntary termination with SLB consent or termination by SLB other than for cause	Exercisable (to the extent exercisable at termination) at any time within three months after termination
Termination by SLB for cause	Vested and unvested options forfeited immediately
Retirement	Exercisable for 10 years from original grant date
Special Retirement	Exercisable (to the extent exercisable at termination) at any time during the 60-month period after termination due to retirement or during the remainder of the option period, whichever is shorter
Death or Disability	Exercisable at any time during the 60-month period after termination due to death or disability or during the remainder of the option period, whichever is shorter

Notwithstanding the exercisability provisions described above, an option holder may forfeit the right to exercise stock options, and may have certain prior option exercises rescinded, if the option holder engages in “detrimental activity” within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

Change in Control

Under our omnibus incentive plans, in the event of a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization, or liquidation (each a Corporate Transaction), our Board may, in its sole discretion, (i) provide for the substitution of a new award (or other arrangement) for or assumption of any award, (ii) provide for accelerated vesting of any awards, or (iii) decide to cancel any awards and deliver to the holders cash in an amount that our Board determines in its sole discretion is equal to the fair market value of such awards on the date of such event. However, no current agreement with respect to our outstanding RSUs, PSUs, and stock options currently provides for any definitive special treatment upon such a Corporate Transaction.

The following table sets forth the value of the unvested RSUs and PSUs (at target) and the intrinsic value of the unvested stock options held by each NEO as of December 31, 2025, that would become vested upon the occurrence of a Corporate Transaction, assuming that the Board elects to accelerate the vesting of RSUs, PSUs, and stock options as provided in the previous paragraph. Due to the various factors that could affect the nature and amount of any benefits provided upon these events, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, the price of SLB common stock, and SLB’s achievement of any relevant performance metric.

	Upon Corporate Transaction
Name	Value of Unvested RSUs and PSUs (at Target) ($)	(1)	Intrinsic Value of Unvested Options ($)	(2)
O. Le Peuch	30,902,924		—
S. Biguet	9,180,534		—
A. Merad	9,180,534		—
D. Ralston	8,056,231		—
D. Pafitis	6,293,936		—
K. Al Mogharbel	9,180,534		—
(1)	Calculated by multiplying the December 31, 2025, closing price of our common stock ($38.38) by the number of outstanding, unvested RSUs and PSUs (at target) held by the executive as of that date.
(2)	Reflects that the December 31, 2025, closing price of our common stock ($38.38) was lower than the exercise price of all stock options held by our NEOs as of that date.

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Retirement Plans

Our pension plans and nonqualified deferred compensation plans include the same terms and conditions for all participating employees in the event of a termination or change in control. The Restoration Savings Plan provides for accelerated payment of vested account balances within 30 days following a change in control as defined under Internal Revenue Code section 409A. Other than the Restoration Savings Plan, none of our nonqualified plans provide for the accelerated payment of benefits upon a change in control. For more information on these plans, see the Pension Benefits table and accompanying discussion beginning on page 52 and the Nonqualified Deferred Compensation table and accompanying discussion beginning on page 54.

The following table sets forth the amounts as of December 31, 2025, of benefit payments that would be accelerated under the Restoration Savings Plan upon a change in control.

Name	Amount ($)
O. Le Peuch	12,637,304
S. Biguet	3,638,653
A. Merad	1,667,277
D. Ralston	1,514,097
D. Pafitis	—
K. Al Mogharbel	5,075,557

Retiree Medical

Subject to satisfying certain age, service, and contribution requirements, most U.S. employees, including NEOs in the United States, are eligible to participate in a retiree medical program. Generally, this program provides comprehensive medical, prescription drug, and vision benefits for retirees and their dependents until attaining age 65. The program also provides annual contributions to a health reimbursement arrangement that can be used to purchase medical coverage or Medicare supplemental coverage and other tax-deductible expenses.

CEO Pay Ratio

Based on the methodology described below, our CEO’s 2025 total compensation was 123 times that of our median employee.

Our pay ratio is affected by many factors, and may not be comparable to the pay ratios reported by other companies, even in the technology and energy services industries. For example, the following factors may affect the comparability of our pay ratio:

•	our large global workforce, which may have significantly lower wages than a predominantly U.S.- or European-based workforce,
•	varied methodologies for calculating total compensation for both the median employee and the CEO, which may include exclusions that SLB has elected not to make, and
•	varied currency exchange rates.

To identify our median employee, we determined that, as of October 1, 2025, we had 102,280 employees working in 98 countries. This is the number of all employees on our different payroll systems as of that date, other than those employees of joint ventures whose salaries and compensation we do not set or control. In line with our global operations, we follow local market practices regarding pay levels and pay elements. In some cases, these local practices include paying relatively lower base salaries (upon conversion to U.S. dollars), plus additional compensation elements such as coefficients, housing, schooling, utilities, and other standard payments. We have excluded from our calculation of our median employee all employees located in the following countries, where either we have very few employees or where local pay practices diverge significantly from U.S. and European practices (all excluded employees collectively representing less than 5% of our total employees in 2025): Bangladesh, Cameroon, Chile, Georgia, Indonesia, Kazakhstan, Myanmar, Nigeria, Pakistan, Papa New Guinea, Philippines, South Sudan, Tunisia, Venezuela, and Yemen. After excluding these employees and for purposes of determining our median employee, we had 97,251 employees working in 83 countries. We did not make any cost-of-living adjustments when identifying our median employee.

A variety of pay elements comprise our employees’ total compensation, including base salary, field bonuses, annual performance-based cash incentives, commissions, and other benefits. The incentive awards an employee is eligible for are based on his or her pay grade and reporting level, and are consistently applied across the company. Cash incentives, rather than equity, are the primary vehicle of incentive compensation for most of our employees. While all employees earn an annual base salary, not all receive cash incentive payments. Furthermore, fewer than 4% of our employees receive equity awards. Consequently, for purposes of applying a consistent compensation metric for determining our median employee, we selected annual base salary as the sole, and most appropriate, compensation element. We used the annual base salary of our employees as reflected in our human resources systems on October 1, 2025, excluding that of our CEO, in preparing our data set.

Using this methodology, we determined that our median employee was a directional driller in Argentina, whose 2025 total compensation was $140,734. Our CEO’s total compensation for 2025 was $17,347,291 (as reflected in the 2025 Summary Compensation Table).

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Pay vs. Performance Comparison

As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement of SLB’s financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2025, 2024, 2023, 2022, and 2021.

	Summary Compensation Table Total for CEO ($)				Average Summary Compensation Table Total for Non-CEO NEOs ($)		Average Compensation Actually Paid to Non-CEO NEOs ($)		Value of Initial Fixed $100 Investment Based on:			(Stated in millions)
Year		(1)	Compensation Actually Paid to CEO ($)	(2)		(3)		(2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return	(4)	Net Income ($)	Adjusted EBITDA ($)	(5)
2025	17,347,291		17,486,818	(6)	5,314,626		5,263,702	(7)	$195.72	$192.26		3,451	8,463
2024	17,310,864		2,751,129		5,650,820		1,470,258		$189.52	$185.95		4,579	9,070
2023	18,249,585		26,165,195		5,907,339		9,304,743		$250.92	$232.82		4,275	8,107
2022	15,713,757		39,478,899		5,087,891		17,341,223		$252.88	$229.61		3,492	6,462
2021	16,795,502		32,392,156		6,353,971		13,116,171		$139.60	$130.75		1,928	4,925

(1)

The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Le Peuch, in the 2025 Summary Compensation Table for fiscal years 2025, 2024, 2023, 2022, and 2021. Mr. Le Peuch served as CEO for each of the years presented.

(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO or other NEOs during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year, and (iii) certain pension-related costs. For reconciliations of the “compensation actually paid” in 2024 to the “Total” compensation amounts for 2025 reported in the 2025 Summary Compensation Table (SCT) on page 49 of this proxy statement, see footnotes (6) and (7) below.
(3)

For 2025, reflects average compensation information for our NEOs (including Mr. Al Mogharbel), other than our CEO, as described in the CD&A of this proxy statement. For 2024 and 2023, reflects average compensation information for Mr. Al Mogharbel, Mr. Biguet, Mr. Merad, and Ms. Ralston. For 2022, reflects average compensation information for Mr. Al Mogharbel, Mr. Biguet, Mr. Merad, and Ms. Ralston, as well as Ashok Belani, SLB’s former EVP, New Energy. For 2021, reflects average compensation information for Mr. Al Mogharbel and Mr. Biguet, as well as Mr. Belani and Hinda Gharbi, SLB’s former EVP, Services and Equipment.

(4)

Reflects cumulative total shareholder return of the Philadelphia Oil Services Sector (OSX) index, as of December 31, 2025, weighted according to the constituent companies’ market capitalization at the beginning of each period for which a return is indicated. The OSX is the peer group used by SLB for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our 2025 Annual Report.

(5)

Adjusted EBITDA represents income before taxes, excluding charges and credits, depreciation and amortization, interest expense, and interest income. Adjusted EBITDA is a non-GAAP measure. See Appendix A for reconciliations of non-GAAP measures to their most comparable GAAP measures.

(6)	To calculate the amount of “compensation actually paid” to our CEO for 2025, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the SCT:

Year	Summary Compensation Table Total for CEO ($)	Reported Value of Equity Awards for CEO ($)	(a)	Equity Award Adjustments for CEO ($)	(b)	Reported Change in the Actuarial Present Value of Pension Benefits for CEO ($)	(c)	Pension Benefit Adjustments for CEO ($)	(d)	Compensation Actually Paid to CEO ($)
2025	17,347,291	(12,374,953)		13,241,153		(914,130)		187,457		17,486,818
(a)	Represents the grant date fair value of the equity awards to our CEO in 2025, as reported in the “Stock Awards” column in the SCT.
(b)	Represents the year-over-year change in the fair value of equity awards to our CEO, as itemized in the table below. No awards vested in the year they were granted.

Fair Value of Equity Awards for CEO	($)
As of year-end for awards granted during 2025	13,283,872
Year-over-year decrease of unvested awards granted in prior years	(2,685,481)
Increase from prior fiscal year-end for awards that vested during 2025	2,642,762
Total Equity Award Adjustments	13,241,153
(c)	Represents the change in 2025 in the actuarial present value of our CEO’s accumulated benefit under all benefit and actuarial pension plans in which he participates, as reported in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column in the SCT.
(d)	Represents the actuarially determined service cost for services rendered in 2025 under all benefit and actuarial pension plans in which our CEO participates.

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(7)	To calculate the amount of average “compensation actually paid” to our NEOs other than our CEO for 2025, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO NEOs as reported in the SCT:

Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Reported Value of Equity Awards for Non-CEO NEOs ($)	(w)	Average Equity Award Adjustments for Non-CEO NEOs ($)	(x)	Average Reported Change in the Actuarial Present Value of Pension Benefits for Non-CEO NEOs ($)	(y)	Average Pension Benefit Adjustments for Non-CEO NEOs ($)	(z)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2025	5,314,626	(3,360,021)		3,580,344		(381,579)		110,331		5,263,702
(w)	Represents the average of the grant date fair value of the equity awards to our non-CEO NEOs in 2025, as reported in the “Stock Awards” column in the SCT.
(x)	Represents the average of the year-over-year change in the fair value of equity awards to our non-CEO NEOs, as itemized in the table below. No awards vested in the year they were granted.

Fair Value of Equity Awards for Non-CEO NEOs	($)
As of year-end for awards granted during 2025	3,606,826
Year-over-year decrease of unvested awards granted in prior years	(726,564)
Decrease from prior fiscal year-end for awards that vested during 2025	700,082
Total Equity Award Adjustments	3,580,344
(y)	Represents the average change in 2025 in the actuarial present value of the accumulated benefits to our non-CEO NEOs under all benefit and actuarial pension plans in which they participate, as reported in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column in the SCT.
(z)	Represents the actuarially determined service cost for services rendered in 2025 under all benefit and actuarial pension plans in which our non-CEO NEOs participate.

Pay-for-Performance Alignment

The following table identifies the five most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” (CAP) to our CEO and other NEOs in 2025, calculated in accordance with SEC regulations, to company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Financial Performance Measures
Adjusted EBITDA
Free Cash Flow
Free Cash Flow Margin
Return on Capital Employed
Total Shareholder Return

The charts on the following page reflect that the CAP over the five-year period ended December 31, 2025, generally aligns to trends in SLB’s TSR, net income, and adjusted EBITDA results over the same period. In addition, the chart titled “CAP vs. Total Shareholder Return (SLB and OSX)” reflects that SLB’s TSR over this five-year period aligns closely to OSX TSR over the same period. In 2021, CAP for our CEO and other NEOs was primarily impacted by SLB’s share price appreciation of 43%. In 2022, CAP for our CEO and other NEOs was primarily impacted by SLB’s share price appreciation of 70%, partially offset by performance of unvested PSUs. For 2023, CAP for our CEO declined primarily because Mr. Le Peuch did not have any stock awards vest in 2023, and CAP for our other NEOs declined primarily as a result of SLB’s share price performance as compared to prior year. In 2024, CAP for our CEO and other NEOs was primarily impacted by SLB’s share price depreciation. In 2025, CAP for our CEO and other NEOs was primarily impacted by performance and stock price appreciation of shares vesting and performance of shares outstanding.

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CAP vs. Total Shareholder Return
(SLB and OSX)

CAP vs. Net Income

CAP vs. Adjusted EBITDA

Compensation Actually Paid
(in millions of US dollars)
50.0
40.0
30.0
20.0
10.0
0.0
$32.4
$13.1
$39.5
$17.3
$26.2
$9.3
$2.8
$1.5
$17.5
$5.3
$4.9
$6.5
$8.1
$9.1
$8.5
2021
2022
2023
2024
2025
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Adjusted EBITDA
(in billions of US dollars)
CEO CAP
Avg. NEO CAP
Adjusted EBITDA

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ITEM 3. Approval of Financial Statements and Dividends

Following completion of the audit procedures performed by PwC, we are asking you to approve the following financial statements that are included in our 2025 Annual Report:

•	our consolidated balance sheet at December 31, 2025;
•	our consolidated statement of income for the year ended December 31, 2025; and
•	the declarations of dividends by our Board in 2025.

You should refer to our 2025 Annual Report in considering this agenda item.

The Board of Directors recommends a vote FOR this Item 3.

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ITEM 4. Ratification of Appointment of Independent Auditors for 2026

PwC has been selected by our Audit Committee as the independent registered public accounting firm to audit SLB’s annual financial statements for the year ending December 31, 2026. Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking you to ratify, on an advisory basis, the appointment of PwC as our independent auditor for the year ending December 31, 2026. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

A representative of PwC is expected to attend our 2026 AGM, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR this Item 4.

Fees Paid to PwC

PwC has billed SLB the fees set forth in the table below for:

•	the audit of SLB’s 2025 and 2024 annual financial statements and reviews of SLB’s quarterly financial statements and other audit services, and
•	the other services described below that were billed in 2025 and 2024.

	Year Ended December 31,
(Stated in thousands)	2025	2024
Audit Fees(1)	$17,470	$18,734
Audit-Related Fees(2)	853	834
Tax Fees(3)	2,395	2,318
All Other Fees(4)	—	19
Total	$20,718	$21,905
(1)	Includes fees for integrated and statutory audits.
(2)	Consists of fees for employee benefit plan audits and other audit-related items.
(3)	Consists of fees for tax compliance, tax planning, and other permitted tax services.
(4)	Consists of fees for permitted advisory services.

When evaluating PwC’s independence, the Audit Committee considers PwC’s provision of all services not related to the audit of our annual financial statements and reviews of our interim financial statements.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee has a policy to pre-approve all services provided to SLB Limited and its subsidiaries by SLB’s independent registered public accounting firm. The Audit Committee has adopted a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit-related services; anticipated tax compliance, tax planning, and tax advisory services; and other anticipated services. In addition, the Audit Committee (or an authorized committee member acting under delegated authority of the Audit Committee) will consider any proposed services not approved as part of this annual process. For 2025 and 2024, all audit and non-audit services were pre-approved by the Audit Committee.

Shareholder Feedback

At our 2025 AGM, the proposal to ratify the appointment of PwC as our independent auditor for 2025 received the support of 92.4% of the votes cast. In selecting PwC as SLB’s independent auditor for 2026, the Audit Committee considered this substantial support of our shareholders, as well as PwC’s significant experience auditing SLB’s complex global accounts and the regulatory requirement that the PwC lead engagement partner rotate every five years.

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Audit Committee Report

During 2025, the Audit Committee periodically reviewed and discussed SLB’s consolidated financial statements with Company management and PwC, SLB’s independent registered public accounting firm, including matters raised by PwC pursuant to applicable Public Company Accounting Oversight Board (PCAOB) requirements. The Audit Committee also discussed with Company management and PwC the evaluation of SLB’s reporting and internal controls undertaken in connection with certifications made by SLB’s Chief Executive Officer and Chief Financial Officer in SLB’s periodic SEC filings pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee also reviewed and discussed such other matters as it deemed appropriate, including SLB’s compliance with Section 404 and other relevant provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the SEC and the NYSE.

The Audit Committee also reviewed with PwC the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under applicable requirements of the PCAOB and the SEC.

PwC provided the Audit Committee with the required PCAOB disclosures and letters concerning its independence with respect to the Company, and the Audit Committee discussed PwC’s independence with them.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board include the audited consolidated financial statements in SLB’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on January 23, 2026.

Submitted by the Audit Committee of the SLB Board of Directors

Patrick de La Chevardière, Chair	Samuel Leupold	Jeff Sheets

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ITEM 5. Approval of the Amendment and Restatement of the 2017 SLB Omnibus Stock Incentive Plan

Proposal

We are requesting that our shareholders vote in favor of approving an amendment and restatement of the 2017 SLB Omnibus Stock Incentive Plan (the 2017 Incentive Plan), which would increase the number of shares available for issuance under the 2017 Incentive Plan by 40 million shares.

Our Board approved the proposed amendment and restatement of the 2017 Incentive Plan effective as of January 22, 2026, subject to shareholder approval. No other substantive changes are being made to the 2017 Incentive Plan.

Required Vote

A majority of the votes cast is required to approve this Item 5.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

The Board of Directors recommends a vote FOR this Item 5.

Summary of the Amended and Restated 2017 Incentive Plan

The following summary of the material features of the Amended and Restated 2017 Incentive Plan is subject to the specific provisions contained in the full text of the Amended and Restated 2017 Incentive Plan set forth as Appendix B. The specific amendments proposed to be made to the 2017 Incentive Plan are marked within Appendix B.

Our Board and our stockholders originally approved the 2017 Incentive Plan in 2017, which has been subsequently amended and restated.

Purpose of the 2017 Incentive Plan

The purpose of the 2017 Incentive Plan is to:

•	retain employees with a high degree of training, experience and ability;
•	attract new employees whose services are considered particularly valuable;
•	encourage the sense of proprietorship of such persons; and
•	promote the active interest of such persons in our growth and financial success.

What Changes Are Proposed?

We are seeking approval of the proposed amendment and restatement in order to attract and retain valuable employees, and also to provide continued flexibility in the types and terms of incentive instruments that we issue, in order to remain competitive. The proposed amendment and restatement would allow an additional 40 million shares to be issued pursuant to the 2017 Incentive Plan. As of February 11, 2026, there were only 5,624,351 shares available in the aggregate for grants under our 2017 Incentive Plan (prior to this amendment and restatement). If the proposed amendment and restatement is approved, an aggregate of 45,624,351 shares will be available for issuance under the 2017 Incentive Plan.

In addition, this amendment and restatement includes updates for the Company’s new legal name and clarifications regarding the administration and delegation of the 2017 Incentive Plan.

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Key Terms

The following is a summary of the key provisions of the Amended and Restated 2017 Incentive Plan.

Award Types

The following types of awards (collectively “awards”) are available for issuance:

•

non-qualified and incentive stock options;

•

stock appreciation rights;

•

stock awards, including restricted stock and restricted stock units (a term that includes performance stock units); and

•

cash awards.

Term	Awards may be granted on or before April 8, 2036.
Eligible Participants

All employees of SLB and our subsidiaries.

The Compensation Committee determines which employees participate in the 2017 Incentive Plan. As of February 11, 2026, approximately 22,900 employees were eligible to participate under our equity compensation plans, including the 2017 Incentive Plan.

Ineligible Participants	Directors who are not also employees; and Any person who owns, directly or indirectly, stock representing more than 5% of the total combined voting power or value of all classes of our stock.
Shares Available for Issuance Under the Amended and Restated 2017 Incentive Plan

5,624,351 shares (including the 65 million authorized in 2021) remained available for issuance under the 2017 Incentive Plan as of February 11, 2026. Up to 5,624,351 of such shares may be subject to incentive stock options. If the proposed amendment and restatement is approved, an additional 40 million shares will be newly approved for issuance, and an aggregate of 45,624,351 shares will be available for issuance under the Amended and Restated 2017 Incentive Plan (and up to 45,624,351 of such shares may be subject to incentive stock options).

The shares subject to issuance under the 2017 Incentive Plan consist of authorized and unissued shares or previously issued shares re-acquired and held in treasury by us or any of our subsidiaries.

Shares that were once subject to issuance upon the exercise or vesting of awards may again become available for future grants under the Amended and Restated 2017 Incentive Plan only if an award is cancelled, forfeited, expired or terminated.

However, the number of shares reserved for issuance under the Amended and Restated 2017 Incentive Plan will not be increased by:

•

shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, or

•

shares of common stock used to pay the exercise price or withholding taxes related to all awards.

The number of shares available for issuance under the Amended and Restated 2017 Incentive Plan is subject to adjustment to reflect stock splits, stock dividends, reorganizations, mergers and similar events.

Shares Available for Issuance Under the 2017 Incentive Plan as a Percentage of Outstanding Common Stock as of February 11, 2026
Prior to this amendment and restatement	0.37%
Including this amendment and restatement	3.04%
Number of Stock Options Outstanding as of February 11, 2026 (under all plans)	13,952,129
Weighted Average Exercise Price	$65.11
Weighted Average Term (in years)	1.76
Number of Full-Value Awards Outstanding as of February 11, 2026 (under all plans)	14,931,979

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Number of Shares Remaining for Future Grant as of February 11, 2026
2017 Stock Incentive Plan (prior to this amendment and restatement)	5,624,351
Directors Stock Plan	287,566 (issuable only to non-employee directors)
There are no other plans with shares remaining for future grant as of February 11, 2026.
Common Shares Outstanding as of February 11, 2026	1,501,133,298
Not Permitted

Under the current terms of the 2017 Incentive Plan, no dividend equivalents may be provided on awards of options or SARs. In addition, payments of dividends and dividend equivalents prior to the vesting of full-value awards is prohibited.

In addition, the 2017 Incentive Plan prohibits:

•

Granting of stock options or stock appreciation rights at a price below the fair market value on the grant date;

•

Repricing, or reducing the exercise price of a stock option or stock appreciation right;

•

Substituting a new option or stock appreciation right grant with an exercise price lower than the exercise price of an outstanding option or stock appreciation right grant; and

•

Reloading grants.

Stock Options

Vesting

The Compensation Committee will determine at the time of grant when each stock option will vest. The Compensation Committee’s recent practice has been to grant options that vest in five equal annual installments beginning on the first anniversary of the grant date.

Exercise Price

The exercise price of stock options granted under the Amended and Restated 2017 Incentive Plan may not be less than the fair market value (the mean between the high and low sales prices on the New York Stock Exchange on the grant date) of the common stock on the date of grant. As of February 11, 2026, the mean between the high and low sales prices of SLB common stock on the New York Stock Exchange was $51.46 per share.

Option Term

The option term may not be longer than 10 years.

Payment of Purchase Price

The purchase price to be paid upon exercise of a stock option may be paid, subject to the rules established by the Compensation Committee, as follows:

•	in cash or by certified check;
•	by the tender or delivery of shares of our common stock with a fair market value at the time of exercise equal to the total option price;
•	by authorizing SLB to withhold such number of shares of common stock with a fair market value at the time of exercise equal to the number of shares otherwise deliverable on the exercise of the option;
•	by a combination of the preceding methods.

Stock options also may be exercised through “cashless exercise” procedures approved by the Compensation Committee involving a broker or dealer approved by the Compensation Committee. SLB may require, prior to issuing common stock under the Amended and Restated 2017 Incentive Plan, that the participant remit an amount in cash, or authorize withholding of common stock in connection with the option exercise, sufficient to satisfy tax withholding requirements.

Termination of Employment

The Amended and Restated 2017 Incentive Plan grants the Compensation Committee broad discretion to designate the treatment of stock options following an option holder’s termination of employment with SLB or any of its subsidiaries. See “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Termination of Employment” beginning on page 55, for a description of current terms and conditions provided on termination of employment.

Stock Appreciation Rights

Awards may also be in the form of rights to receive a payment, in cash or common stock, equal to the fair market value or other specified value of a number of shares of common stock on the rights exercise date over a specified strike price (“stock appreciation rights”). All stock appreciation rights granted under the Amended and Restated 2017 Incentive Plan must have a grant price per share that is not less than the fair market value of a share of common stock on the date of grant and a term of no more than 10 years.

Stock Awards

The terms, conditions and limitations applicable to grants of restricted stock and restricted stock units are determined by our Compensation Committee.

Cash Awards

Awards may also be in the form of grants denominated in cash. The terms, conditions and limitations applicable to any cash awards granted pursuant to the Amended and Restated 2017 Incentive Plan are determined by the Compensation Committee.

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Performance Awards

At the discretion of the Compensation Committee, any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more performance goals. The terms, conditions and limitations applicable to any performance award are determined by the Compensation Committee.

The Amended and Restated 2017 Incentive Plan permits, but does not require, the Compensation Committee to structure any performance award made to a named executive officer as performance-based compensation. In making qualified performance awards, the Compensation Committee may base a performance goal on one or more business criteria selected by the Compensation Committee that may be applied to the participant, one or more business units, divisions or sectors of SLB, or SLB as a whole, or by comparison with a peer group of companies.

Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses.

Minimum Vesting Period

Any award under the Amended and Restated 2017 Incentive Plan will have a minimum vesting period of one year from the date of grant, provided that up to 5% of the total shares of reserved under the Amended and Restated 2017 Incentive Plan may be issued without regard to minimum vesting provisions.

Clawback

The award agreement may provide that an employee granted an award may forfeit his or her right to such award or be required to return common stock or cash received as a result of the exercise or vesting of an award if such holder is subject to and violates SLB’s clawback policy. A copy of this policy is filed as Exhibit 97 to our 2025 Annual Report.

Transferability

Unless otherwise determined by the Compensation Committee in an award agreement, no award will be assignable or otherwise transferable. Any attempted assignment of an award will be void.

Administration

The Compensation Committee, or its executive management delegate, including the Company’s Stock Incentive Plan Committee, administers the 2017 Incentive Plan. The Compensation Committee, or its executive management delegate, including the Company’s Stock Incentive Plan Committee, has full power and authority to:

•	select the employees to be granted awards;
•	determine the terms of awards to be made;
•	determine the time when awards are to be granted and any conditions that must be satisfied before an award is granted;
•	establish objectives and conditions for earning awards;
•	determine the terms and conditions of award agreements (which may not be inconsistent with the 2017 Incentive Plan) and which parties must sign each award agreement;
•	determine whether the conditions for earning an award have been met and whether a performance award will be paid at the end of an applicable performance period;
•	except as otherwise provided in the 2017 Incentive Plan, modify the terms of awards made under the 2017 Incentive Plan;
•	determine if, when and under what conditions payment of all or any part of an award may be deferred;
•	determine whether the amount or payment of an award should be reduced, forfeited or eliminated; and
•	determine the guidelines and/or procedures for the payment or exercise of awards.

The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2017 Incentive Plan or in any award in the manner and to the extent the Compensation Committee deems necessary or desirable to further the purposes of the 2017 Incentive Plan or to avoid unanticipated consequences or address unanticipated events (including any temporary closure of a stock exchange on which the SLB’s common stock is traded, disruption of communications or natural catastrophe) deemed by the Compensation Committee to be inconsistent with the purposes of the 2017 Incentive Plan or any award agreement, provided that no such action will be taken absent stockholder approval to the extent required by the 2017 Incentive Plan. The Compensation Committee may, subject to applicable law, grant awards to persons outside the United States under such terms and conditions as may, in its judgment, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures.

The Compensation Committee may delegate to the Chief Executive Officer and to other senior officers of SLB or to such other committee of the Board of Directors or the Company, including the Company’s Stock Incentive Plan Committee, its duties under the 2017 Incentive Plan pursuant to such conditions or limitations as the Compensation Committee may establish.

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Amendment or Termination

The Board of Directors or the Compensation Committee may amend, modify, suspend or terminate the Amended and Restated 2017 Incentive Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that:

•	no amendment that would adversely affect the rights of any participant under any award previously granted to such participant may be made without the consent of such participant, and
•	no amendment will be effective prior to its approval by the stockholders of SLB to the extent such approval is otherwise required by applicable law or the requirements of any exchange on which the common stock is listed.

Additionally, no stock option or stock appreciation right may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in SLB’s capitalization) if the effect would be to reduce the exercise price for the shares underlying such stock option or stock appreciation right.

Adjustments

In the event of any subdivision or consolidation of shares or other capital readjustment, or the payment of a stock dividend or other increase or reduction of the number of shares of our common stock outstanding without compensation therefor in money, services or property, then the number of shares subject to the 2017 Incentive Plan will be proportionally adjusted and the number of shares of common stock with respect to which outstanding awards or other property subject to an outstanding award granted under the Incentive Plan will:

•	in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of common stock will be proportionately reduced; and
•	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of common stock will be proportionately increased.

In the event of any corporate merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, the Board of Directors may make certain adjustments to awards as it deems equitable, including: (i) providing for the substitution of a new award (or other arrangement) or the assumption of the award; (ii) prior to the transaction, providing for the acceleration of the vesting and exercisability of or the lapse of restrictions with respect to the award; and (iii) cancelling any outstanding award in exchange for cash in an amount deemed by the Board to be equal to the fair market value of the award.

Consistent with past practice, we currently expect that any award agreement documenting an award under the Amended and Restated 2017 Incentive Plan will not contain a contractual right to an automatic acceleration upon a change in control. Rather, we expect that any acceleration of vesting of an award in connection with a transaction would be made only where (i) a transaction results in a change in control of SLB and (ii) in connection with such transaction the outstanding awards are not assumed by SLB’s successor.

Material U.S. Federal Income Tax Consequences

The following discussion of tax consequences relates only to material U.S. federal income tax matters. The tax consequences of participating in the 2017 Incentive Plan may vary according to country of participation. Also, the tax consequences of participating in the 2017 Incentive Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Stock Options and Stock Appreciation Rights

Some of the options issued under the 2017 Incentive Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, while other options granted under the 2017 Incentive Plan are non-qualified stock options. The Internal Revenue Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes, although the optionee may subsequently recognize income if the shares are disposed of prior to the holding period described below. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is an item of tax preference that may require payment of an alternative minimum tax.

On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years following the date of grant of the option or within one year following the date of exercise), any gain will be taxed to the optionee as long-term capital gain. If the sale of such shares does occur within two years following the date of grant of the option or within one year following the date of exercise, the optionee will recognize taxable income (not subject to withholding) in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the gain recognized on the sale of such shares. Any gain in excess of that amount is capital gain, while any loss recognized will be a capital loss. Except with respect to death or permanent and total disability (in which case the optionee has one year to exercise and obtain incentive stock option treatment), an optionee has three months after termination of employment in which to exercise an incentive stock option and retain incentive stock option tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment, including termination due to retirement, cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

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In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss (long-term or short-term depending on whether the requisite holding period has been satisfied).

Participants will not realize taxable income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income (subject to withholding) in an amount equal to the cash or fair market value of the shares of stock received on the date of exercise of the stock appreciation right. The participant will generally have a tax basis in any shares of stock received on the exercise of a stock appreciation right that equals the fair market value of such shares on the date of exercise.

Subject to the limitations discussed below, SLB will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Subject to the discussion below under “—Certain Tax Code Limitations on Deductibility,” under rules applicable to U.S. corporations, no deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of a non-qualified stock option or stock appreciation right, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee. A non-U.S. corporation, such as SLB, is entitled to deductions only to the extent allocable to “effectively connected income” which is subject to U.S. federal income tax.

Stock Awards

A participant generally will not have taxable income upon the grant of stock awards, such as restricted stock or restricted stock units. Instead, for restricted stock, he or she will recognize ordinary compensation income in the first taxable year in which his or her interest in the stock underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. In general, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the restricted stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the stock underlying the award when it is received. For restricted stock units, a participant will generally recognize ordinary compensation income upon the settlement of the award in an amount equal to the fair market value of any stock received.

An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to an award of restricted stock or restricted stock units. The tax basis of a participant in the stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized. Upon later disposition of stock received, the employee will generally recognize capital gain or loss (long-term or short-term depending on whether the requisite holding period has been satisfied) equal to the difference between the amount received in the disposition and the amount previously recognized as compensation income.

Subject to the limits discussed below under “—Certain Tax Code Limitations on Deductibility,” SLB will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules to the extent the deduction is allocable to “effectively connected income” which is subject to U.S. federal income tax.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by SLB for federal income tax purposes. “Covered employee” includes each of the NEOs.

Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the NEOs is not material relative to the benefit of being able to attract and retain talented management. Accordingly, the Compensation Committee will continue to pay compensation that is not deductible.

Code Section 409A

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. SLB intends to structure awards under the 2017 Incentive Plan in a manner that is designed to be exempt from or comply with Section 409A.

Code Section 457A

Section 457A of the Internal Revenue Code sets forth the rules applicable to deferred compensation paid to U.S. persons by certain foreign corporations and other entities. We expect that stock options, stock-settled stock appreciation rights, restricted stock and restricted stock units granted under the 2017 Incentive Plan will be exempt from Section 457A. However, stock appreciation rights that may be settled in cash may be subject to Section 457A, as well as cash awards or stock units that are not paid within one year after vesting.

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Section 457A requires that any compensation paid under a deferred compensation plan of a nonqualified entity must be included in the participant’s income at the time such amounts are no longer subject to a substantial risk of forfeiture. Therefore, stock appreciation rights that may be settled in cash as well as cash awards or stock units that are not paid within one year after vesting may result in income inclusion upon vesting, even though the participant has not exercised the stock appreciation right or received delivery of cash or shares of stock at that time. Awards that violate Section 457A may also incur an additional 20% tax and interest charges. SLB currently intends to grant awards that are exempt from Section 457A.

Plan Benefits

None of the awards made under the 2017 Incentive Plan prior to the date of the 2026 annual general meeting were granted subject to shareholder approval at the 2026 AGM. The number and types of awards that will be granted under the Amended and Restated 2017 Incentive Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth the aggregate number of PSUs (at target), RSUs and stock options that have been granted to date under the 2017 Incentive Plan to our named executive officers and the specified groups set forth below (whether or not outstanding, vested, or forfeited, as applicable).

	Grants Under 2017 Incentive Plan
Name	PSUs	(1)	RSUs	Stock Options
Olivier Le Peuch Chief Executive Officer	1,806,956		492,946	—
Stephane Biguet Executive Vice President and Chief Financial Officer	534,051		147,012	—
Abdellah Merad EVP, Core Services and Equipment	587,079		146,718	—
Dianne Ralston Chief Legal Officer and Secretary	410,083		133,673	—
Demosthenis Pafitis Chief Technology Officer	330,371		107,785	—
Khaled Al Mogharbel Advisor to the CEO, former EVP, Geographies	698,121		171,267	—
All Executive Officers, as a group (7 persons)	3,837,055		1,213,409	—
All non-employee directors and director nominees as a group (8 persons)	—		—	—
Each associate of the above-mentioned named executive officers, directors and director nominees	—		—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—		—	—
All employees as a group, excluding Executive Officers	6,940,290		44,791,573	—
(1)	Reflects the target number of PSUs granted. See the “Compensation Discussion and Analysis—Elements of Total Direct Compensation—Long-Term Equity Incentive Awards” beginning on page 39 for a detailed description of our PSUs granted in 2025, including the criteria to be applied in determining vesting of PSUs.

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Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025 for all equity compensation plans approved and not approved by our shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of such outstanding options, warrants and rights ($)	(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	16,514,880	64.46		28,608,403	(2)
Equity compensation plans not approved by security holders(3)	747,131	9.11		—
Total	17,262,011	62.06		28,608,403	(2)
(1)	The weighted average price does not take into account shares issuable upon the vesting of outstanding PSUs or RSUs, which have no exercise price.
(2)	Includes 287,566 shares of common stock issuable under the Directors Stock Plan and 18,049,363 shares of common stock issuable under the SLB Discounted Stock Purchase Plan at December 31, 2025.
(3)	Consists solely of options and restricted stock units that were assumed in connection with our 2025 acquisition of ChampionX, none of which are held by our NEOs.

Equity compensation plans approved by our shareholders include the Directors Stock Plan, as amended and restated; the 2017 Incentive Plan; the 2013 SLB Omnibus Stock Incentive Plan, as amended and restated (the 2013 Incentive Plan); the 2010 SLB Omnibus Stock Incentive Plan, as amended and restated (the 2010 Incentive Plan); the French Sub Plan under the 2010, 2013 and 2017 SLB Omnibus Stock Incentive Plans, as amended and restated; the SLB Discounted Stock Purchase Plan, as amended and restated; and the SLB 2008 Stock Incentive Plan, as amended and restated (the 2008 Incentive Plan). There are no securities issuable under the 2013 Incentive Plan, the 2010 Incentive Plan or the 2008 Incentive Plan, other than shares of our common stock issuable upon the exercise of stock options currently outstanding. Additionally, while certain outstanding equity awards were assumed in connection with our 2025 acquisition of ChampionX, we will not be making any further awards under equity incentive plans previously sponsored by ChampionX.

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Information About the Meeting

Meeting Date:	Wednesday, April 8, 2026
Place:	Curaçao Marriott Beach Resort John F Kennedy Boulevard, 3, Piscadera Bay Willemstad, Curaçao
Time:	9:00 a.m. Curaçao time
Record Date:	February 11, 2026

This proxy statement is first being made available to our shareholders on or about February 26, 2026. It is furnished in connection with the solicitation of proxies by the SLB Board of Directors to be voted during the 2026 AGM and at any postponement or adjournment of the 2026 AGM.

To be admitted to the meeting, shareholders of record and beneficial owners as of the close of business on February 11, 2026 must present a passport or other government-issued identification with a photograph and, for beneficial owners, proof of ownership as of February 11, 2026, such as the Notice of Internet Availability, and/or the top half of the proxy card or voting instruction card that was sent to you with this proxy statement.

The Chairperson of the meeting will determine the procedures for conducting the meeting and will limit the meeting to those matters properly brought by or at the direction of our Board or properly presented by a shareholder.

Proxy Materials are Available on the Internet

We are furnishing proxy materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our 2026 AGM. On February 26, 2026, we mailed a Notice of Internet Availability to certain of our shareholders with instructions on how to access the proxy materials online and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

Proxies

Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. SLB is incorporated in Curaçao and, in accordance with Curaçao law, meetings of shareholders are held in Curaçao. Because many shareholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy.

Record Date

Each shareholder of record at the close of business on the record date, February 11, 2026, is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on, with respect to each share registered in that shareholder’s name. A shareholder of record is a person or entity who held shares on the record date registered in that shareholder’s name on the records of Computershare Trust Company, N.A. (Computershare), SLB’s stock transfer agent. On the record date, February 11, 2026, there were 1,501,133,298 shares of SLB common stock outstanding and entitled to vote. Persons who held shares on the record date through a broker, bank, or other nominee are referred to as beneficial owners.

Quorum

Holders of at least one-half of the outstanding shares entitled to vote at the 2026 AGM must be present in person or represented by proxy to constitute a quorum to take any action at the meeting. Abstentions and broker non-votes will be considered as present for quorum purposes, as discussed under “—Effect of Broker Non-Votes and Abstentions.” If a quorum is not present at the meeting, the Board may call a second general meeting of shareholders, at which the quorum requirement will not apply.

Votes Required to Adopt Proposals

To be elected, director nominees must receive a majority of the votes cast, which means the number of votes cast FOR a director nominee must exceed the number of votes cast AGAINST that nominee. Approval of each of the other matters on the agenda also requires the affirmative vote of the majority of the votes cast (excluding any abstentions).

Important Voting Information for Beneficial Owners

If your SLB shares are held for you in “street name”—which means you own your shares through a brokerage, bank, or other institutional account—then you are considered the beneficial owner of those shares, but not the record holder. This means that you vote by providing instructions to your broker rather than directly to SLB. If you do not provide voting instructions, your shares may not be represented or voted at the meeting, as discussed under “—Effect of Broker Non-Votes and Abstentions.”

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Effect of Broker Non-Votes and Abstentions

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in routine matters vote the shares in their discretion (such as Items 3 and 4 in this proxy statement), but they are not permitted to vote on the other, non-routine matters unless you provide voting instructions, resulting in a “broker non-vote” for the matters on which a broker does not vote. Abstentions occur when you abstain or instruct your broker to abstain from voting on a particular matter instead of voting for or against the matter. Abstentions and broker non-votes will be considered as present for quorum purposes, but they are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals on non-routine matters.

How to Cast Your Vote

Shareholders with shares registered in their names with Computershare may authorize a proxy:

By Internet www.proxypush.com/SLB

By Telephone (866) 240-5191

By Mail Sign, date, and mail your proxy card

The internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern time on Tuesday, April 7, 2026. The internet and telephone voting procedures have been designed to authenticate shareholders and to allow you to vote your SLB shares and to confirm that your instructions have been properly recorded.

Many banks, brokerage firms, and other nominees participate in programs that also permit beneficial owners to direct their vote by the internet or telephone. If you are a beneficial owner whose shares are held in an account at a bank, brokerage firm, or other nominee that participates in such a program, you may direct the vote of those shares by the internet or telephone by following the instructions on any voting instruction form or electronic voting instructions that you receive from your bank, brokerage firm or other nominee.

All shares entitled to vote at the 2026 AGM and represented at the meeting by properly executed, unrevoked proxies will be voted at the meeting in accordance with your instructions. If you are a shareholder with shares registered in your name with Computershare and you submit a properly executed proxy card or indicate your voting preference via phone or internet but do not direct how to vote on certain items, the persons named as proxies will vote as the Board recommends on each such proposal.

Changing Your Vote or Revoking Your Proxy

If you are a shareholder of record, you can change your vote or revoke your proxy at any time by timely delivering a properly executed, later-dated proxy (including an internet or telephone vote by April 7, 2026) or by voting by ballot at the 2026 AGM. If you hold shares through a bank, broker, or other nominee, you must follow the instructions of your bank, broker, or other nominee to change or revoke your voting instructions.

Soliciting Proxies

SLB will pay the cost of furnishing proxy materials to all shareholders and of soliciting proxies. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee estimated at $17,900 plus reasonable expenses. SLB directors, officers, and employees may also solicit proxies for no additional compensation. We will reimburse brokerage firms, fiduciaries, and custodians for their reasonable expenses in forwarding the solicitation material to beneficial owners.

Duplicate Mailings

When a shareholder owns shares in more than one account, or when shareholders live at the same address, duplicate mailings may result. If you receive duplicate reports, you can help support SLB’s sustainability goals and eliminate added expense by requesting that only one copy be sent. To eliminate duplicate mailings, contact Computershare at the following address:

Computershare Trust Company, N.A.
P.O. Box 43006
Providence, RI 02940-3006
+ 1 (877) 745-9341
+ 1 (781) 575-2707

We will promptly deliver, upon written or oral request to the address or telephone number above by shareholders at a shared address to which a single copy of the documents was delivered, a separate copy of this proxy statement and the 2025 Annual Report.

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Shareholder Proposals at 2027 AGM

In order for a shareholder proposal to be considered for inclusion in the proxy statement for our 2027 AGM pursuant to Rule 14a-8 of the Exchange Act, or for director nominations to be included pursuant to SLB’s proxy access bylaw provisions, such proposals or notice of nominations must be received by the Secretary of the Company, 5599 San Felipe, Houston, Texas 77056, no later than October 29, 2026, and, in the case of a proxy access nomination, no earlier than September 29, 2026.

For shareholder proposals to be introduced for consideration at our 2027 AGM other than pursuant to Rule 14a-8 and for shareholder candidates to be nominated for election as directors other than pursuant to our proxy access bylaw provisions, notice must be delivered to the Secretary of the Company at our executive offices in Houston, Texas, not later than 90 days nor earlier than 120 days before the first anniversary of the date of the 2026 AGM. Accordingly, any such notice must be received no earlier than December 9, 2026, and no later than January 8, 2027, and must otherwise satisfy the requirements of our bylaws. Under the rules of the Exchange Act, we may use discretionary authority to vote with respect to any proposal not included in our proxy materials that is properly presented by a shareholder in person at the 2027 AGM if the shareholder making the proposal fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act.

Further, to comply with the SEC’s universal proxy rules, if a shareholder intends to solicit proxies in support of director nominees submitted under these advance notice provisions, then we must receive proper written notice including all information required by Rule 14a-19 under the Exchange Act, delivered to the Secretary of the Company at our executive offices in Houston, Texas, by February 7, 2027 (or, if the 2027 AGM is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of the 60th day prior to the 2027 AGM or the 10th day following the date on which public announcement of the 2027 AGM is made). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws.

Other Business

As of February 26, 2026, we know of no other business that will be presented at the 2026 AGM other than the matters described in this proxy statement. If any additional matters are properly presented at the meeting, we intend to vote the enclosed proxy in accordance with the discretion of the persons named in the proxy.

Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board of Directors,

Dianne B. Ralston

Chief Legal Officer and Secretary

Houston, Texas

February 26, 2026

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Appendix A

Non-GAAP Financial Measures

This proxy statement includes non-GAAP financial measures, including free cash flow, free cash flow margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP financial measures are used by SLB management as performance metrics when determining incentive compensation for our executive officers. Below are reconciliations of these non-GAAP financial measures to the comparable GAAP measures.

Free Cash Flow

Free cash flow represents cash flow from operations less capital expenditures, Asset Performance Solutions (APS) investments, and exploration data costs capitalized. Management believes that free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of SLB’s ability to generate cash. Once business needs and obligations are met, this cash can be used to reinvest in the Company for future growth or to return to shareholders through dividend payments or share repurchases. Free cash flow does not represent the residual cash flow available for discretionary expenditures. Free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations.

	(Stated in millions)
	2025	2024	2023
Cash flow from operations	$6,489	$6,602	$6,637
Capital expenditures	(1,694)	(1,931)	(1,939)
APS investments	(428)	(483)	(507)
Exploration data capitalized	(252)	(198)	(153)
Free cash flow	$4,115	$3,990	$4,038

Free Cash Flow Margin

Free cash flow margin is calculated as free cash flow divided by revenue. Free cash flow margin measures how efficiently SLB converts revenue into free cash flow, and is an indicator of capital efficiency. For the three-year period from January 1, 2023 through December 31, 2025, free cash flow margin of 11.6% was calculated based on SLB’s cumulative, three-year free cash flow of $12.1 billion (reflected in the table above), divided by SLB’s cumulative, three-year revenue of $105.132 billion (comprising $35.708 billion for 2025, $36.289 billion for 2024, and $33.135 billion for 2023).

Adjusted EBITDA

Adjusted EBITDA represents income before taxes, excluding charges and credits, depreciation and amortization, interest expense, and interest income. Management believes that adjusted EBITDA is an important profitability measure for SLB and that it provides useful perspective on SLB’s underlying business results and operating trends, and a means to evaluate SLB’s operations period over period. Adjusted EBITDA is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

	(Stated in millions)
	2025	2024	2023	2022	2021
Net income attributable to SLB	$3,374	$4,461	$4,203	$3,441	$1,881
Net income attributable to noncontrolling interests	77	118	72	51	47
Tax expense	840	1,094	1,007	779	446
Income before taxes	$4,291	$5,672	$5,282	$4,271	$2,374
Charges & credits (details below)	1,107	541	110	(347)	(65)
Depreciation and amortization	2,643	2,519	2,312	2,147	2,120
Interest expense	558	512	503	490	529
Interest income	(136)	(174)	(100)	(99)	(33)
Adjusted EBITDA	$8,463	$9,070	$8,107	$6,462	$4,925

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Adjusted EBITDA Margin

Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue. Full-year 2025 adjusted EBITDA margin of 23.7% was calculated based on adjusted EBITDA of $8.463 billion divided by revenue of $35.708 billion. Full-year 2024 adjusted EBITDA margin of 25.0% was calculated based on adjusted EBITDA of $9.070 billion divided by revenue of $36.289 billion.

Charges & Credits

	(Stated in millions)
	2025	2024	2023	2022	2021
Workforce reductions	$407	$237	$—	$—	$—
Goodwill impairment	210	—	—	—	—
Amortization of inventory purchase accounting adjustment	166	43	11	—	—
Merger & integration	302	123	45	—	—
Other restructuring	50	—	—	—	—
Gain on sale of Palliser APS project	(149)	—	—	—	—
Asset impairments	121	162	—	—	—
Gain on sale of investment	—	(24)	—	—	—
Argentina devaluation	—	—	90	—	—
Gain on sale of Liberty shares	—	—	(36)	(325)	(28)
Gain on Arabian Drilling Company equity investment	—	—	—	(107)	—
Repurchase of bonds	—	—	—	(11)	—
Loss on Blue Chip Swap transactions	—	—	—	(139)	—
Gain on sale of real estate	—	—	—	(43)	—
Loss on early repayment of bonds	—	—	—	—	10
Unrealized gain on marketable securities	—	—	—	—	(47)
Total Charges & (Credits)	$1,107	$541	$110	$(347)	$(65)

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Appendix B

[As proposed to be amended April 8, 2026. Deletions are marked as stricken text and additions are marked with a double underline.]

SLB 2017 Omnibus Stock Incentive Plan

[As amended and restated effective January 22, 2026 ~~21, 2021~~.]

1.	Objectives

This 2017 SLB ~~Schlumberger~~ Omnibus Stock Incentive Plan (this “Plan”) was adopted by SLB ~~Schlumberger~~ Limited (the “Company”) in order to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered particularly valuable, to encourage the sense of proprietorship of such persons and to promote the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

2.	Definitions

As used herein, the terms set forth below have the following respective meanings:

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable of an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement will be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Board” means the board of directors of the Company.

“Cash Award” means an Award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Dividend Equivalents” means, with respect to a Stock Award an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of unrestricted shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.

“Fair Market Value” means, with respect to a share of Common Stock on a particular date, the mean between the highest and lowest composite sales price per share of the Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for that date, or, if there has been no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the shares of Common Stock were traded will be the Fair Market Value.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Non-Qualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price, which is either an Incentive Option or a Non-Qualified Option.

“Participant” means an Employee to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals.

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“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award will be earned.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued) no longer restricted or subject to forfeiture provisions.

“Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including Restricted Stock or Restricted Stock Units, and which may be structured in the form of a Performance Award. For the avoidance of doubt, a Stock Award does not include an Option or SAR.

“Subsidiary” means (i) in the case of a corporation, a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3.	Eligibility

All Employees of the Company or a Subsidiary are eligible for Awards under this Plan in the sole discretion of the Committee. No director of the Company who is not also an employee is eligible to participate in the Plan, nor is any employee who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

4.	Common Stock Available for Awards

Subject to the provisions of paragraph 13 hereof, there will be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 105 ~~65~~ million shares of Common Stock. In the sole discretion of the Committee, 105 ~~65~~ million shares of Common Stock may be granted as Incentive Options.

(a)	In connection with the granting of an Award, the number of shares of Common Stock available for issuance under this Plan will be reduced by the number of shares of Common Stock in respect of which the Option or Award is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Common Stock available for issuance under this Plan will be reduced by the full number of SARs granted, and the number of shares of Common Stock available for issuance under this Plan will not thereafter be increased upon the exercise of the SARs and settlement in shares of Common Stock, even if the actual number of shares of Common Stock delivered in settlement of the SARs is less than the full number of SARs exercised. However, Awards that by their terms do not permit settlement in shares of Common Stock will not reduce the number of shares of Common Stock available for issuance under this Plan.
(b)	Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Option or SAR under this Plan will not be added back to the number of shares of Common Stock available for issuance under this Plan.
(c)	Whenever any outstanding Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan will be increased by the number of shares of Common Stock allocable to the expired, forfeited, cancelled or otherwise terminated Award (or portion thereof). To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards will not be counted as shares delivered under this Plan.
(d)	Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity will not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies.
(e)	Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock.

B-2	2026 Proxy Statement

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Consistent with the requirements specified above in this paragraph 4, the Committee may from time to time adopt and observe such procedures concerning the counting of shares against this Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Committee and the appropriate officers of the Company are authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5.	Administration

(a)	Authority of the Committee. This Plan shall be administered by the Committee, or its executive management delegate, including the Company’s Stock Incentive Plan Committee, which shall have the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described in this Plan):

•	to select the Employees to be granted Awards under this Plan;
•	to determine the terms of Awards to be made to each Participant;
•	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;
•	to establish objectives and conditions for earning Awards;
•	to determine the terms and conditions of Award Agreements (which may not be inconsistent with this Plan) and which parties must sign each Award Agreement;
•	to determine whether the conditions for earning an Award have been met and whether a Performance Award will be paid at the end of an applicable performance period;
•	except as otherwise provided in paragraphs 7(a) and 11, to modify the terms of Awards made under this Plan;
•	to determine if, when and under what conditions payment of all or any part of an Award may be deferred;
•	to determine whether the amount or payment of an Award should be reduced, forfeited or eliminated; and
•	to determine the guidelines and/or procedures for the payment or exercise of Awards.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further Plan purposes or so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of a stock exchange on which the Common Stock is traded, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement, provided that no such action will be taken absent stockholder approval to the extent required under Section 11. Any decision of the Committee in the interpretation and administration of this Plan will lie within its sole discretion and will be final, conclusive and binding on all parties concerned. All decisions and selections made by the Committee pursuant to the provisions of the Plan will be made by a majority of its members unless subject to the Committee’s delegation of authority pursuant to paragraph 6 herein.

(b)	Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 6 of this Plan will be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
(c)	Prohibition on Repricing of Awards. Other than in connection with a change in the Company’s capitalization (as described in Section 13), the Company will not, without stockholder approval, (i) reduce the exercise price of outstanding Options or SARs or (ii) cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash or other Awards when the exercise price of the original Options or SARs exceeds the Fair Market Value of a share of Common Stock, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of Common Stock are listed or (iv) permit the grant of any Options or SARs that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Participant upon exercise of the original Option or SAR.

6.	Delegation of Authority

Except with respect to matters related to Awards to executive officers, the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company or to such other committee of the Board or the Company, including the Stock Incentive Plan Committee, its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

7.	Awards

(a)	The Committee will determine the type or types of Awards to be made under this Plan and will designate from time to time the Participants who are to be the recipients of such Awards. Each Award will be embodied in an Award Agreement, which will contain such terms, conditions and limitations as will be determined by the Committee in its sole discretion. Awards may consist of those listed in this paragraph 7(a) and may be granted singly, in combination or in tandem. Subject to Section 5(c), Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company

2026 Proxy Statement	B-3

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or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific Performance Goals. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards will be treated as set forth in the applicable Award Agreement. Any Award under the Plan will have a minimum vesting or Restriction Period of one year from the date of grant, provided that up to 5% of the total shares of Common Stock reserved for issuance pursuant to the Plan may be issued without regard to this minimum vesting condition. Subject to the provisions below applicable to each type of Award, the terms, conditions and limitations applicable to any Awards will be determined by the Committee.

(i)	Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Non-Qualified Option and will be designated accordingly at the time of grant. The price at which shares of Common Stock may be purchased upon the exercise of an Option will be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option will not exceed ten years from the date of grant.
(ii)	Stock Appreciation Right. An Award may be in the form of a Stock Appreciation Right. The strike price for a Stock Appreciation Right will not be less than the Fair Market Value of the Common Stock on the date on which the Stock Appreciation Right is granted. The term of a Stock Appreciation Right will not exceed ten years from the date of grant.
(iii)	Stock Award. An Award may be in the form of a Stock Award.
(iv)	Cash Awards. An Award may be in the form of a Cash Award.
(v)	Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. Any Stock Award which is a Performance Award will have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change of control or other specified events involving the Company, or upon a termination of employment by reason of death, disability or retirement, or termination of service subject to the limitations specified below. The Committee will set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised. Such Performance Goals may be based on one or more business criteria selected by the Committee that apply to a Participant, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal need not be the same for each Participant.

(b)	The Committee will adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Awards will be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

8.	Award Payment; Dividends; Substitution; Fractional Shares

(a)	General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee will determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the right to receive such shares will be evidenced by book entry registration or in such other manner as the Committee may determine. Any statement of ownership evidencing such Restricted Stock will contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.
(b)	Dividends and Interest. No dividends or Dividend Equivalents may be paid in respect of an Award of Options or SARs, or prior to the vesting of any Stock Award.
(c)	Fractional Shares. No fractional shares will be issued or delivered pursuant to any Award under this Plan. The Committee will determine whether cash, Awards or other property will be issued or paid in lieu of fractional shares, or whether fractional shares or any rights thereto will be forfeited or otherwise eliminated.

9.	Stock Option Exercise

The price at which shares of Common Stock may be purchased under an Option will be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares either by means of tendering Common Stock or by authorizing the Company to withhold a number of shares of Common Stock otherwise deliverable on the exercise of the Option, in either case valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, will determine acceptable methods for Participants to tender Common Stock or other Awards. In accordance with the rules and procedures established by the Committee for this purpose and subject to applicable law, Options may also be exercised through “cashless exercise” procedures approved by the Committee involving a broker or dealer approved by the Committee.

B-4	2026 Proxy Statement

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10.	Taxes

The Company will have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by (i) the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award or (ii) withholding from the shares otherwise deliverable under the Award, in either case with respect to which withholding is required, up to the maximum tax rate applicable to the Participant, as determined by the Committee. If shares of Common Stock are used to satisfy tax withholding, such shares will be valued based on the Fair Market Value when the tax withholding is required to be made.

11.	Amendment, Modification, Suspension or Termination

The Board or the Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant will be made without the consent of such Participant and (ii) no amendment or alteration will be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of any exchange on which the Common Stock is listed. Notwithstanding the foregoing, no amendment may cause an Option or SAR to be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in the Company’s capitalization as provided in paragraph 13), if the effect of such amendment would be to reduce the exercise price for the shares underlying such Option or SAR.

12.	Assignability

Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan will be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 12 will be null and void.

13.	Adjustments

(a)	The existence of this Plan and Awards granted hereunder will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b)	Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to Awards granted hereunder.
(c)	The shares of Common Stock with respect to which Awards may be granted hereunder are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company or a subsidiary of all of the shares of Common Stock which are subject to the Awards or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, the number of shares of Common Stock subject to the Plan, as well as the Stock-based Awards Limitations described in paragraph 7(c) hereof, shall be proportionately adjusted and the number of shares of Common Stock with respect to which outstanding Awards or other property subject to an outstanding Award granted hereunder shall:
(i)	in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of Common Stock will be proportionately reduced; and
(ii)	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of Common Stock will be proportionately increased.
(d)	In the event of a corporate merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award, or (iii) to cancel any such Awards and to deliver to the Participants

2026 Proxy Statement	B-5

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cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of a share of Common Stock on such date over the exercise price of such Award (for the avoidance of doubt, if such exercise price is greater than the Fair Market Value of a share of Common Stock on such date, the Option or Stock Appreciation Right may be canceled for no consideration).

(e)	Notwithstanding the foregoing: (i) any adjustments made pursuant to paragraph 13 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to Section 409A; (ii) any adjustments made pursuant to paragraph 13 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) do not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to paragraph 13 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto as of the date of grant.

14.	Restrictions

No Common Stock or other form of payment will be issued with respect to any Award unless the Company is satisfied based on the advice of its counsel that such issuance will be in compliance with including, but not limited to, applicable federal and state securities laws. The Participant shall not exercise or settle any Award granted hereunder, and the Company or any Subsidiary will not be obligated to issue any shares of Common Stock or make any payments under any such Award, if the exercise thereof or if the issuance of such shares of Common Stock or if the payment made constitutes a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority or any securities exchange on which the Common Stock is listed. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

15.	Unfunded Plan

Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan will be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will this Plan be construed as providing for such segregation, nor will the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan will be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee will be required to give any security or bond for the performance of any obligation that may be created by this Plan.

16.	Section 409A

This Plan is intended to provide compensation which is exempt from or which complies with Section 409A, and ambiguous provisions, if any, shall be construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. This Plan shall not be amended in a manner that would cause the Plan or any amounts payable under the Plan to fail to comply with the requirements of Section 409A, to the extent applicable, and, further, the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Plan. The Company shall neither cause nor permit any payment, benefit or consideration to be substituted for a benefit that is payable under this Plan if such action would result in the failure of any amount that is subject to Section 409A to comply with the applicable requirements of Section 409A. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

Notwithstanding any provision of this Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise excluded under Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of the Participant’s death.

B-6	2026 Proxy Statement

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17.	Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Texas.

18.	No Right to Employment

Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary.

19.	Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20.	Tax Consequences

Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify a Performance Award for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment (e.g. under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or unavoidable tax treatment. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Performance Awards under this Plan.

21.	Non-United States Participants

The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, the Code, any securities law, any governing statute, or any other applicable law.

22.	Effectiveness

This Plan was originally approved by the Board effective January 19, 2017, and was approved by the stockholders of the Company on April 5, 2017. This Plan was thereafter amended and restated by the Committee effective July 19, 2017. This Plan was thereafter amended and restated by the Board effective January 21, 2021, and was approved by the stockholders of the Company on April 7, 2021. This amendment and restatement was approved by the Board on January 22, 2026 ~~21, 2021~~ and will become effective as of January 22, 2026 ~~21, 2021~~, subject to its approval by the stockholders of the Company at the next annual general meeting of stockholders. This Plan shall continue in effect for a term of ten years after the date on which the stockholders of the Company approve this Plan, as amended and restated, unless sooner terminated by action of the Board.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on the date first written above.

SLB ~~SCHLUMBERGER~~ LIMITED

By: /s/ Olivier Le Peuch

Olivier Le Peuch

Title: Chief Executive Officer

2026 Proxy Statement	B-7

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SLB Limited

5599 San Felipe
Houston, Texas 77056
U.S.

42 Rue Saint-Dominique
75007 Paris
France

Parkstraat 83
2514 JG The Hague
The Netherlands

slb.com

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P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

SLB N.V.

Annual General Meeting of Shareholders

For Shareholders as of February 11, 2026

Wednesday, April 8, 2026 9:00 AM, Atlantic Standard Time

YOUR VOTE IS IMPORTANT!

Internet:
www.proxypush.com/SLB
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-240-5191
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bryan Galloway, Sean Pinckney, and Mohammed Zouini and each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on this ballot and in their discretion upon any other matters that may properly come before the Annual General Meeting of Shareholders, all of the shares of Common Stock of SLB Limited (SLB N.V.) that the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at Curaçao Marriott Beach Resort, John F Kennedy Boulevard, 3, Piscadera Bay on April 8, 2026, at 9:00 a.m. Curaçao time, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2, 3, 4 AND 5.

All votes must be received by 11:59 p.m. Eastern Time, April 7, 2026. All votes for Sensia 401(k) participants must be received by 5:00 p.m., Eastern Time, April 7, 2026.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

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SLB N.V. Annual General Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR THE DIRECTOR NOMINEES IN PROPOSAL 1
FOR PROPOSALS 2, 3, 4 AND 5

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors	FOR	AGAINST	ABSTAIN	
	1.01 Peter Coleman	☐	☐	☐	FOR
	1.02 Patrick de La Chevardière	☐	☐	☐	FOR
	1.03 Miguel Galuccio	☐	☐	☐	FOR
	1.04 Jim Hackett	☐	☐	☐	FOR
	1.05 Olivier Le Peuch	☐	☐	☐	FOR
	1.06 Samuel Leupold	☐	☐	☐	FOR
	1.07 Maria Moraeus Hanssen	☐	☐	☐	FOR
	1.08 Vanitha Narayanan	☐	☐	☐	FOR
	1.09 Jeff Sheets	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	Advisory approval of our executive compensation.	☐	☐	☐	FOR
3.	Approval of our consolidated balance sheet at December 31, 2025; our consolidated statement of income for the year ended December 31, 2025; and the declarations of dividends by our Board of Directors in 2025, as reflected in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.	☐	☐	☐	FOR
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2026.	☐	☐	☐	FOR
5.	Approval of an amendment and restatement of the 2017 SLB Omnibus Stock Incentive Plan.	☐	☐	☐	FOR
	Note: Such other business as may properly come before the meeting or any adjournment thereof.				

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date